UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Monsanto Company
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Notice of Annual Meeting
of Shareowners and
2012 Proxy Statement

December 10, 2012

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Phone (314) 694-1000
http://www.monsanto.com

December 10, 2012

You are cordially invited to attend our annual meeting of shareowners on January 31, 2013. We will hold the meeting at 1:30 p.m. Central Standard Time in “A” Building at our Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis County, Missouri. A map with directions to our Creve Coeur Campus can be found near the end of the proxy statement on page E-1.

In connection with the meeting, we have prepared a notice of the meeting, a proxy statement, and our 2012 annual report to shareowners, which provides detailed information relating to our activities and operating performance. On or about December 10, 2012, we mailed to our shareowners a Notice containing instructions on how to access these materials online. We believe electronic delivery will expedite the receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials.

If you receive a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials. If you have received paper copies of these materials, a proxy card will also be enclosed.

Whether or not you plan to attend the annual meeting of shareowners, we encourage you to vote your shares.

You may vote:

  via Internet;
  by telephone;
  by mail; or
  in person at the meeting.

If you plan to attend the annual meeting in person, you must provide proof of share ownership, such as an account statement, and a form of personal identification in order to be admitted to the meeting.

We will make available an alphabetical list of shareowners entitled to vote at the meeting for examination by any shareowner of record as of the close of business on December 3, 2012 during our ordinary business hours at our Shareowner Services Department, located in “E” Building at our Creve Coeur Campus, from January 21, 2013 until the meeting.

On behalf of the entire board of directors, we look forward to seeing you at the meeting.

Sincerely,

Hugh Grant
Chairman of the Board of Directors
and Chief Executive Officer

2012 PROXY STATEMENT	MONSANTO COMPANY	i

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Phone (314) 694-1000
http://www.monsanto.com

NOTICE OF

ANNUAL MEETING OF SHAREOWNERS

JANUARY 31, 2013

The annual meeting of shareowners of Monsanto Company will be held in “A” Building at our Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis County, Missouri, on Thursday, January 31, 2013, at 1:30 p.m. Central Standard Time for the following purposes:

1.	To elect the four directors named in the proxy statement to serve until our 2016 annual meeting;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013;

3.	To approve, by non-binding vote, executive compensation;

4.	To approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to declassify the Board;

5.	To vote on a shareowner proposal described in the attached proxy statement, if properly presented at the meeting; and

6.	To transact such other business as may properly come before the meeting.

By Order of the Board of Directors,

MONSANTO COMPANY

David F. Snively
Secretary
St. Louis, Missouri
December 10, 2012

IMPORTANT NOTICE Please Vote Your Shares Promptly

ii	MONSANTO COMPANY	2012 PROXY STATEMENT

Table of Contents to the Proxy Statement

General Information	1
Questions and Answers about the Annual Meeting and Voting	1
Caution Regarding Forward-Looking Statements	5
Corporate Governance and Ethics	6
Board of Directors’ Charter and Committee Charters	6
Director Independence	8
Board Leadership Structure	9
Board Role in Risk Oversight and Assessment	9
Related Person Transactions Policy	10
Other Policies and Practices That Guide and Govern Our Actions	11
Shareowner Communication with our Board of Directors	12
Information Regarding Board of Directors	13
Nominees for Director Whose Terms Would Expire at the 2016 Annual Meeting	13
Directors Whose Terms Expire at the 2014 Annual Meeting	15
Directors Whose Terms Expire at the 2015 Annual Meeting	16
Board Meetings and Committees	18
Board Committee Membership	19
Executive Committee	19
Audit and Finance Committee	19
Nominating and Corporate Governance Committee	20
People and Compensation Committee	20
Compensation Committee Interlocks and Insider Participation	21
Science and Technology Committee	21
Sustainability and Corporate Responsibility Committee	21
Compensation of Directors	21
Director Compensation Table	24
Stock Ownership of Management and Certain Beneficial Owners	25
Section 16(a) Beneficial Ownership Reporting Compliance	26
Proxy Item No. 1: Election of Directors	26
Report of the Audit and Finance Committee	26
Proxy Item No. 2: Ratification of Independent Registered Public Accounting Firm	28
Report of the People and Compensation Committee	29
Executive Compensation	30
Compensation Discussion and Analysis	30
Executive Summary	30
Overview of Our Executive Compensation Program	34
Detailed Information About Our Executive Compensation Program	37
Our Fiscal 2013 Executive Compensation Program	44
Setting Executive Compensation	44
Other Arrangements and Policies Related to Our Executive Compensation Program	47

2012 PROXY STATEMENT	MONSANTO COMPANY	iii

	Summary Compensation Table	49
	Grants of Plan-Based Awards Table	51
	Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables	52
	Outstanding Equity Awards at Fiscal Year-End Table	57
	Option Exercises and Stock Vested Table	59
	Pension Benefits	59
	Non-Qualified Deferred Compensation	63
	Potential Payments Upon Termination or Change of Control	65
Equity Compensation Plan Table		70
Proxy Item No. 3: Advisory (Non-binding) Vote Approving Executive Compensation		71
Proxy Item No. 4: Proposal to Amend the Amended and Restated Certificate of Incorporation of the Company
	to Declassify the Board	72
Proxy Item No. 5: Shareowner Proposal		74
Other Matters		77
	Shareowner Proposals for 2014 Annual Meeting	77
	Other Information	78

Appendices

APPENDIX A	Board of Directors Independence Standards	A-1
APPENDIX B	Desirable Characteristics of Directors	B-1
APPENDIX C	Reconciliation of Non-GAAP Financial Measures	C-1
APPENDIX D	Proposed Amendment to Certificate of Incorporation	D-1
APPENDIX E	Map	E-1

iv	MONSANTO COMPANY	2012 PROXY STATEMENT

PROXY STATEMENT

General Information

Our board of directors is soliciting proxies from our shareowners in connection with our annual meeting of shareowners to be held on Thursday, January 31, 2013, and at any and all adjournments or postponements thereof. No business can be conducted at the annual meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. As far as we know, the only matters to be brought before the annual meeting are those referred to in this proxy statement. If any additional matters are presented at the annual meeting, the persons named as proxies may vote your shares in their discretion.

This proxy statement and our 2012 Annual Report are first being mailed to shareowners who requested paper copies, or made available on our website at http://www.monsanto.com/investors/Pages/annual-report.aspx, on December 10, 2012. Information on our website does not constitute part of this proxy statement.

Unless otherwise noted, the information in this proxy statement covers our 2012 fiscal year (or “fiscal 2012”), which ran from September 1, 2011 through August 31, 2012, and in some cases our 2011 fiscal year (or “fiscal 2011”), which ran from September 1, 2010 through August 31, 2011, and our 2010 fiscal year (or “fiscal 2010”), which ran from September 1, 2009 through August 31, 2010. The term “Former Monsanto” in this proxy statement refers to a corporation that was then known as Monsanto Company that operated, among other businesses, an agricultural products division. Former Monsanto is now known as Pharmacia Corporation and is a wholly owned subsidiary of Pfizer Inc. Former Monsanto transferred its agricultural products division to us in September 2000.

Questions and Answers about the Annual Meeting and Voting

When and where is the annual meeting?
When:	Thursday, January 31, 2013, at 1:30 p.m. Central Standard Time

Where:	“A” Building at our Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167. A map with directions to the meeting can be found near the back of the proxy statement on page E-1.

Who is entitled to vote at the meeting?
You are entitled to vote at the meeting if you owned Monsanto shares (directly or in “street name,” as defined below) as of the close of business on December 3, 2012, the record date for the meeting. On that date, ________________ shares of our common stock were outstanding and entitled to vote and no shares of our preferred stock were outstanding. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote; there is no cumulative voting with respect to any proposal.

What do I need to do if I plan to attend the meeting in person?
If you plan to attend the annual meeting in person, you must provide proof of your ownership of our common stock as of the record date, such as an account statement, and a form of personal identification for admission to the meeting.

If you hold your shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

2012 PROXY STATEMENT	MONSANTO COMPANY	1

What is the difference between holding shares directly as a shareowner of record and holding shares in “street name” at a bank or broker?
Most of our shareowners hold their shares directly through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are differences between shares held of record and those held in “street name.”

Shareowner of Record. If your shares are registered directly in your name with our transfer agent, you are considered the shareowner of record with respect to those shares, and a Notice containing instructions on how to access our proxy statement and annual report online was sent directly to you. As the shareowner of record, you have the right to vote your shares as described herein.

“Street Name” Shareowner. If your shares are held by a bank or broker as your nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice containing instructions on how to access our proxy statement and annual report online was forwarded to you by your bank or broker who is considered the shareowner of record with respect to those shares. Your bank or broker will send you, as the beneficial owner, a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or broker to vote your shares. You are also invited to attend the annual meeting.

What matters am I being asked to vote on at the meeting and what vote is required to approve each matter?
You are being asked to vote on five proposals. Proposal 1 requests election of directors. Because this election is not a contested election, each director will be elected by the vote of the majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any votes withheld by brokers in the absence of instructions from street-name holders (“broker non-votes”).

The affirmative vote of a majority of the votes cast is required to: ratify the appointment of our independent registered public accounting firm (Proposal 2); approve, by non-binding vote, executive compensation (Proposal 3); and to approve the shareowner proposal (Proposal 5). Abstentions and broker non-votes will therefore have no effect on Proposals 2, 3, and 5 under our company’s bylaws.

Under the Certificate of Incorporation and the Bylaws, approval of the proposed amendment to the Certificate of Incorporation to declassify the board (Proposal 4) must be approved by the affirmative vote of the holders of at least 70% of the voting power of the outstanding shares of common stock of the company entitled to vote generally in the election of directors, voting together as a single class. Accordingly, Proposal 4 will be approved upon the affirmative vote of the holders of 70% of our outstanding common stock. Abstentions and broker non-votes will therefore have the same effect as an “against” vote with respect to Proposal 4.

Although the advisory vote on Proposal 3 is non-binding, as provided by law, our board will review the results of the vote and, consistent with our record of shareowner engagement, will take it into account in making a determination concerning executive compensation.

Who counts the votes?
We have engaged Broadridge Financial Solutions, Inc. as our independent agent to receive and tabulate shareowner votes. Broadridge will separately tabulate “for”, “against” and “withhold” votes, abstentions and broker non-votes. We have also retained an independent election inspector to certify the results, determine the existence of a quorum and the validity of proxies and ballots, and perform any other acts required under the General Corporation Law of Delaware.

2	MONSANTO COMPANY	2012 PROXY STATEMENT

How can I vote?
Most shareowners can vote in one of four ways:

  over the Internet at www.proxyvote.com;
  using a toll-free telephone number 1-800-690-6903;
  completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided (if you received paper copies of the proxy materials); or
  in person at the meeting.

The telephone and Internet voting facilities for shareowners of record, but not including shares held in our Savings and Investment Plan (“SIP”) (which are described below), will close at 11:59 p.m. Eastern Standard Time on January 30, 2013. The Internet and telephone voting procedures are designed to authenticate shareowners by use of a control number and to allow you to confirm that your instructions have been properly recorded.

If you hold your shares in street name, your bank or broker will send you a separate package describing the procedures and options for voting your shares. Please read the voting instructions on the Notice or proxy card or the information sent by your broker or bank.

What does it mean to give a proxy?
Your properly completed proxy/voting instruction card will appoint Hugh Grant and David F. Snively as proxy holders or your representatives, or The Northern Trust Company (“Northern”) as trustee of our SIP, as the case may be, to vote your shares in the manner directed therein by you. Mr. Grant is our chairman of the board and chief executive officer. Mr. Snively is our executive vice president, secretary and general counsel. If you hold shares in the SIP, your proxy permits you to direct the proxy holders or to instruct Northern, as the case may be, to vote “for,” “against,” or “abstain” from the nominees for director and Proposals 2, 3, 4, and 5.

All of your shares entitled to vote and represented by a properly completed proxy or voting instruction received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

What happens if I sign, date and return my proxy or voting instruction card but do not specify how I want my shares voted on one of the proposals?
Your proxy will be counted as a vote “for” all of the nominees for directors, “for” Proposals 2, 3, and 4, and “against” Proposal 5.

What happens if I do not return a proxy card?
Shareowner of Record: Your shares will not be voted if you do not return a proxy card.

“Street Name” Shareowner: Your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. We believe that under NYSE rules your broker or nominee has discretion to vote your shares on routine matters such as the ratification of our independent registered public accounting firm. However, your broker or nominee does not have discretion to vote your shares on non-routine matters such as the election of directors and Proposals 3, 4, and 5.

Can I change my vote before the meeting?
Except as discussed below with respect to voting instructions for shares held in our Savings and Investment Plan, you can change your vote at any time before your proxy is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote), by revoking your proxy by written notice to the Secretary of Monsanto, or by voting at the meeting. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person.

Voting instructions with respect to shares held in our Savings and Investment Plan cannot be revoked or changed after 5:00 p.m. Eastern Standard Time on January 25, 2013.

If you are a Street Name Shareowner, please refer to the information forwarded by your bank or broker for procedures on changing your voting instructions.

How can I get assistance in voting my shares?
To get help in voting your shares, please contact Morrow & Co., LLC toll-free within the United States at (800) 607-0088 and at (203) 658-9400 outside of the U.S.

2012 PROXY STATEMENT	MONSANTO COMPANY	3

Why haven’t I received a printed copy of the proxy statement or annual report?
This year we again have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareowners’ receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On or about December 10, 2012, we mailed to our shareowners a Notice containing instructions on how to access our proxy statement and annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.

Is the proxy statement available on the Internet?
Yes. As described in the prior question, most shareowners will receive the proxy statement online. If you received a paper copy, you can also view these documents on the Internet by accessing our website at http://www.monsanto.com/investors/Pages/annual-report.aspx. You can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies by mail by following the instructions set forth on your proxy card.

Who is paying for the cost of this proxy solicitation?
We will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Our directors, officers or employees may solicit proxies on our behalf. We have engaged Morrow & Co., LLC to assist us in the solicitation of proxies. We expect to pay Morrow approximately $11,000 for these services plus expenses. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of our stock and obtaining their proxies.

What if I participate in the Monsanto Savings and Investment Plan?
If you participate in a Monsanto stock fund under our Savings and Investment Plan and had shares of our common stock associated with your account on the record date of December 3, 2012, you will receive an electronic notice unless you opted to receive paper copies of the proxy materials. The electronic notice will contain voting instructions with respect to all shares registered in the same name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate electronic notice with respect to the shares associated with your Savings and Investment Plan account.

Shares of common stock in our Savings and Investment Plan will be voted by Northern as trustee of the plan. Plan participants in a Monsanto stock fund should indicate their voting instructions to Northern by using the toll-free telephone number, indicating their instructions over the Internet or submitting an executed proxy card.

Voting instructions regarding plan shares must be received by 5:00 p.m. Eastern Standard Time on January 25, 2013, and all telephone and Internet voting facilities with respect to plan shares will close at that time. You can revoke your voting instructions with respect to shares held in our Savings and Investment Plan prior to such time by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to Northern.

All voting instructions from plan participants will be kept confidential. If a participant does not timely submit voting instructions, the shares allocated to such participant, together with unallocated shares, will be voted in accordance with the pro-rata vote of the participants who did provide instructions.

4	MONSANTO COMPANY	2012 PROXY STATEMENT

Caution Regarding Forward-Looking Statements

In this proxy statement, and from time to time throughout the year, we share certain expectations for our company’s future performance. These forward-looking statements include statements about our business plans; the potential development, regulatory approval, and public acceptance of our products; our expected financial performance, including sales performance, and the anticipated effect of our strategic actions; the anticipated benefits of recent acquisitions; the outcome of contingencies, such as litigation and the previously announced SEC investigation; domestic or international economic, political and market conditions; and other factors that could affect our future results of operations or financial position, including, without limitation, statements under the caption “Executive Compensation — Compensation Discussion and Analysis.” Any statements we make that are not matters of current reportage or historical fact should be considered forward-looking. Such statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” and similar expressions. By their nature, these types of statements are uncertain and are not guarantees of our future performance.

Our forward-looking statements represent our estimates and expectations at the time that we make them. However, circumstances change constantly, often unpredictably, and investors should not place undue reliance on these statements. Many events beyond our control will determine whether our expectations will be realized. We disclaim any current intention or obligation to revise or update any forward-looking statements, or the factors that may affect their realization, whether in light of new information, future events or otherwise, and investors should not rely on us to do so. In the interests of our investors, and in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Part I. Item 1A. Risk Factors in our most recent Form 10-K report filed with the SEC explains some of the important reasons that actual results may be materially different from those that we anticipate.

2012 PROXY STATEMENT	MONSANTO COMPANY	5

Corporate Governance and Ethics

Our company is committed to the values of effective corporate governance and high ethical standards. Our board believes that these values are conducive to long-term performance and reevaluates our policies on an ongoing basis to ensure they sufficiently meet our company’s needs. Listed below are some of the significant corporate governance practices and policies we have adopted.

  Majority voting in director elections. Each of our director-nominees has submitted an irrevocable contingent resignation that becomes effective if he or she is not elected by a majority of the votes cast by shareowners and our board of directors accepts the resignation. If a director-nominee is not elected by a majority of the votes cast, our nominating and corporate governance committee will consider the director’s resignation and recommend to our board of directors whether to accept or reject the resignation. Our board of directors will then publicly disclose its decision and the rationale behind its decision as soon as practicable, but no later than 90 days, after the election results are certified.
  Lead Director. Our bylaws establish the role of an independent lead director who is elected by the independent directors. More information about the role of the lead director and our board structure may be found below in this section.
  Related Person Transactions Policy. Our nominating and corporate governance committee is responsible for approving or ratifying transactions involving our company and related persons and determining if the transaction is in, or not inconsistent with, the best interests of our company and our shareowners. More information about our Related Person Transactions Policy may be found below in this section.
  Executive Sessions. Our board meets regularly in executive sessions without the presence of management, including our Chairman. These sessions are led by our lead director, as described further below in this section.
  Shareowner Rights Policy. We do not have a shareowner rights plan and are not currently considering adopting one. Our board’s policy is that it will only adopt a shareowner rights plan if either (1) the shareowners approve it or (2) the board makes a determination that it is in the best interests of the shareowners to adopt a shareowner rights plan without the delay that would be required in order to seek shareowner approval.

Additional information is provided below regarding these and certain other key corporate governance and ethics policies that we believe enable us to manage our business in accordance with the highest standards of business practices and in the best interest of our shareowners. Our corporate website includes additional information and copies of these policies, as noted below. Most policies may be found at http://www.monsanto.com/whoweare/Pages/corporate-governance.aspx, along with copies of our certificate of incorporation and bylaws. Note that information on our website does not constitute part of this proxy statement. Hard copies of these documents may be obtained without charge by any shareowner upon request by contacting the Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

Board of Directors’ Charter and Committee Charters

Our board of directors has adopted clear corporate governance policies to assist the board and its committees in the exercise of their responsibilities, several of which are described below. Each of the board committees has a written charter that sets forth the purposes, goals and responsibilities of the committee as well as qualification for committee membership, procedures for committee membership, appointment and removal, committee structure and operations and committee reporting to the full board. The board and committee charters provide our shareowners a transparent view of how our board functions. The charters are found on our website at http://www.monsanto.com/whoweare/Pages/corporate-governance.aspx.

6	MONSANTO COMPANY	2012 PROXY STATEMENT

Composition of the Board of Directors

The number of directors on our board will not be less than five nor more than 20 and is fixed, and may be increased or decreased from time to time by resolution of our board of directors. Currently, the board has fixed the number of directors at eleven members. Our board of directors is divided into three classes, with terms expiring at successive annual meetings. In the case of an appointment of a director or if there is a change in the number of directors, the number of directors in each class will be apportioned as nearly equally as possible. However, we are proposing an amendment to declassify our board of directors as described in Proposal 4: Proposal to Amend the Amended and Restated Certificate of Incorporation of the Company to Declassify the Board.

Nomination of Directors

Our board is responsible for nominating members and filling vacancies on the board that may occur between annual meetings of shareowners, in each case based upon the recommendation of the nominating and corporate governance committee. The committee seeks input from other board members and senior management to identify and evaluate nominees for director. The committee may hire a search firm or other consultant, and has hired a search firm to assist in identifying and evaluating potential candidates for our board. The committee will consider nominees recommended by shareowners for election provided the names of such nominees, accompanied by relevant biographical information, and relevant information about the shareowner submitting the nominee, are provided in writing to our Secretary in accordance with the requirements of our bylaws described below under Other Matters — Shareowner Proposals for 2014 Annual Meeting.

When evaluating potential director candidates, our nominating and corporate governance committee takes into consideration the Desirable Characteristics of Directors in our board charter (see Appendix B), which includes consideration of diversity. The board recognizes the value of diversity and considers how a candidate may contribute to the board in a way that can enhance perspective and judgment through diversity in gender, age, ethnic background, geographic origin, and professional experience. The board reviews its effectiveness in balancing these considerations through ongoing consideration of directors and nominees, as well as the board’s annual self-evaluation process. The nominating and corporate governance committee also considers whether potential director candidates will likely satisfy the independence standards for service on the board, the audit and finance committee, the people and compensation committee and the nominating and corporate governance committee, as set forth in the board charter (see Appendix A).

Director Orientation and Continuing Education

Upon joining the board, directors are provided with an initial orientation about our company, including our business operations, strategy and governance. New directors without previous experience as a director of a public company are expected to enroll in a director education program on corporate governance and director professionalism offered by a nationally-recognized sponsoring organization, or to participate in a comparable director education program offered at another board on which the director serves. The director may satisfy this requirement if he or she participated in a comparable program within two years prior to being elected to our board. We provide our directors with resources and ongoing education opportunities to assist them to remain abreast of developments in corporate governance and critical issues relating to the operation of public company boards. The board also conducts periodic visits to company facilities as part of its regularly scheduled board meetings.

Board Self-Assessments

The board conducts annual self-evaluations to determine whether it and its committees are functioning effectively. As part of the board self-evaluation process, each director also conducts a self-evaluation. The process is designed and overseen by the nominating and corporate governance committee, and the results of the evaluations are reported to the full board.

2012 PROXY STATEMENT	MONSANTO COMPANY	7

Each committee, other than the executive committee, reviews and reassesses the adequacy of its charter annually and recommends any proposed changes. Each committee also annually reviews its own performance and reports the results to the board. The nominating and corporate governance committee oversees and reports annually to the board its assessment of each committee’s performance evaluation process.

Director Independence

Our board charter provides that no more than two board members may be non-independent under the independence criteria set by the NYSE. Under the NYSE listing standards, for a director to be considered independent, the board must affirmatively determine that the director has no direct or indirect material relationship with Monsanto. The board has established independence standards for determining director independence, which conform to the NYSE’s independence criteria. The standards are found in Appendix A.

In determining director independence, the board considered the independence standards and relevant facts and circumstances, including any direct or indirect transactions, relationships and arrangements between a director and Monsanto. Our board considered the following, each of which is within the NYSE’s standards and our independence standards. Our board determined that the directors did not have a material interest in the transactions and that they would not impair each such director’s independent judgment.

  Dr. Chicoine is president of a university to which Monsanto made payments for services and which made payments to Monsanto for products and services in the ordinary course of business and the amount of those payments was below two percent of the annual revenues of each of the university and Monsanto. In addition, the Board also considered grants and gifts, including a gift for a graduate fellowship, to the university which were below two percent of the annual revenues of the university and the fact that Monsanto and the university are both members of certain industry associations.
  Dr. Poste is a director of a company to which Monsanto made payments for certain intellectual property licenses in the ordinary course of business and the amount of those payments was below two percent of the annual revenues of such company.

Based upon these considerations, the board has determined that the following directors are independent: David L. Chicoine, Janice L. Fields, Arthur H. Harper, Laura K. Ipsen, Gwendolyn S. King, C. Steven McMillan, Jon R. Moeller, William U. Parfet, George H. Poste, and Robert J. Stevens. Accordingly, ten of our eleven directors are independent, and each of the following committees of the board is composed solely of independent directors:

  the audit and finance committee;
  the nominating and corporate governance committee;
  the people and compensation committee;
  the science and technology committee; and
  the sustainability and corporate responsibility committee.
Charitable Contributions

Our board is committed to maintaining the independence of our independent directors. In support of this goal, our board implemented a Charitable Contributions Policy. The policy requires that any request by a director that the company make a charitable contribution must be reviewed by the chair of the nominating and corporate governance committee (or the full committee if the committee chair makes such a request) to determine whether the donation would impair the director’s independence.

8	MONSANTO COMPANY	2012 PROXY STATEMENT

Board Leadership Structure

Our board believes that its current leadership structure, in which the roles of chairman and chief executive officer are held by one person, is best for Monsanto and its shareowners at this time. In his dual role, Mr. Grant is able to utilize the in-depth focus and perspective gained in running the company to effectively and efficiently guide our board. He fulfills his responsibilities in chairing the board through close interaction with our lead director, Robert Stevens, who was elected by the independent directors of our board.

The board has structured the role of our independent lead director to strike an appropriate balance to the combined chairman and chief executive officer role and to fulfill the important requirements of independent leadership on the board. As lead director, Mr. Stevens:

  presides at all meetings of the board at which the chairman is not present;
  presides at executive sessions of the independent directors;
  has the authority to call meetings of the board or meetings of the independent directors;
  approves information sent to the board, meeting agendas for the board and meeting schedules to assure that there is sufficient time for discussion of all agenda items;
  serves as the liaison between the chairman and the independent directors;
  is a member of the board’s executive committee;
  is available to consult with the chairman and chief executive officer about the concerns of the board; and
  is available to consult with any of our senior executives as to any concerns that executives might have.

While serving as lead director, Mr. Stevens has overseen the development and implementation of governance practices that support high levels of performance by members of the board. His leadership fosters a board culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support sound decision-making. He encourages communication among the directors, and between management and the board, to facilitate productive working relationships. Working with our chairman and other members of the board, Mr. Stevens also ensures there is an appropriate balance and focus among key board responsibilities such as strategy development, review of operations, risk oversight, and management succession planning.

Further information about board leadership roles, including a comparison of the duties of our chairman and lead director, is available at http://www.monsanto.com/whoweare/Pages/board-of-directors-leadership-roles.aspx.

Shareowners and other interested persons may contact Mr. Stevens directly by mail at the Office of the Lead Director, Monsanto Company, 800 North Lindbergh Boulevard, Mail Stop A3NA, St. Louis, Missouri 63167.

We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the company’s needs.

Board Role in Risk Oversight and Assessment

Our company has an enterprise risk management program overseen by senior management. Enterprise risks are identified and prioritized by management, and each prioritized risk is assigned to a board committee or the full board for oversight. For example, strategic risks are overseen by the full board; financial and business conduct risks are overseen by the audit and finance committee; risks related to the company’s governance structure and from related person transactions are overseen by the nominating and corporate governance committee; scientific risks are overseen by the science and technology committee; reputational and environmental risks are overseen by the sustainability and corporate responsibility committee; and, as further described in the following section, compensation risks are overseen by our people and compensation committee. Management regularly reports on enterprise risks to the relevant committee or the board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the board or relevant committee. We believe that these processes are consistent with, and provide additional support for, the current board leadership structure.

2012 PROXY STATEMENT	MONSANTO COMPANY	9

Compensation-Related Risk

Our company regularly assesses risks related to our compensation programs, including our executive compensation programs, and does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our company. At the people and compensation committee’s direction, management and the committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook & Co.”), provide ongoing information to the committee regarding compensation factors that could mitigate or encourage excessive risk-taking.

In addition, in August 2012, management provided a risk assessment of the company’s compensation programs to the people and compensation committee for its review and consideration, and the committee again solicited input from Cook & Co. In its review, the committee considered the attributes of our compensation programs, including:

  the balance between annual and longer-term performance opportunities, which can reduce the incentive to accelerate or delay performance;
  performance measures tied to key, auditable measures of short-term and long-term performance that motivate sustained performance;
  performance goals set at levels that are sufficiently high to encourage strong performance and support the resulting compensation expense, but within reasonably attainable parameters to discourage pursuit of excessively risky business strategies;
  our people and compensation committee’s ability to consider qualitative performance factors in determining actual compensation payouts;
  reasonable stock ownership guidelines that align executives’ interests with those of our shareowners; and
  our policy on recoupment of performance-based compensation as discussed on page 48.
Related Person Transactions Policy

The board has adopted a written policy regarding the review, approval or ratification of transactions involving certain persons that SEC regulations require to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, 5% or more beneficial owners of our common stock, and each of their immediate family members. Under the written policy, our nominating and corporate governance committee is responsible for reviewing, approving or ratifying any related person transactions. It will approve a transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the company and its shareowners. Following is a description of matters reviewed by the nominating and corporate governance committee under this policy.

In June 2008, the board elected Kerry Preete as an executive officer of the company. William Sherk, Mr. Preete’s brother-in-law, has worked in Former Monsanto’s and our Canadian business since 1999 in various positions. From September 2010 to December 2010 he was the national account manager, from December 2010 to June 2012 he was the crop protection sales manager and since June 2012 has been the crop protection business lead. Mr. Sherk’s compensation has been established in accordance with our ordinary employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities, and he is eligible to participate in our employee benefit programs on the same basis as other similarly situated employees. Further, a procedure has been put in place under which Mr. Begemann, our president and chief commercial officer, has been involved in approving any special pay actions and awards for Mr. Sherk. During fiscal 2012, Mr. Sherk received annual base pay of approximately $133,638. He also received an annual incentive award with respect to the fiscal 2012 performance period of approximately $39,891. These amounts are based on a September 1, 2012 exchange rate. In October 2012, Mr. Sherk was granted 300 stock options and 78 RSUs under our 2005 Long-Term Incentive Plan, as amended and restated as of January 24, 2012, as the long-term incentive component of his compensation.

10	MONSANTO COMPANY	2012 PROXY STATEMENT

Other Policies and Practices That Guide and Govern Our Actions

In addition to our board of directors’ Charter and Related Person Transactions Policy, we have adopted several other policies and practices that guide and govern the manner in which we act, which are described below.

Our Pledge

The Monsanto Pledge is our commitment to how we do business. It is a declaration that compels us to listen more, to consider our actions and their impact broadly, and to lead responsibly. It helps us to convert our values into actions, and to make clear who we are and what we champion. Our Pledge is available on our website at http://www.monsanto.com/whoweare/Pages/monsanto-pledge.aspx. Our annual Corporate Social Responsibility and Sustainability Report, which describes many of the ways in which we have implemented the Pledge, is available on our website at http://www.monsanto.com/whoweare/Pages/corporate-sustainability-report.aspx.

Code of Business Conduct

At Monsanto, we are committed to building relationships based on integrity. Integrity, in alignment with our Pledge, helps us earn and retain the trust of people with whom we do business. Our board has adopted a Code of Business Conduct that applies to our directors, officers and employees. In addition, the Code of Business Conduct applies to all actions taken on our behalf by persons representing our company in matters that may be subject to risk behaviors such as consultants, agents, sales representatives, distributors and independent contractors, who agree not to act inconsistently with these commitments when performing services on our behalf. Our Code of Business Conduct is available on our website at http://www.monsanto.com/whoweare/Pages/business-conduct.aspx.

The Code of Business Conduct is designed to provide guidance on and articulate our commitment to several key matters such as safety and health, protecting the environment, fair dealing, proper stewardship of our products, use of company resources, and accurate communication about our finances and products. It also addresses the many legal and ethical facets of integrity in business dealings with customers, suppliers, investors, the public, governments that regulate us and the communities where we do business. Our Code of Business Conduct has been translated into more than 31 languages and is distributed to our employees, who affirm their commitment to the Code on an annual basis.

Through a board chartered global business conduct office, we implement compliance and ethics initiatives through working groups and dedicated facilitators in each of our global business regions. Employees have access to a guidance line and website operated by an independent service provider that is available worldwide for the receipt of complaints regarding accounting, internal controls and auditing matters, and have in place procedures for the anonymous submission of employee concerns regarding accounting or auditing matters and a policy prohibiting retaliation for good-faith reporting. Employees may submit a complaint or question via a private post office box, an internal toll-free telephone number or a special e-mail mailbox dedicated to business conduct matters.

Financial Governance

We have adopted a code of ethics that applies to our chief executive officer and the senior leadership of our finance department, including our chief financial officer and our controller. As a public company, it is important that our filings with the SEC be accurate and timely. Our Code of Ethics for Chief Executives and Senior Financial Officers is available on our website at http://www.monsanto.com/whoweare/Pages/code-of-ethics.aspx. Our internal audit function maintains important oversight over the key areas of our business and financial processes and controls, and reports regularly to our audit and finance committee.

2012 PROXY STATEMENT	MONSANTO COMPANY	11

Sustainable Yield Commitments

Sustainable agriculture is at the core of our company. We are committed to focus our own efforts and work with others to develop the technologies that enable farmers to produce more crops while conserving more of the natural resources that are essential to their success and the sustainability of the earth. Our long-term goals are to partner with farmers to produce more, conserve more and improve lives. More information regarding our sustainable yield commitments is available on our website at http://www.monsanto.com/whoweare/Pages/our-commitment-to-sustainable-agriculture.aspx.

Human Rights Policy

Our Human Rights Policy was adopted by the board in April 2006. The policy is an important expression of our values as described in the Monsanto Pledge. The policy is one of the ways we hold ourselves accountable and demonstrate our commitment to protect and respect human rights as we conduct our business globally. Monsanto will work to identify and do business with partners who aspire in the conduct of their businesses to ethical standards that are consistent with this policy and will work with those business partners in the spirit of continuous improvement. In the development of our policy there was recognition by both Monsanto business leaders and external stakeholders that the continuous improvement approach to protect, respect and remedy human rights violations would be the most effective and honest model to address these complex and multifaceted issues. Our Human Rights Policy is available on our website at http://www.monsanto.com/whoweare/Pages/human-rights.aspx.

Political Contributions

We are committed to participating constructively in the political process, as we believe participation is essential to our company’s long-term success. Our participation in the political process includes contributions to political candidates in a manner that is compliant with all applicable laws and reporting requirements. We have established effective governance processes including oversight by our sustainability and corporate responsibility committee regarding political contributions made by our company. Please see our website at http://www.monsanto.com/whoweare/Pages/political-disclosures.aspx for more information about the ways in which we participate in the political process.

Shareowner Communication with our Board of Directors

Our board of directors has adopted a policy that provides a process for shareowners to send communications to the board. Shareowners may contact our board or the independent directors of our board through our website at http://www.monsanto.com/whoweare/Pages/ContactOurDirectors.aspx or they may send correspondence to 800 North Lindbergh Boulevard, Mail Stop A3NA, St. Louis, Missouri 63167, c/o David F. Snively, our Corporate Secretary.

12	MONSANTO COMPANY	2012 PROXY STATEMENT

Information Regarding Board of Directors

The ages, principal occupations, directorships held and any other information with respect to our nominees and directors, and the classes into which they have been divided, are shown below as of December 1, 2012.

Nominees for Director Whose Terms Would Expire at the 2016 Annual Meeting

The board has nominated four directors to be elected at the 2013 annual meeting to serve for a three-year term ending with the 2016 annual meeting, or until a successor is elected and has qualified, or his or her earlier death, resignation or removal. Each nominee is currently a director of our company and has agreed to serve if elected.

David L. Chicoine, Ph.D.

Principal Occupation: Professor of Economics and President, South Dakota State University
First Became Director: April 2009
Age: 65

President, South Dakota State University, a land grant research institution, and professor of economics, since 2007; Vice President for Technology and Economic Development, University of Illinois, 2001-2006.

Qualifications: Dr. Chicoine is an economist and an educator whose career has included key roles at public universities. As an expert in agricultural economics, he has a deep understanding of the economic factors that shape our industry on a national and global basis. As president of a large university, his responsibilities include executive management, public policy development and research support, including technology commercialization. This experience has supported his ability to provide financial and strategic planning perspectives in his board service, and enhanced his contributions on our science and technology committee and our sustainability and corporate responsibility committee.

Arthur H. Harper

Principal Occupation: Managing Partner, GenNx360 Capital Partners
First Became Director: October 2006
Age: 56

Managing Partner, GenNx360 Capital Partners, a private equity firm focused on business to business companies, since 2006; President and Chief Executive Officer, Equipment Services Division, General Electric Corporation, 2002-2005; Executive Vice President, GE Capital Services, General Electric Corporation, 2001-2002. Public Company Directorships in the Last Five Years: Gannett Co., Inc.

Qualifications: Mr. Harper has had significant experience in the operation and finance of manufacturing companies during his career. Through his experience as an executive at a complex, multi-national company and managing start-up companies, he has a deep understanding of manufacturing and supply dynamics, risk management, technology development and financing for capital projects. This knowledge enables him to provide key insights on strategic, operational, and financial matters related to our global business, which supports our audit and finance committee. His service on the public responsibility and executive compensation committees of another public company have also provided him governance, business conduct- and compensation-related experience, which provides additional perspectives to our board of directors when exercising its oversight role and to our people and compensation committee when formulating compensation policies.

2012 PROXY STATEMENT	MONSANTO COMPANY	13

Gwendolyn S. King

Principal Occupation: President, Podium Prose, LLC
First Became Director: February 2001
Age: 72

President, Podium Prose, a speaker’s bureau and speechwriting service founded in 2000; Founding Partner, The Directors’ Council, a corporate board search firm, October 2003-May 2005; Senior Vice President, Corporate and Public Affairs, PECO Energy Company (now Exelon), a diversified utility company, 1992-1998; Commissioner, Social Security Administration, 1989-1992. Public Company Directorships in the Last Five Years: Lockheed Martin Corporation; Marsh & McLennan Companies, Inc. (former).

Qualifications: Ms. King is an expert in external communications and has extensive experience related to public policy, government relations and governance and has had significant experience in stakeholder engagement. Ms. King’s senior advisory roles in two previous White House administrations and her service as a senior corporate affairs officer for a public utility have provided her expertise in matters relating to public policy, regulatory oversight and government relations. This experience and knowledge enables her to provide valuable perspectives to our management and as chair of our sustainability and corporate responsibility committee. In addition, Ms. King’s service on the board of the National Association of Corporate Directors, an advisory group of nominating and governance committee chairs, and the ethics, governance and executive committees of public companies on whose boards she has served, have provided her with significant corporate governance expertise and compliance experience which have enhanced her ability to provide valuable contributions as a director of our board.

Jon R. Moeller

Principal Occupation: Chief Financial Officer, The Procter & Gamble Company
First Became Director: August 2011
Age: 48

Chief Financial Officer, The Procter & Gamble Company, one of the world’s leading consumer products companies, since January 2009; Vice President and Treasurer, The Procter & Gamble Company, July 2007-January 2009; Vice President, Finance and Accounting, Global Beauty and Global Health Care, The Procter & Gamble Company, July 2005-July 2007.

Qualifications: Mr. Moeller has substantial finance and management expertise developed through his 24 years of experience with a large, multi-national corporation. His current responsibilities as chief financial officer, and prior roles as treasurer and division vice president for finance and accounting, have given him a broad understanding of the finance and accounting issues facing a global manufacturing company. In addition to his substantial financial experience, he has expertise related to risk management and compliance matters, which enable him to make valuable contributions to the oversight role of our audit and finance committee. As the senior financial executive at his company, Mr. Moeller has experience in developing and executing global strategy and serving as a key member of management at a complex, worldwide organization. This broad international business experience enables him to provide his fellow directors and our senior management a valuable perspective with respect to our global strategy and the management of our domestic and international businesses based on sound financial goals.

14	MONSANTO COMPANY	2012 PROXY STATEMENT

Directors Whose Terms Expire at the 2014 Annual Meeting

Laura K. Ipsen

Principal Occupation: Corporate Vice President, Worldwide Public Sector, Microsoft Corp.
First Became Director: December 2010
Age: 48

Corporate Vice President, Worldwide Public Sector of Microsoft Corp. since February 2012; Prior to Microsoft, Senior Vice President and General Manager, Connected Energy Networks, Cisco Systems, Inc., a manufacturer of Internet Protocol based networking products, October 2009-February 2012; Senior Vice President, Global Policy and Government Affairs, Cisco, September 2007-September 2009; Vice President, Global Policy and Government Affairs, Cisco, October 2001-August 2007.

Qualifications: Ms. Ipsen has global expertise in energy, environmental issues, public policy, international trade and sales and marketing developed through her career in consulting and the high tech industry. In her senior leadership roles with global information technology companies, Ms. Ipsen has led multiple strategic business, sustainability, policy and regulatory efforts both internally and externally with government leaders worldwide, and has risk management experience. She has significant experience directing a comprehensive corporate sustainability strategy, including the development of global partnerships and an extensive technology portfolio. In light of the increasing importance information technology will play in our business success, Ms. Ipsen’s experience provides vital insight to our board and our science and technology and sustainability and corporate responsibility committees on a variety of matters including information technology and key legislative and regulatory issues facing our global technology business, as well as strategic oversight of our management and sustainability efforts.

William U. Parfet

Principal Occupation: Chairman and Chief Executive Officer, MPI Research, Inc.
First Became Director: June 2000
Age: 66

Chairman and Chief Executive Officer of MPI Research, Inc., a pre-clinical toxicology research laboratory, since 1999; Co-Chairman of MPI Research, LLC, 1995-1999. Public Company Directorships in the Last Five Years: Stryker Corporation; Taubman Centers, Inc.

Qualifications: Mr. Parfet has served as an executive or director for multiple companies during his career, with broad experience in global business management and finance. As president of a major pharmaceutical company, he gained expertise in the areas of strategic planning, technology, marketing, and global business management, and he is knowledgeable about the chemical, pharmaceutical, food and agricultural industries. In particular, Mr. Parfet’s past roles as CFO, controller, and treasurer of a multi-national corporation, service on the audit committees for other public companies, and past service as a trustee of the Financial Accounting Foundation (which oversees FASB and GASB) and Chairman of Financial Executive International, enable him to provide expert guidance and oversight of our management in his role as chair of our audit and finance committee. In addition, his service on the governance committees of other public companies, including serving as lead independent director, enables Mr. Parfet to provide insight and value to our governance and compliance processes.

2012 PROXY STATEMENT	MONSANTO COMPANY	15

George H. Poste, Ph.D., D.V.M.

Principal Occupation: Chief Executive, Health Technology Networks and Chief Scientist, Complex Adaptive Systems Initiative, Arizona State University
First Became Director: February 2003
Age: 68

Chief Executive of Health Technology Networks, a consulting group specializing in the application of genomics technologies and computing in healthcare, since 1999; Chief Scientist, Complex Adaptive Systems Initiative, since March 2009; Director of the Biodesign Institute, a combination of research groups at Arizona State University, May 2003-March 2009; Chief Science and Technology Officer and Director, SmithKline Beecham, 1992-1999. Public Company Directorships in the Last Five Years: Exelixis, Inc.; Orchid Cellmark, Inc. (former).

Qualifications: Dr. Poste is a scientist who has had extensive experience advising and leading research teams in both corporate and academic settings. He is a leader in synthetic biology and healthcare informatics, linking university research projects and collaborations. His roles as chief scientist leading research at a large university, and formerly as chief technology officer of a multi-national company, provide him valuable insight into the biotechnology industry and enable him to provide expert guidance, as chair of our science and technology committee, to our management and board as we develop and implement our technology strategies and research collaborations. In addition, his former roles on scientific advisory boards to the Federal government have also given him extensive experience related to risk management and regulatory and policy matters. His service as a director of other public companies, and as a member of the governance committee and chair of the research committees of other public companies, also bring valuable perspectives to our board.

Directors Whose Terms Expire at the 2015 Annual Meeting

Janice L. Fields

Principal Occupation: Former President, McDonald’s USA, LLC
First Became Director: April 2008
Age: 57

President of McDonald’s USA, LLC, a subsidiary of McDonald’s Corporation, the world’s leading global foodservice retailer, January 2010-November 2012; Executive Vice President and Chief Operating Officer, McDonald’s USA, LLC, 2006-2010; President of McDonald’s Central Division, 2003-2006.

Qualifications: Ms. Fields has gained broad operational and financial experience in her career in the food industry. She has developed expertise related to marketing, strategic planning, risk management, production, and human resources, which provides her with valuable insights on operational and strategic matters reviewed by our board. As a senior leader at a major public company in the food industry, Ms. Fields also gained experience in public policy matters and governance and financial oversight, which is valuable in connection with her service on our nominating and corporate governance committee. In addition, her insights about the food industry are important as we consider strategic goals for the development of products to grow our business.

16	MONSANTO COMPANY	2012 PROXY STATEMENT

Hugh Grant

Principal Occupation: Chairman of the Board and Chief Executive Officer, Monsanto Company
First Became Director: May 2003
Age: 54

Chairman of the Board and Chief Executive Officer of Monsanto Company, since August 2012; Chairman of the Board, President and Chief Executive Officer of Monsanto Company, October 2003-August 2012; President and Chief Executive Officer, Monsanto Company, May 2003-October 2003; Executive Vice President and Chief Operating Officer, Monsanto Company, 2000-2003; Co-President, Agricultural Sector, Former Monsanto Company, 1998-2000. Public Company Directorships in the Last Five Years: PPG Industries, Inc.

Qualifications: Mr. Grant is our Chairman and CEO. In his long career with our company and Former Monsanto, he has worked broadly in many areas of the business, enabling him to gain an extensive personal knowledge of our operations, which is essential in formulating business strategies. He has extensive experience in strategic planning, sales, financial oversight and planning. His operational experience in leading our multi-national corporation includes governance and risk management responsibilities, which assists our board in understanding our business and fulfilling its oversight role. Mr. Grant’s service on the board of another public company and its nominating and corporate governance and officers-directors compensation committees provides Mr. Grant additional insights about service as our board Chairman.

C. Steven McMillan

Principal Occupation: Retired Chairman and Chief Executive Officer, Sara Lee Corporation
First Became Director: June 2000
Age: 66

Chairman of the Board of Sara Lee Corporation, a global consumer packaged goods company, October 2001-October 2005; Chief Executive Officer, Sara Lee Corporation, July 2000-February 2005; President and Chief Operating Officer, Sara Lee Corporation, 2000-2004; President, Sara Lee Corporation, 1997-2000.

Qualifications: Mr. McMillan has had significant operational experience leading a major international consumer products company, where he has gained expertise in finance, strategy, marketing, manufacturing, mergers and acquisitions, and human resources, and has had primary responsibility for risk management. These skills assist him in providing oversight of our executive team in their management of our multi-national company. His understanding of the food industry enables him to provide valuable insights in our strategic planning and evaluation of our products. In addition, he is experienced in governance matters due to his past service on five other public company boards, which is important in his service on our board, our audit and finance committee and our nominating and corporate governance committee and as chair of our people and compensation committee.

2012 PROXY STATEMENT	MONSANTO COMPANY	17

Robert J. Stevens

Principal Occupation: Chairman of the Board and Chief Executive Officer, Lockheed Martin Corporation; effective January 1, 2013, Executive Chairman, Lockheed Martin Corporation
First Became Director: August 2002
Age: 61

Chairman of the Board and Chief Executive Officer of Lockheed Martin Corporation, a high technology aerospace and defense company, January 2010-December 2012; Chairman of the Board, President and Chief Executive Officer, Lockheed Martin Corporation, April 2005-January 2010; President and Chief Executive Officer, Lockheed Martin Corporation, August 2004-April 2005; President and Chief Operating Officer, Lockheed Martin Corporation, October 2000-August 2004; Chief Financial Officer, Lockheed Martin Corporation, 1999-2001; Vice President Strategic Development, Lockheed Martin Corporation, 1998-1999; President and Chief Operating Officer of the former Lockheed Martin Energy and Environmental Sector, 1998-1999. Public Company Directorships in the Last Five Years: Lockheed Martin Corporation.

Qualifications: Mr. Stevens has attained substantial experience in executive and operational roles during his career. He has expertise in areas such as finance, information technology, technology development, manufacturing, marketing, and human resources, and he has broad international business management experience. Mr. Stevens’ roles as CEO, president, COO and vice president of strategic development of a leading company in the defense industry have given him a deep understanding of the complexities of operating a global business, strategic planning, regulatory, legislative and public policy matters, all of which are valuable to us as a technology-driven company subject to significant regulatory and public policy oversight. In addition, his leadership as CEO and Chairman has also afforded him the opportunity to develop corporate governance expertise that has enabled him to serve with distinction as our lead director and chair of our nominating and corporate governance committee. Having formerly served as a Fortune 50 CFO, he also has significant expertise in financial, risk management and compliance matters, which supports his service on the audit and finance committee.

Board Meetings and Committees

During fiscal 2012, our board of directors met seven times and acted once by written consent. All directors attended 75% or more of the aggregate meetings of the board and of the board committees on which they served during fiscal 2012. The following chart shows the attendance of each director at committee meetings.

Our board charter formally encourages directors to attend the annual meeting of shareowners. Last year all of the directors then in office attended the meeting.

Our board of directors has the following six committees: (1) executive; (2) audit and finance; (3) nominating and corporate governance; (4) people and compensation; (5) science and technology; and (6) sustainability and corporate responsibility. The written charter for each committee is available on our website at http://www.monsanto.com/whoweare/Pages/ContactOurDirectors.aspx.

18	MONSANTO COMPANY	2012 PROXY STATEMENT

Board Committee Membership

The following chart shows the membership and chairpersons of our board committees, committee meetings held and actions by written consent taken, and committee member attendance.

					Nominating			Sustainability
					& Corporate	People &	Science &	& Corporate
	Executive		Audit & Finance		Governance	Compensation	Technology	Responsibility
Number of Meetings Held
in Fiscal 2012	0		13		5	7	5	5
Actions by written consent	0		0		0	0	0	0
David L. Chicoine							5	5
Janice L. Fields					5		5	5
Hugh Grant	0	*
Arthur H. Harper			13			6
Laura K. Ipsen							4	4
Gwendolyn S. King					5	7		5 *
C. Steven McMillan			13		5	7 *
Jon R. Moeller			13				5
William U. Parfet	0		11	*		6
George H. Poste							4 *	4
Robert J. Stevens	0		13		5 *

* Chairperson

Executive Committee

Members: Messrs. Grant (Chair), Parfet and Stevens
Our executive committee has the powers of our board of directors in directing the management of our business and affairs in the intervals between meetings of our board of directors (except for certain matters specifically retained by our board of directors or which are reserved for our entire board of directors by statute, our certificate of incorporation or our bylaws). Actions of the executive committee are reported at the next regular meeting of our board of directors.

Audit and Finance Committee

Members: Messrs. Parfet (Chair), Harper, McMillan, Moeller and Stevens
The audit and finance committee assists our board of directors in fulfilling its responsibility to oversee:

  the integrity of our financial statements;
  the qualifications and independence of our independent registered public accounting firm;
  the performance of our independent registered public accounting firm and internal audit staff;
  our compliance with legal and regulatory requirements; and
  our policies and practices with respect to major financial risk exposures.

As noted in the Report of the Audit and Finance Committee, our board of directors believes that all members of the audit and finance committee meet the independence and experience requirements of the listing standards of the NYSE. In addition, our board of directors has determined that each of the members of the audit and finance committee is financially literate and that Messrs. Parfet, McMillan, Moeller and Stevens are “audit committee financial experts” for purposes of the rules of the SEC.

2012 PROXY STATEMENT	MONSANTO COMPANY	19

For additional information regarding the audit and finance committee, please see Proxy Item No. 2: Ratification of Independent Registered Public Accounting Firm on page 28 and Report of the Audit and Finance Committee on page 26.

Nominating and Corporate Governance Committee

Members: Messrs. Stevens (Chair) and McMillan, Ms. Fields and Ms. King
Our nominating and corporate governance committee provides oversight of the corporate governance affairs of our board and company, including consideration of risk oversight responsibilities of our full board and its committees. Our nominating and corporate governance committee also identifies and recommends individuals to our board of directors for nomination as members of the board and its committees, and leads our board of directors in its annual review of the board’s performance.

Pursuant to its charter, all members of the nominating and corporate governance committee must meet the independence requirements contained in the listing standards of the NYSE. We believe all members of the nominating and corporate governance committee meet the current listing standards of the NYSE pertaining to independence.

People and Compensation Committee

Members: Messrs. McMillan (Chair), Harper and Parfet, and Ms. King
Our people and compensation committee is responsible for:

  establishing and reviewing our executive compensation program and policies and ensuring that our senior management is compensated in a manner consistent with the program and policies;
  establishing and reviewing our overall compensation program for all our employees and employees of our subsidiaries, other than senior management;
  considering the impact of our compensation policies and practices in relation to our risk management objectives;
  monitoring the company’s implementation of our management succession strategies and plans for our chief executive officer and other members of senior management;
  reviewing and monitoring our performance as it affects our employees and overall compensation programs for employees other than senior management;
  reviewing our compensation program for non-employee directors and recommending appropriate changes to our board of directors;
  performing or delegating the company’s responsibilities with respect to our retirement and welfare benefit plans; and
  recommending to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

Pursuant to its charter, our people and compensation committee must be comprised of at least three members of our board of directors who, in the opinion of our board of directors, meet the independence requirements of the NYSE, are “non-employee directors” pursuant to Rule 16b-3 of the Exchange Act and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our board of directors has determined that all members of the people and compensation committee meet these requirements.

20	MONSANTO COMPANY	2012 PROXY STATEMENT

Compensation Committee Interlocks and Insider Participation

No member of our people and compensation committee is or has been an officer or employee of our company or any of our subsidiaries. In addition, no member of our people and compensation committee has had any related person transactions that require disclosure under the SEC’s proxy rules and regulations.

Science and Technology Committee

Members: Dr. Poste (Chair), Dr. Chicoine, Ms. Fields, Ms. Ipsen and Mr. Moeller
Our science and technology committee reviews and monitors our science and technology initiatives in areas such as technological programs, research, agricultural biotechnology and information technology. Our science and technology committee also identifies and investigates significant emerging science and technology issues and oversees the management of risks related to our technology portfolio and information technology platforms.

Sustainability and Corporate Responsibility Committee

Members: Ms. King (Chair), Dr. Chicoine, Ms. Fields, Ms. Ipsen and Dr. Poste
Our sustainability and corporate responsibility committee reviews and monitors our performance as it affects matters relating to sustainability, the environment, communities, customers and other key stakeholders, including related risks and risks related to reputation. This committee also reviews issues affecting company products in the marketplace, including issues of agricultural biotechnology, and identifies and investigates significant emerging issues. It also receives periodic reports on the company’s business conduct program, progress related to the company’s Human Rights Policy, and the company’s charitable and political contributions and reports to the full board as to the status of our company’s programs and initiatives on sustainability, environmental matters and social responsibility.

Compensation of Directors

The objectives for our non-employee director compensation program are to attract highly-qualified individuals to serve on our board and to align their interests with those of our shareowners. Our non-employee directors are paid pursuant to our Non-Employee Director Equity Incentive Compensation Plan (the “Directors’ Plan”). Mr. Grant is our sole employee director and does not participate in the Directors’ Plan or otherwise receive compensation for his services as a director. Our people and compensation committee reviews our director compensation program at least annually to determine whether the program remains appropriate and competitive, and recommends any changes to our full board of directors for consideration and approval.

Prior to the beginning of our fiscal 2012, our people and compensation committee considered the design of our director compensation program and reviewed information and recommendations from management; data from the same comparator group of companies it uses for determining compensation for our executives, as described on page 45, provided by Towers Watson & Co.; and other market data and analyses provided by the committee’s independent executive compensation consultant, Cook & Co. After reviewing the information, the committee determined that the plan design continued to align with market trends, yet the amount of our directors’ annual base retainer and certain retainers related to committee service were below the median range of our comparator group, considering our relative revenue at the time. The committee considered and recommended to our board of directors that it amend the Directors’ Plan, effective for fiscal 2012, to increase the annual base retainer from

2012 PROXY STATEMENT	MONSANTO COMPANY	21

$195,000 to $215,000 and provide the following changes for annual additional retainer amounts for committee memberships or chairs: (i) $25,000 for service as our lead director (a new annual additional retainer); (ii) $35,000 for service as the chair of the audit and finance committee (increased from $25,000); (iii) $20,000 for service as the chair of the science and technology or sustainability and corporate responsibility committees (increased from $15,000); and (iv) $15,000 for service as a member of the audit and finance, people and compensation, and/or nominating and corporate governance committees, other than as the chair of any of those committees (increased from $10,000 for members of the audit and finance committee and a new annual additional retainer for members of the people and compensation and nominating and corporate governance committees). The board of directors approved the recommended increases, effective September 1, 2011. The increases positioned our program within our comparator group’s median range of director pay, considering our relative revenue.

At the same time, the people and compensation committee recommended, and the board of directors approved, that effective for fiscal 2012, each of our non-employee directors is required to attain ownership of 12,000 shares of Monsanto common stock, increased from 10,000 shares. Other than the increased stock ownership requirement, no other changes were made to our non-employee director stock ownership policy, which is described below in this section.

Following is a summary of the Directors’ Plan for fiscal 2012:

	Compensation Type	Amount	Form of Payment
Annual Retainer (Components)	Base retainer	$215,000
  50% – Deferred stock:
  50% – Director’s election of:
  – deferred stock,
  – restricted stock,
  – deferred cash, or
  – current cash

See below for a description of these forms of payment and method for determining the number of shares of deferred and/or restricted stock

	Additional retainer amount for service as lead director	$25,000
	Additional retainer amount for chair of the audit and finance committee	$35,000
	Additional retainer amount for chair of the people and compensation and nominating and corporate governance committees	$25,000
	Additional retainer amount for chairs of the science and technology and sustainability and corporate responsibility committees	$20,000
	Additional retainer amount for each member of the audit and finance committee, people and compensation committee, and nominating and corporate governance committee (other than the chair)	$15,000
Initial Equity Grant	One-time equity grant for new directors; value determined by dividing the current base retainer amount by the closing stock price on service commencement date	$215,000	Restricted stock that vests three years from grant date

  Deferred Stock. Deferred stock means shares of our common stock that are delivered at a specified time in the future. Earned shares of deferred common stock are credited in the form of hypothetical shares to a stock unit account at the beginning of each plan year and vest in installments as of the last day of each calendar month during the plan year, but only if a director remains a member of our board of directors on that day. All hypothetical shares in each director’s account are credited with dividend equivalents, also in the form of hypothetical shares. No director has voting or investment power over any deferred shares until distributed in accordance with the terms of the Directors’ Plan, generally upon termination of service.
  Restricted Stock. Restricted stock means shares of our common stock that vest and are delivered over the course of the year in accordance with specified terms. Restricted stock vests in installments on the last day of each calendar month during a plan year, but only if the director remains a member of our board of directors on that day. Any restricted stock granted to a non-employee director entitles the director to all rights of a shareowner with respect to common stock for all such shares issued in his or her name,
22	MONSANTO COMPANY	2012 PROXY STATEMENT

including the right to vote the shares and to receive dividends or other distributions paid or made with respect to such shares. Dividends and other distributions are withheld and delivered with the restricted stock as it vests.

  Cash/Deferred Cash. Any portion of a non-employee director’s aggregate annual retainer not paid in the form of deferred stock or restricted stock will be paid in cash, either in monthly installments on the last day of each calendar month during the fiscal year or on a deferred basis, as elected by the director. Any deferred cash is credited to a cash account that accrues interest at the average Moody’s Baa Bond Index Rate, as in effect from time to time.

In addition to the compensation described above, our non-employee directors are reimbursed for expenses incurred in connection with their attendance at board, committee and shareowners meetings, including expenses related to travel, lodging and food and related expenses. Non-employee directors are also reimbursed for reasonable expenses associated with other business activities related to service on our board of directors, such as participation in director education programs, and are insured under our travel accident policy while traveling on company business. Non-employee directors may use corporate aircraft, when available, for transportation to and from meetings and functions related to service as a director. Travel by any guests of directors traveling on the aircraft for business purposes is considered a perquisite to the director, although the company incurs minimal incremental costs for these guests. Personal use of our aircraft by our directors has been limited and is considered a perquisite.

Directors may participate in a matching gift program under which we will match donations made to eligible educational, arts, cultural or other charitable institutions. Gifts will be matched in any calendar year up to a maximum of $5,000. While our directors participate in the program on the same basis as our employees, SEC rules require that the amount of a director’s participation in a charitable matching program be disclosed.

Our fiscal 2012 non-employee director compensation program required each of our non-employee directors to own 12,000 shares of Monsanto common stock. Shares may be counted toward these ownership requirements whether held directly or through a spouse, a retirement plan or a retirement account; provided, however, that shares pledged as security for a loan, stock options and restricted stock will not be counted toward ownership requirements. Until a director has met his or her stock ownership requirement, he or she must retain 25% of the pre-tax number of shares received upon an exercise of a stock option, vesting of restricted stock or settlement of other equity-based award granted under our long-term incentive plans (through the Directors’ Plan). The people and compensation committee reviews progress toward meeting the ownership requirements at least annually. As of the date of this proxy statement, all but three of our directors (each of whom only recently joined our board of directors) met his or her stock ownership requirements.

No changes have been made to our director compensation program for fiscal 2013.

2012 PROXY STATEMENT	MONSANTO COMPANY	23

Director Compensation Table

The following presents compensation to our non-employee directors for their services in fiscal 2012.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)[1]	($)[2]	($)	($)
David L. Chicoine, Ph.D.	107,500	107,531	5,000[3]	220,031
Janice L. Fields	115,010	115,010		230,020
Arthur H. Harper	122,489	122,489		244,978
Laura K. Ipsen	107,518	107,531		215,049
Gwendolyn S. King	132,500	132,483		264,983
C. Steven McMillan	135,000	135,034	5,000[3]	275,034
Jon R. Moeller	115,000	114,975		229,975
William U. Parfet	132,500	132,483		264,983
George H. Poste, Ph.D., D.V.M.	117,526	117,526		235,052
Robert J. Stevens	139,997	139,997		279,994

1 The amounts shown in this column represent the elective half of the aggregate annual retainer payable to each director under the Directors’ Plan. The elective half of the retainer is payable, at the election of each director, in the form of deferred stock, restricted stock, current cash or deferred cash. For fiscal 2012, the following directors elected to receive deferred stock: Ms. Fields, 1,668.5 shares and Mr. Stevens, 2,031 shares. The following directors elected to receive restricted stock: Mr. Harper, 1,777 shares; Ms. Ipsen, 936 shares; and Dr. Poste, 1,705 shares. The following directors elected to receive current cash: Dr. Chicoine, Ms. Ipsen, Ms. King, Mr. McMillan, Mr. Moeller and Mr. Parfet. Each amount constitutes the aggregate grant date fair value of the equity awards for fiscal 2012 calculated in accordance with FASB ASC Topic 718, and because the awards were granted on the first day of the fiscal year and were fully vested at the end of the fiscal year, there is no unrecognized compensation expense for financial statement reporting purposes for fiscal 2012.

2 The amounts shown in this column represent the non-elective half of the aggregate annual retainer payable in deferred stock. The number of deferred shares granted to each director related to the non-elective half of the aggregate annual retainer was: Dr. Chicoine, 1,560; Ms. Fields, 1,668.5; Mr. Harper, 1,777; Ms. Ipsen, 1,560; Ms. King, 1,922; Mr. McMillan, 1,959; Mr. Moeller, 1,668; Mr. Parfet, 1,922; Dr. Poste, 1,705; and Mr. Stevens, 2,031. Each amount constitutes the aggregate grant date fair value of the equity awards for fiscal 2012 calculated in accordance with FASB ASC Topic 718, and because the awards were granted on the first day of the fiscal year and were fully vested at the end of the fiscal year, there is no unrecognized compensation expense for financial statement reporting purposes in fiscal 2012. The aggregate number of shares of deferred common stock credited to the account of each director as of Aug. 31, 2012 was: Dr. Chicoine, 5,199; Ms. Fields, 12,066; Mr. Harper, 8,787; Ms. Ipsen, 2,662; Ms. King, 36,817; Mr. McMillan, 45,990; Mr. Moeller, 1,819; Mr. Parfet, 46,098; Dr. Poste, 27,547; and Mr. Stevens, 46,640. The aggregate number of shares of restricted stock held by directors as of Aug. 31, 2012 was: Ms. Ipsen, 3,120 shares; and Mr. Moeller, 2,745 shares.

3 Represents a contribution by the company pursuant to its charitable matching program described above.

24	MONSANTO COMPANY	2012 PROXY STATEMENT

Stock Ownership of Management and Certain Beneficial Owners

Information is set forth below regarding beneficial ownership of our common stock, to the extent known to us, by:

  each person who is a director or nominee;
  each proxy officer; and
  all directors and executive officers as a group.

No person is known to us to be the beneficial owner of 5% or more of our common stock. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is provided as of November 1, 2012, except as otherwise noted.

	Shares of Common	Shares Underlying
	Stock Owned	Options
	Directly or	Exercisable Within	Total
Name	Indirectly (#) 1 2, 3	60 Days (#) [4]	(#) [5]
Hugh Grant	584,835	926,972	1,511,807
David L. Chicoine, Ph.D.	8,030	—	8,030
Janice L. Fields	14,264	—	14,264
Arthur H. Harper	24,346	—	24,346
Laura K. Ipsen	8,517	—	8,517
Gwendolyn S. King	40,843	—	40,843
C. Steven McMillan	49,714	—	49,714
Jon R. Moeller	5,018	—	5,018
William U. Parfet	421,531	—	421,531
George H. Poste, Ph.D., D.V.M.	31,774	—	31,774
Robert J. Stevens	57,928	—	57,928
Pierre C. Courduroux	8,424	50,228	58,652
Brett D. Begemann	78,904	213,866	292,770
Robert T. Fraley, Ph.D.	64,301	237,274	301,575
David F. Snively	30,874	106,366	137,240
All directors and executive officers as a group (22 persons)	1,598,528	2,015,737	3,614,265

1 Includes the following shares of deferred stock deliverable within 60 days after Nov. 1, 2012 to each non-employee director as compensation under the Directors’ Plan as described beginning on page 21: Dr. Chicoine, 5,639; Ms. Fields, 13,010; Mr. Harper, 9,301; Ms. Ipsen, 3,091; Ms. King, 37,491; Mr. McMillan, 46,714; Mr. Moeller, 2,273; Mr. Parfet, 46,813; Dr. Poste, 28,124; Mr. Stevens, 47,928; and directors as a group, 240,384.

2 Includes 68,640 shares underlying Financial Goal RSUs (34,320 pre-split shares) awarded to Mr. Grant as part of his fiscal 2004 long-term incentive compensation. Mr. Grant elected to defer receipt of the shares until his retirement.

3 Includes the indicated number of shares of our common stock beneficially owned by the following individuals under our Savings and Investment Plan: Mr. Grant, 6,693; Mr. Courduroux, 1,096; Mr. Begemann, 6,445; Dr. Fraley, 3,855; Mr. Snively, 19,719; and executive officers as a group, 71,545. Excludes the indicated number of:

–	hypothetical shares of our common stock credited to a bookkeeping account as deferred compensation in the name of the following individuals under our Savings and Investment Parity Plan: Mr. Grant, 41,535; Mr. Begemann, 7,853; Dr. Fraley, 17,399; Mr. Snively, 4,344; and executive officers as a group, 100,725; and

–	hypothetical shares of our common stock credited to a bookkeeping account as deferred compensation in the name of the following individuals under our Deferred Payment Plan: Mr. Begemann, 9,972; and executive officers as a group, 11,898.

4 The SEC deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. For purposes of this table, we have used Dec. 31, 2012 as the cut-off date, which is 60 days after Nov. 1, 2012. The shares indicated represent shares underlying stock options granted under the 2000 Long-Term Incentive Plan or the 2005 Long-Term Incentive Plan. The shares underlying options cannot be voted.

2012 PROXY STATEMENT	MONSANTO COMPANY	25

5 The percentage of shares of our outstanding common stock, including options exercisable within 60 days after Nov. 1, 2012, beneficially owned by any director or executive officer does not exceed 1%. The percentage of shares of our outstanding common stock, including options exercisable within 60 days after Nov. 1, 2012, beneficially owned by all directors and executive officers as a group is approximately 0.7%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires all company executive officers and directors and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us or filed with the SEC and on written representations from reporting persons, we believe that all such persons complied with all applicable filing requirements during fiscal 2012, with the exception of Tom Hartley, who filed one Form 4 reporting one transaction late.

Proxy Item No. 1: Election of Directors

The shareowners are being asked to elect each of Dr. Chicoine, Mr. Harper, Ms. King and Mr. Moeller to terms ending with the annual meeting to be held in 2016, until a successor is elected and qualified or until his or her earlier death, resignation or removal. The board nominated Dr. Chicoine, Mr. Harper, Ms. King and Mr. Moeller, for election at the 2013 meeting of shareowners upon the recommendation of the nominating and corporate governance committee. Each nominee is currently a director of our company. For more information regarding the nominees for director, see Information Regarding Board of Directors beginning on page 13 and Board Meetings and Committees beginning on page 18.

The board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the board.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR

Report of the Audit and Finance Committee

The audit and finance committee operates pursuant to a charter adopted and amended from time to time by our company’s board of directors. The audit and finance committee has numerous oversight responsibilities beyond those related to the audited financial statements and the retention and oversight of the company’s independent registered public accounting firm. One of the requirements contained in the audit and finance committee charter is that all committee members meet the independence and experience requirements of the listing standards of the NYSE. Our board of directors believes that all members of the audit and finance committee meet these requirements and are “independent,” as that term is used in relevant SEC rules. In addition, under the audit and finance committee’s charter, no director may serve as a member of the audit and

26	MONSANTO COMPANY	2012 PROXY STATEMENT

finance committee if he or she serves on the audit committee of more than two other public companies unless our board of directors determines that such simultaneous service would not impair his or her ability to serve effectively on the audit and finance committee. Please see the audit and finance committee’s charter for a description of requirements for its members and its responsibilities.

In reliance on the reviews and discussions referred to below, and exercising our business judgment, the audit and finance committee has recommended to our board of directors (and our board of directors has approved) that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2012, for filing with the SEC. In fulfilling our responsibilities, the audit and finance committee, among other things, has reviewed and discussed the audited financial statements contained in the 2012 Form 10-K with the company’s management and its independent registered public accounting firm.

Management, which is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting, has advised the audit and finance committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States. Further, the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, has opined to the shareowners that the audited financial statements conform with such accounting principles. In addition, the audit and finance committee discussed with the independent registered public accounting firm the matters required to be discussed by: Statement on Auditing Standards, AU Section 380 (SAS No. 61), Communication with Audit Committees, as amended; Statement on Auditing Standards, AU Section 722 (SAS 100), Interim Financial Information; and Rule 2-07 of Regulation S-X, Communication with Audit Committees; as well as the auditor’s independence from the company and its management, including the matters in the written disclosures and letter received by the audit and finance committee, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit and finance committee concerning independence.

Members of the audit and finance committee rely, without independent verification, on the information and representations provided to them by management and on the representations made to them by the independent registered public accounting firm. Accordingly, the oversight provided by the audit and finance committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal control over financial reporting, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of the company’s financial statements by the independent registered public accounting firm has been carried out in accordance with auditing standards generally accepted in the United States.

For a detailed listing of the fees billed to the company by its independent registered public accounting firm, Deloitte and Touche LLP for fiscal years 2011 and 2012, see Proxy Item No. 2: Ratification of Independent Registered Public Accounting Firm below.

AUDIT AND FINANCE COMMITTEE
William U. Parfet, Chair
Arthur H. Harper
C. Steven McMillan
Jon R. Moeller
Robert J. Stevens
October 16, 2012

In accordance with the rules of the SEC, the information contained in the Report of the Audit and Finance Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

2012 PROXY STATEMENT	MONSANTO COMPANY	27

Proxy Item No. 2: Ratification of Independent Registered Public Accounting Firm

Our audit and finance committee, pursuant to its charter, has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013.

While the audit and finance committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the audit and finance committee and our board are requesting, as a matter of policy, that the shareowners ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. The audit and finance committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareowners do not ratify the appointment, the audit and finance committee may investigate the reasons for shareowner rejection and may consider whether to retain Deloitte & Touche LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the audit and finance committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareowners or our company.

A formal statement by representatives of Deloitte & Touche LLP is not planned for the annual meeting. However, Deloitte & Touche LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

During and in connection with fiscal 2012, we engaged Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (which we collectively refer to as “Deloitte”) as our independent registered public accounting firm and to provide other professional services. The table below sets forth an estimate of the fees that we expect to be billed for audit services for fiscal 2012, as well as the fees expected to be billed by Deloitte with respect to audit-related, tax and all other services rendered during that period. In addition, the table sets forth the fees billed by Deloitte for audit, audit-related, tax and all other services during or in connection with fiscal 2011.

Amount Billed
	2012 Fiscal Year	2011 Fiscal Year
Description of Professional Service	($)	($)

Audit Fees — professional services rendered for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, reviews of the consolidated financial statements included in Form 10-Qs, accounting consultation, consents related to other filings with the SEC, and statutory and regulatory audits required for foreign jurisdictions

	9.7 million	10.5 million

Audit-Related Fees — assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audits, due diligence services in connection with mergers and acquisitions, and attest or audit services that are not required

	0.5 million	0.5 million

Tax Fees — professional services for U.S. and foreign tax compliance, such as preparation of tax returns and claims for refund and tax payment and assistance with tax audits and appeals; tax planning, such as assistance with transfer pricing matters; expatriate tax services; and tax advice, such as advice related to mergers and acquisitions and employee benefit plans and requests for rulings or technical advice from taxing authorities

	2.9 million	3.3 million
All Other Fees — expatriate assignment services (non-tax related)	0.1 million	0.3 million

The audit and finance committee reviews, considers and ultimately pre-approves, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accounting firm. The audit and finance committee has a policy providing for the pre-approval of certain “audit services,” “audit-related services,” “tax services” and “all other services” to be provided by the independent registered public accounting firm and audit services to be provided by any other firm. Please see the above chart for a description of these types of services.

28	MONSANTO COMPANY	2012 PROXY STATEMENT

Each year in connection with the audit and finance committee’s approval of the audit engagement plan for the following year, management submits to the audit and finance committee a list of services expected to be provided during that period, as well as related estimated fees. As appropriate, and after obtaining an understanding of the services, the audit and finance committee then pre-approves under its policy the services, and the related estimated fees, to be provided during the next audit engagement period or other period as is approved by the audit and finance committee. If, following the annual pre-approval, it becomes necessary to engage our independent registered public accounting firm for additional services or fees not pre-approved with the annual proposal, or if we need to engage another firm to provide audit services, the audit and finance committee must specifically pre-approve the additional services and related fees. The chair of the audit and finance committee has the delegated authority to pre-approve the provision of additional services and fees not contemplated by these annual pre-approvals and will communicate any such approvals to the full audit and finance committee. In connection with any pre-approval, the audit and finance committee will consider whether such services are consistent with the rules of the SEC and the Public Company Accounting Oversight Board on auditor independence.

All of the “audit services,” “audit-related services,” “tax services” and “all other services” provided by Deloitte during or in connection with fiscal 2012 were pre-approved by the audit and finance committee in accordance with the audit and finance committee’s policy.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2013 FISCAL YEAR

Report of the People and Compensation Committee

The people and compensation committee of our board of directors has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on that review and discussion, the people and compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

PEOPLE AND COMPENSATION COMMITTEE
C. Steven McMillan, Chair
Arthur H. Harper
Gwendolyn S. King
William U. Parfet
November 20, 2012

2012 PROXY STATEMENT	MONSANTO COMPANY	29

Executive Compensation

Compensation Discussion and Analysis

The Compensation Discussion and Analysis, or “CD&A,” describes our overall executive compensation policies and practices, and focuses on fiscal 2012 compensation for the following individuals whom we refer to as our “proxy officers”: Hugh Grant, chairman and CEO; Pierre Courduroux, senior vice president and CFO; Brett Begemann, who assumed the role of our president and chief commercial officer on August 28, 2012; Robb Fraley, executive vice president and chief technology officer; and David Snively, executive vice president, general counsel and secretary.

These five individuals and six other officers make up our executive team. Our executive team is responsible for developing and implementing our strategic plans and initiatives and overseeing the day-to-day operations of the company. We refer to the 11 members of our executive team as our “executives.”

The CD&A is divided into the following sections:

  Executive Summary (page 30)
  Overview of Our Executive Compensation Program (page 34)
  Detailed Information About Our Executive Compensation Program (page 37)
  Our Fiscal 2013 Executive Compensation Program (page 44)
  Setting Executive Compensation (page 44)
  Other Arrangements and Policies Related to Our Executive Compensation Program (page 47)
Executive Summary

Performance Overview
Exceptional Company Performance in Fiscal 2012

Building upon the strategy adopted in fiscal 2010 and momentum begun in fiscal 2011, our company achieved significantly improved financial results for fiscal 2012, attributable to excellent operational performance and substantial growth across our global business.

Our CEO and his executive team led the implementation of our disciplined growth strategy, focusing on bringing more product choices to our farmer customers to enable them to maximize yield on their lands to support a growing world population. Execution of this strategy enabled us to achieve financial, business and organizational results that include the following highlights:

  Financial Results. Net sales for fiscal 2012 were $13.5 billion, an increase of 14% from fiscal 2011; ongoing earnings per share reached $3.70, an increase of 25%; and free cash flow was a source of $2 billion (See definitions below.)
–	In fiscal 2012, we announced a new $1 billion stock repurchase program and increased our dividend by 25%. Over the last three years, we have returned approximately $3.3 billion in cash to shareowners through dividends and stock repurchases.

  Commercial Operations. Our strong results were primarily based on increased sales of corn seed and traits in the U.S., Latin America and Europe, reported in our seeds and genomics segment, as well as an increase in net sales due to increased volume in our agricultural productivity segment.
–	We introduced new products which enabled us to improve our product mix to achieve sales growth and share gains, supporting our solid earnings growth.

–	Our Genuity® reduced refuge family of corn products were planted on more than 27 million acres and our Genuity® Roundup Ready 2 Yield® soybean products were planted on 32 million acres.

–	We stabilized our glyphosate operations in our agricultural productivity segment, addressing the significant challenges arising from the commoditization of the global glyphosate business.

30	MONSANTO COMPANY	2012 PROXY STATEMENT

  Research and Development Pipeline. We delivered record progress in our research and development pipeline with 14 projects advancing phases, launching or entering our product pipeline in fiscal 2012 to support our long-term growth opportunities.
  Long-Range Plan Including New Business Platforms. Our long-range plan is intended to support the development of our business to achieve sustainable earnings growth. In addition to our operational strategies and pipeline advancements, we focused on the development of new business platforms supported by strategic acquisitions, including:
–	The BioDirectTM biologicals platform, and the acquisition of Beeologics; and
–	The Integrated Farming SystemsTM platform, and the acquisition of Precision Planting.
  Sustainable Agriculture. We continued to report on our efforts in sustainable agriculture and issued our annual Corporate Social Responsibility and Sustainability Report, announcing we had joined the Global Reporting Initiative, a sustainability reporting framework that can assist us on a continuous and transparent journey of improvement in our business.

  Organizational Effectiveness. We focused on the importance of maintaining a talented and diverse workforce as a key driver of long-term growth, as evidenced by the following:

–	Succession planning and development programs; retention of top talent; organizational surveys; and
–	External recognition including being ranked as one of Forbes 2012 World’s Most Innovative Companies and among the 2012 Great Place to Work® World’s Best Multinational Workplaces.
  Intellectual Property. We continued our support for innovation through development of a leading patent portfolio for agricultural biotechnology products, including successful recognition of value through licensing and related activities.

Key Performance Measures Included in Officer Compensation Program. Our growth was reflected in our fiscal 2012 performance against key measures that are important to our shareowners and which are included in our officer compensation program: ongoing earnings per share (“EPS”), free cash flow, net sales and return on capital (“ROC”)1.The following table illustrates the company’s performance with respect to these metrics over a three year period.

See Appendix C for a reconciliation of our ongoing EPS, free cash flow and ROC results reported in accordance with generally accepted accounting principles.
____________________

1 Ongoing EPS excludes certain after-tax items that Monsanto does not consider part of ongoing operations. Free cash flow is the sum of net cash provided by operating activities and net cash required by investing activities, as reported in our Statement of Consolidated Cash Flows. ROC is expressed as a percentage, which represents the result of dividing operating profit after-tax (excluding certain items) by average capital.

   When evaluating performance in determining compensation, our people and compensation committee considers EPS, as adjusted by the committee for certain items, either positive or negative, that it deems to be extraordinary. These adjustments are generally the same or similar to the after-tax items excluded for ongoing EPS. At the end of fiscal years 2010-2012, the adjusted EPS considered by the people and compensation committee was the same as ongoing EPS.

2012 PROXY STATEMENT	MONSANTO COMPANY	31

Executive Compensation continued

Pay-for-Performance Approach to Executive Compensation
Our people and compensation committee (“Committee”) believes in a pay-for-performance approach to executive compensation and designs our program to focus our executives on achieving key financial and strategic business objectives and reward them when objectives are achieved.

  A significant portion of our executives’ compensation is tied to company annual and longer term performance. For example, for fiscal 2012, 86% of Mr. Grant’s total direct compensation — which we define as base pay, target fiscal 2012 Annual Incentive Plan (“AIP”) opportunity and long-term incentive (“LTI”) opportunity — is contingent upon company performance over fiscal 2012 and the longer term.
  The LTI component of executives’ compensation is delivered in two forms of equity grants:
–	stock options, to align a significant portion of pay to value created for our shareowners; and
–	multi-year, financial goal-based restricted stock units, which we call “Financial Goal RSUs,” to link an element of pay to company longer-term performance against goals for key financial performance measures.
  The Committee considers our fiscal year budget and long-range plan when establishing AIP and Financial Goal RSU performance measures and goals. This directly ties AIP payouts and value realized from a portion of LTI equity awards to achievement of goals established against key financial and strategic objectives.

  Amounts our executives may receive from AIP awards and Financial Goal RSUs are directly related to company performance against a combination of financial measures including EPS, free cash flow, net sales, and ROC and, with respect to AIP awards, individual performance related to strategic and operational objectives.

Summary of Committee Actions for Fiscal 2012 Proxy Officer Compensation
The Committee took the following actions with respect to our proxy officers’ fiscal 2012 compensation:

  Provided base pay increases to reflect competitive market positioning and promotions
  Established AIP goals for the key performance measures of EPS, free cash flow and net sales (“AIP Performance Measures”) to support an environment of continued improvement of our financial and operational results, but within reasonably attainable parameters to discourage pursuit of excessively risky business strategies
  Awarded AIP cash payments recognizing the combination of our exceptional financial, business and organizational results, exceeding outstanding performance against each of the AIP Performance Measures by a substantial amount
  Delivered LTI award values through a mix of 75% stock options and 25% Financial Goal RSUs
  Determined that 200% of the target number of Financial Goal RSUs awarded to each proxy officer as part of his fiscal 2011 compensation will be eligible for vesting if he meets the award’s three-year service requirement
  Determined that none of the performance-based restricted stock units with strategic goal metrics, which we call “Strategic Goal RSUs,” granted to certain proxy officers and other executives in fiscal 2010 will be eligible for vesting since the company failed to achieve the threshold-level of performance with respect to the award’s performance measures

Our Compensation Practices
The Committee continues to implement and maintain leading practices in our executive compensation program and related areas. These practices include the following:

  The Committee retains an independent consultant, Frederic W. Cook & Co., Inc. (“Cook & Co.”), to advise the Committee on executive compensation matters. Cook & Co. provides no services to our company other than those provided directly to or on behalf of the Committee (described on page 44).

32	MONSANTO COMPANY	2012 PROXY STATEMENT

  The Committee, with the assistance of management and input from Cook & Co., regularly analyzes risks related to our compensation program and conducts a full risk assessment on an annual basis (described on page 10).
  Executives are required to meet stock ownership requirements (described on page 47).
  Executives and directors are prohibited from hedging, pledging or engaging in any derivatives trading with respect to company stock (described on page 48).
  Our recoupment policy allows the company to recover performance-based cash and equity incentive compensation paid to executives in various circumstances (described on page 48).
  Our company provides no tax “gross-ups” for perquisites or excise tax gross-ups in the event of a change-of-control related termination.
  Our annual equity awards reward for future performance and provide for vesting over a three-year period, except in limited circumstances involving certain terminations of employment.
  Long-term incentive awards provide for double-trigger vesting in the event of a change of control.
  The Committee reviews tally sheets and wealth accumulation analyses for each executive on an annual basis (described on page 46).

Committee Consideration of the Company’s 2012 Shareowner Vote on Executive Compensation
Our company has continued its practice of engaging in dialogue with our major shareowners throughout the year about various corporate governance topics, including executive compensation. The Committee values insights gained from these discussions and finds them to be helpful as the members consider and adopt compensation policies affecting our employees, including our proxy officers.

At our January 2012 annual meeting, a significant majority of our shareowners, or 87% of votes cast, supported our proposal to approve our fiscal 2011 executive compensation program. In our investor outreach throughout the year, our largest shareowners did not express concerns regarding our program. However, following the annual meeting, we sought to identify which of our top 50 shareowners did not vote in favor of our fiscal 2011 executive compensation program, in order to seek an opportunity to understand the reasons for their vote. The smallest holdings in this group of investors represented voting authority for approximately 0.2% of our outstanding shares. Due to the overall high level of support for the proposal, we did not identify a large number of investors from among this group that cast negative votes. However, of those investors from which we sought feedback, we found that most were unwilling or unavailable to comment and several indicated that their firms had policies prohibiting them from providing us specific information about their vote. One investor indicated the firm had not supported our vote on executive compensation because it generally does not support the use of stock options in executive compensation programs. Another investor stated that the firm had voted against our executive compensation proposal in accordance with an advisory firm recommendation but that the investor had no issues with our program. We will continue to seek opportunities for dialogue with our investors on this subject.

Committee Action to Adjust Compensation Program for Fiscal 2013. Despite limited specific investor feedback regarding the 2012 shareowner vote on executive compensation, when designing our executive compensation programs, the Committee does consider investor views and comments we receive throughout the year. Based on extensive discussion of these views, and taking into consideration evolving best practices, the Committee determined to make certain changes to the design of the LTI component of the fiscal 2013 executive compensation program. Specifically, for fiscal 2013, the Committee adjusted the mix of executives’ LTI awards by decreasing the stock option component from 75% to 60% and increasing the Financial Goal RSU component from 25% to 40%; and
  extended the Financial Goal RSU performance period from two years to three years, while retaining the three year vesting period.

The Committee will continue to consider shareowner sentiments about our core principles and objectives when determining executive compensation.

2012 PROXY STATEMENT	MONSANTO COMPANY	33

Executive Compensation continued

Overview of Our Executive Compensation Program

Program Objectives
The Committee designs our executive compensation program to reflect its pay-for-performance philosophy and core principles of:

  aligning management’s interests with the long-term interests of shareowners;
  providing compensation on the basis of performance that supports key financial and strategic business outcomes;
  attracting, motivating and retaining top talent to lead our business;
  reinforcing a culture of integrity to support sustainable business growth;
  assessing and appropriately managing compensation risk in the context of our business strategies;
  limiting perquisites and other non-performance-based entitlements.

The Committee believes that our fiscal 2012 program successfully incorporates these principles and reflects best practices in executive compensation.

Pay For Performance Compensation Mix
For fiscal 2012, a significant portion of our proxy officers’ compensation is again at risk and the actual amounts realized depend upon company annual and longer-term performance and our stock price. The Committee provides more than half of their target total direct compensation through LTI award value in recognition of their accountability for delivering results and to ensure that their realized compensation is aligned with longer-term company operational performance and shareowner experience. The Committee also believes that this approach motivates our proxy officers to consider the impact of their decisions on achieving and sustaining key financial results expected to lead to increased shareowner value.

The mix of total direct compensation is illustrated in the charts below. At risk compensation includes the target AIP opportunity and LTI opportunity (delivered in the form of stock options and Financial Goal RSUs).

34	MONSANTO COMPANY	2012 PROXY STATEMENT

Measuring Performance
For fiscal 2012, the Committee again chose to use EPS, free cash flow and net sales performance measures for our AIP Performance Measures and EPS, free cash flow and ROC performance measures (“Financial Goal RSU Performance Measures”) for our Financial Goal RSUs, as follows:

Performance			Financial
Measure	Rationale	AIP	Goal RSUs
EPS	EPS sets the growth expectation for our shareowners; we use EPS as the key accounting measure and evaluation of how our company is performing	50% weighting	1/3 weighting
Free Cash Flow	We believe free cash flow measures the true value of our business. Our ability to translate earnings to cash indicates the health of our business and allows our company to invest for the future as well as return value to shareowners	40% weighting	1/3 weighting
Net Sales	Net sales measures the growth of the business, both organically and through acquisitions, and provides an indication of future success	10% weighting	N/A
ROC	ROC is another key measure of our ability to return value to our shareowners by ensuring capital investments, acquisitions and other uses of our capital are focused on profitable growth	N/A	1/3 weighting

The Committee believes that these performance measures, which have been incorporated into the company’s annual budget and long-term planning, best represent the measures used by our shareowners to assess our company’s value. Additionally, the consistent use of these performance measures enables the Committee to evaluate our proxy officers’ performance in generating sustainable growth. The Committee also believes that the overlap of EPS and free cash flow performance measures between the AIP and Financial Goal RSUs focuses our proxy officers on these measures and highlights the importance of their leading the organization to achieve both short-term and long-term financial and strategic goals.

The standards for determining company performance against these performance measures are derived from our financial statements, which follow generally accepted accounting principles. However, in evaluating performance, the Committee may exercise discretion in determining whether pre-established goals with respect to EPS and free cash flow have been attained. The Committee believes that retaining discretion to adjust the calculation of performance results to exclude items it considers extraordinary encourages management’s willingness to take actions that may limit short-term company performance, yet support long-term growth in the best interests of our shareowners. See Annual Incentive Plan on pages 52-53 for additional information on the items the Committee may, in its discretion, exclude as extraordinary for purposes of the EPS and free cash flow calculations and Appendix C for a reconciliation of adjusted performance results to results calculated under generally accepted accounting principles.

2012 PROXY STATEMENT	MONSANTO COMPANY	35

Executive Compensation continued

Summary of Elements of Fiscal 2012 Compensation
The information in the following chart summarizes the elements of fiscal 2012 proxy officer compensation included in the Summary Compensation Table on page 49, in addition to benefits under broad-based benefit plans in which proxy officers participate. The narratives to the compensation tables provide more information about the design of each element of the total direct compensation.

Total Direct Compensation
Compensation	Key Features	Objectives
Base Pay	Fixed annual cash amount, paid at regular payroll intervals	Provide a regular source of income
Annual Incentive Plan (“AIP”)
  Performance-based cash compensation: Committee determines payout based on company performance against goals with respect to AIP Performance Measures and individual proxy officer contributions
  Proxy officers participate in the same AIP with our other officers and all regular employees
Focus the organization on achieving key financial results and reward for successful performance Align officers and organizations they lead with annual goals and objectives
Long-Term Incentive (“LTI”)
  Equity-based equity compensation: amount realized, if any, dependent upon company achieving long-range financial goals and sustained or increased stock price
  LTI opportunity delivered through:

– Stock options (75%):

– Exercise price equal to the fair market value of a share of company stock on the grant date

– Ratable vesting over a three-year service period

– Double-trigger vesting in the event of a change of control

– Financial Goal RSUs (25%):

– Shares eligible for vesting based on company performance against two-year cumulative EPS and free cash flow and two-year average ROC goals

– Vest at end of three-year service period

– Double-trigger vesting in the event of a change of control

– Award settled in shares of company stock

– No dividends paid prior to vesting date

  Focus officers on achieving and sustaining longer-term business results and reward performance
  Stock options reward for stock price appreciation and provide a direct link to shareowner value
  Financial Goal RSUs motivate officers to achieve longer-term financial goals that are expected to lead to increased shareowner value; extended service requirement focuses officers on sustained performance and serves as an additional retention tool; year-over-year grants reward sustained performance of key financial measures

Size of stock option grant and target number of Financial Goal RSUs awarded represent a forward-looking incentive opportunity; not a reward for past performance

36	MONSANTO COMPANY	2012 PROXY STATEMENT

Other Compensation
Compensation	Key Features	Objectives
Benefits
  Standard range of medical, dental, life insurance, disability and retirement plans available to other employees
  Cost of health and welfare benefits partially borne by employee, including each proxy officer
Provide our workforce with a market-competitive level of financial support in the event of injury, illness and retirement
Perquisites
  Limited perquisites or personal benefits including:

– Executive Health Management Program (comprehensive annual physical exam and associated diagnostic/laboratory testing)

– Airplane usage

– Increased coverage under our travel accident plan

  No tax gross-ups on perquisites

  Executive Health Management Program — facilitate early intervention and health risk modification thereby decreasing the likelihood of sudden illness and possible negative impact on company performance
  Airplane usage — our board requires that our CEO travel on the company’s aircraft for security reasons; limited personal use by other proxy officers with the prior approval of our CEO

Detailed Information about Our Executive Compensation Program

The Committee targets each element of a proxy officer’s annual total direct compensation to the median range for comparable positions in comparator group, which it considers generally to be 90%-110% of the median. The members of our comparator group are described on pages 45-46. The Committee may use its discretion to adjust a component of a proxy officer’s pay above or below the median range to acknowledge the experience and value he brings to the role, sustained high-level performance, internal value and the amount of his pay relative to the pay of his peers within our company. The differences in compensation levels among our proxy officers are primarily attributable to the differences in the median range of compensation for similar positions in our comparator group data and the Committee’s assessment of each position’s internal value.

Base Pay
The Committee generally implements any base pay increases on a calendar year basis, with mid-year increases for a recently-promoted proxy officer. The table below includes each proxy officer’s base pay as of August 31, 2012 in comparison to his base pay as of August 31, 2011. This information is different than the base pay information provided in the Summary Compensation Table on page 49, which reflects base pay received on a fiscal year basis, including increases effective in January or at other times during the fiscal year.

Fiscal Year-End Base Pay
	Base Pay ($)
	August 31,	August 31,	%
Name	2011	2012	Increase	Reason for Increase
Hugh Grant	1,403,780	1,431,856	2%	Maintain alignment with comparator group; consistent with
				Company-wide percentage increase for U.S. employees
Pierre C. Courduroux	475,000	550,000	16%	Promotion to CFO in 2011; better align with
				comparator group
Brett D. Begemann	551,000	675,000	23%	Promotion to President in August 2012; better align with
				comparator group
Robert T. Fraley, Ph.D.	612,000	624,240	2%	Maintain alignment with comparator group; consistent with
				Company-wide percentage increase for U.S. employees
David F. Snively	520,000	530,400	2%	Maintain alignment with comparator group; consistent with
				Company-wide percentage increase for U.S. employees

2012 PROXY STATEMENT	MONSANTO COMPANY	37

Executive Compensation continued

Annual Incentive Plan
The design of our fiscal 2012 AIP is described in the section Annual Incentive Plan at pages 52-53. The Committee regularly evaluates the design of our AIP and performance measures to assure that the plan continues to focus the organization on achieving key financial results. The Committee determines the amount of each proxy officer’s cash award under the AIP using the following process.

Target AIP Opportunity	x	Award Pool Funding Factor	+/-	Individual Performance	=	Cash Award

Target AIP Opportunity Expressed as a Percentage of Base Pay. In October 2011, the Committee determined each proxy officer’s target AIP opportunity for the fiscal 2012 performance period. Each proxy officer’s fiscal 2012 target AIP opportunity is included in the table entitled Summary of Proxy Officer 2012 AIP Target Opportunities and Cash Payouts on page 40.

AIP Award Pool Funding Determined by Company Fiscal 2012 Performance Against Goals

     Goals Reflect Fiscal 2012 Business Expectations. In August 2011, the Committee set fiscal 2012 threshold, target and outstanding–level goals with respect to each of the AIP Performance Measures. The Committee’s deliberations focused on setting goals at levels sufficiently high to motivate the organization to achieve the year’s financial objectives, including mid-teens growth in EPS over fiscal 2011 performance, but within reasonably attainable parameters to discourage pursuit of excessively risky business strategies.

The Committee set the target-level goal for each of the AIP Performance Measures to correspond to the fiscal 2012 budget. Achievement of the EPS target-level goal would require mid-teens growth, consistent with the results of a growth company. The Committee set the threshold-level EPS and net sales goals to correspond to our fiscal 2011 performance, thus requiring improvement over prior year performance. Given the volatility in company cash flow over the past several years, the Committee broadened the performance ranges as compared to previous years in consideration of the challenges in predicting future cash flow.

In October 2011, after the company had determined to adjust portions of its financial statements due to a misapplication of complex accounting principles with respect to certain customer incentive programs for glyphosate products implemented during the period from the fourth quarter of fiscal 2009 through the third quarter of fiscal 2011 (“the Restatement”), the Committee reconsidered and increased the EPS goals to reflect the effect of the Restatement on fiscal 2011 EPS actual performance and the corresponding impact on our fiscal 2012 budget as revised by our board of directors. Specifically, the Committee increased the EPS threshold-level goal to correspond to fiscal 2011 EPS actual performance and the EPS target-level goal to correspond to the revised fiscal 2012 budget and require mid-teens growth. The Committee set the EPS outstanding-level goal to require 19% growth over fiscal 2011 EPS actual performance.

38	MONSANTO COMPANY	2012 PROXY STATEMENT

     Exceptional Performance Against Goals. The Committee engaged in extensive discussions when determining funding of the AIP award pool, and considered a number of factors, including:

  Our fiscal 2012 results and company performance measured against the AIP goals set for the AIP Performance Measures, as follows:
Fiscal 2012 AIP Summary of Goals
	Threshold	Target	Outstanding
	Level Goals	Level Goals	Level Goals
AIP Performance Measure	(35% Funding)	(100% Funding)	(200% Funding)	Actual Results
EPS	$2.96	$3.35	$3.52	$3.70
Free Cash flow (Millions)	$1,120	$1,400	$1,680	$2,017
Net sales (Millions)	$11,661	$12,572	$12,900	$13,516

  The terms of the AIP providing for a cap of 200% of target-level funding, subject to the Committee’s exercise of discretion to fund above 200%
  The fact that the company outperformed the outstanding-level goal set for each of the AIP Performance Measures by a substantial amount
  The combination of exceptional financial, business and organizational results during fiscal 2012 described earlier in this section
  Management’s recommendation that because of the extraordinary performance by teams and individuals across the organization, the Committee consider funding the award pool above 200% of target-level funding.

After careful deliberation, the Committee exercised its discretion under the plan and funded the AIP award pool at 211% of target-level funding: 200% of target-level funding for allocation among all AIP participants, plus an additional $15.3 million to reward exceptional team and individual performance at all levels of the organization.

Individual Proxy Officer Awards Recognize Leadership and Exceptional Performance

     AIP Award for Our CEO. During its October 2012 meeting, the Committee met in private session to evaluate our CEO’s individual performance and determine his AIP award. Committee discussion focused on Mr. Grant having led his executive team and the entire organization to achieve exceptional fiscal 2012 financial results that surpassed targets in all areas, successfully executing our growth strategy and capturing the momentum in our business. The Committee agreed that Mr. Grant’s exemplary performance should be recognized and reflective of the company’s overall fiscal 2012 performance.

     AIP Awards for Our Other Proxy Officers. In determining the amount of each other proxy officer’s AIP award, the Committee considered a number of factors, including the individual’s contributions to our exceptional fiscal 2012 results:

  Mr. Courduroux – Led the finance organization to deliver strong financial results, including increased return on capital achieved with balance sheet discipline and a focus on working capital elements; implemented improved processes with respect to long-range strategic planning, financial compliance and global procurement
  Mr. Begemann – Led the commercial and manufacturing organizations to deliver exceptional results in worldwide unit volume sales, contributing to our growth in revenue and earnings per share
  Dr. Fraley – Led the technology and regulatory organizations to deliver record progress in our research and development pipeline with 14 projects advancing phases, launching or entering our product pipeline to support our long-term growth opportunities
  Mr. Snively – Led the legal organization in the successful management of significant legal proceedings and negotiation of strategic acquisitions and technology agreements; supported innovation through the development of our intellectual property portfolio
2012 PROXY STATEMENT	MONSANTO COMPANY	39

Executive Compensation continued

The Committee also considered the overall funding of the award pool, the CEO’s evaluation of the proxy officer’s performance and the performance of the executive team as a whole, especially in light of their collective opportunities and responsibilities for managing the company.

Amount of Proxy Officer 2012 AIP Awards

Summary of Proxy Officer 2012 AIP Target Opportunities and Cash Payouts
	At Target Performance
	(100% Funding)		Actual Cash Award	Funding Factor
Name	% of Base Pay	Dollar Amount	Amount	% of Target
Hugh Grant	132%	$1,890,050	$5,000,000	265%
Pierre C. Courduroux	70%	$385,000	$975,000	253%
Brett D. Begemann	80%	$540,000	$1,300,000	241%
Robert T. Fraley, Ph.D.	80%	$499,392	$1,200,000	240%
David F. Snively	70%	$371,280	$975,000	263%

Long-Term Incentives
The Committee regularly evaluates the design of the LTI component of our proxy officers’ annual total direct compensation to assure that the overall structure and equity awards continue to meet the Committee’s core principles and objectives. For fiscal 2012, the Committee maintained the same design as in previous years and delivered each proxy officer’s LTI opportunity to him through stock options and Financial Goal RSUs.

LTI Opportunities Delivered in Form of Equity Grants

     Amount of LTI Opportunity. The Committee determined the dollar amount of each proxy officer’s fiscal 2012 LTI opportunity taking into consideration the median range of long-term opportunities for a comparable position in the comparator group and the internal value the company places on his position. The Committee did not take into account any proxy officer’s past performance when determining the dollar amount of his fiscal 2012 LTI opportunity.

     LTI Opportunities Converted to Grants of Stock Options and Financial Goal RSUs. The dollar amount of each proxy officer’s fiscal 2012 LTI opportunity was delivered as follows:

  Stock Options. 75% was converted to a number of stock options by dividing the dollar amount by the estimated Black-Scholes value of our stock on the October 24, 2011 grant date (40% of the fair market value of a share of our stock on the grant date). The stock options will vest ratably over a three-year period. The value a proxy officer may eventually realize, if any, is contingent upon his completing the required service period and our stock price at the time he determines to exercise any in-the-money options. The section Stock Options at page 53 describes the terms and conditions of the stock options.
  Financial Goal RSUs. 25% was converted to a target number of Financial Goal RSUs by dividing the dollar amount by the fair market value of a share of our stock on the October 24, 2011 grant date. The number of Financial Goal RSUs eligible for vesting will range from 0%-200% of the target number awarded, and will be determined by the Committee based upon the company’s fiscal 2012-2013 performance against two-year cumulative EPS and free cash flow goals and two-year average ROC goals. Any Financial Goal RSUs eligible for vesting will be settled in shares of company stock on August 31, 2014 only if the proxy officer meets the award’s three-year service period. The value a proxy officer may eventually realize, if any, is contingent upon the number of Financial Goal RSUs eligible for vesting and our stock price on August 31, 2014. The design of the Financial Goal RSUs is described later in this section and the specific terms and conditions of the awards are described in the section Financial Goal RSUs at page 54.
40	MONSANTO COMPANY	2012 PROXY STATEMENT

The Committee believed that providing a mix of stock options (to closely align a significant portion of proxy officers’ pay to value created for our shareowners) and Financial Goal RSUs (to focus our proxy officers on leading the entire organization to achieve sustainable longer-term performance results related to goals for key financial performance measures and to link an element of their pay to the value of our stock) helps to align our proxy officers with shareowners’ interests.

     Size of Fiscal 2012 LTI Opportunities and Equity Grants. The dollar amount of each proxy officer’s fiscal 2012 LTI opportunity is included in his fiscal 2012 total compensation in the Summary Compensation Table on page 49 as the grant value of the stock options and estimated probable value of the Financial Goal RSU awards on the grant date. The number of stock options and target number of Financial Goal RSUs granted to each proxy officer as delivery of his 2012 LTI opportunity is set forth in the following table.

Fiscal 2012 Proxy Officer LTI Opportunities, Stock Option Grants, and Target Number of Financial Goal RSUs
	2012 Long-Term Opportunities and Awards
			Target Number of
Name	LTI Opportunity	Number of Stock Options	Financial Goal RSUs
Hugh Grant	$7,500,000	188,030	25,071
Pierre C. Courduroux	$1,500,000	37,610	5,015
Brett D. Begemann	$1,900,000	47,640	6,352
Robert T. Fraley, Ph.D.	$2,500,000	62,680	8,357
David F. Snively	$1,500,000	37,610	5,015

Detailed Information About Financial Goal RSUs

     Design and Award Process. The following information highlights the Committee’s process in designing and awarding fiscal 2012 Financial Goal RSUs to our proxy officers.

August 2011 Committee established fiscal 2012-2013 cumulative goals with respect to EPS, free cash flow and average ROC Performance Measures	October 2011 Committee increased EPS goals to reflect Restatement and awards proxy officers a target number of Financial Goal RSUs	October 2013 Committee will determine number of Financial Goal RSUs eligible for vesting (based upon the company’s fiscal 2012-2013 performance against two-year goals)	August 31, 2014 Number of Financial Goal RSUs eligible for vesting, if any, will be settled in shares of company stock if the proxy officer meets the three-year service requirement

When structuring the fiscal 2012 Financial Goal RSUs to include two-year cumulative goals, the Committee focused on aligning the length of the performance period with available information for it to consider in setting challenging, yet attainable forward-looking targets, given our evolving business strategy. The one-year additional service requirement following performance determination continues to tie the realizable value of the award to the value of our stock, reinforcing sustained company performance.

Fiscal 2012 Financial Goal RSU Performance Goals. In August 2011, the Committee established performance goals for each of the Financial Goal RSU Performance Measures for achievement over the fiscal 2012-2013 performance period. The Committee set target-level performance goals for each performance measure in line with our fiscal 2012 budget and our fiscal 2013 long-range business plan approved by our board, anticipating that it would be challenging for the company to achieve these levels of performance. The Committee set threshold-level performance goals at 85% and outstanding-level performance goals at 110% of the target-level goal for each performance measure. The Committee sets the threshold-level performance goals at a level that is viewed as reasonably achievable to support both performance motivation and retention objectives. The Committee believes that achievement of the outstanding-level performance goals requires significant stretch in performance

2012 PROXY STATEMENT	MONSANTO COMPANY	41

Executive Compensation continued

and represents what the Committee believes is company performance worthy of outstanding-level awards to our proxy officers. At its October 2011 meeting, the Committee reconsidered and increased the EPS goals to reflect the impact of the Restatement on our fiscal 2012 budget as revised by our board of directors.

RSUs Granted in Fiscal 2010 and 2011: Performance Determinations
Fiscal 2011 Financial Goal RSUs. Twenty-five percent (25%) of the dollar amount of each proxy officer’s 2011 LTI opportunity was delivered to him in the form of Financial Goal RSUs. The performance measures and terms and conditions of the fiscal 2011 Financial Goal RSUs were the same as the fiscal 2012 Financial Goal RSUs as described earlier in this section and in the section Financial Goal RSUs at page 54.

In October 2012, the Committee reviewed the company's financial results and the information in the chart below to determine the size of each proxy officer’s award and number of Financial Goal RSUs eligible for vesting.

Fiscal 2011 Financial Goal RSU Grant Summary of Goals
	Financial Goals
	Threshold	Target	Outstanding
	Performance	Performance	Performance
2011 Fiscal Year Grant	(50% of Units	(100% of Units	(200% of Units
for fiscal 2011 and 2012 Performance	eligible for vesting)	eligible for vesting)	eligible for vesting)	Actual Results
Cumulative EPS (1/3 of Units)	$5.31	$5.89	$6.48	$6.66
Cumulative free cash flow (Millions) (1/3 of Units)	$1,669	$1,854	$2,039	$3,856
Average ROC (1/3 of Units)	13.0%	14.4%	15.8%	16.7%

Since the company exceeded the outstanding performance level with respect to each of the Financial Goal RSU Performance Measures, the Committee determined that 200% of the target-number of Financial Goal RSUs awarded to each proxy officer as delivery of part of his fiscal 2011 LTI opportunity (the maximum) is eligible for vesting, based on the following formula:

200% of Target Performance for EPS (1/3 weighting) _______ Result: 200%	+	200% of Target Performance for Free Cash Flow (1/3 weighting) _______ Result: 200%	+	200% of Target Performance for Average ROC (1/3 weighting) _______ Result: 200%	=	200% of Target-Number of Fiscal 2011 Financial Goal RSUs Eligible for Vesting, subject to employment on August 31, 2013 _______

The number of Financial Goal RSUs eligible for vesting will be settled in shares of company stock on August 31, 2013 only if the proxy officer meets the award’s required three-year service period. Therefore, the value the proxy officer may realize, if any, is dependent upon the number of his fiscal 2011 Financial Goal RSUs eligible for vesting and the value of our stock on August 31, 2013. The target number of fiscal 2011 Financial Goal RSUs granted to each proxy officer as delivery of 25% of his fiscal 2011 LTI opportunity and the number of Financial Goal RSUs eligible for vesting on August 31, 2013 is as follows:

Proxy Officer Fiscal 2011 Financial Goal RSUs Eligible for Vesting
	Target Number of Financial Goal	Number of RSUs Eligible for
Name	RSUs Awarded	Vesting on August 31, 2013
Hugh Grant	31,940	63,880
Pierre C. Courduroux*	1,950	3,900
Brett D. Begemann	6,820	13,640
Robert T. Fraley, Ph.D.	10,650	21,300
David F. Snively	5,540	11,080

* Mr. Courduroux‘s award was pro-rated as of the date he became our CFO and member of our executive team.

42	MONSANTO COMPANY	2012 PROXY STATEMENT

No Fiscal 2010 Strategic Goal RSUs Awarded to Proxy Officers. In October 2009, the Committee awarded Strategic Goal RSUs to Mr. Grant, Mr. Begemann, Dr. Fraley, Mr. Snively and certain other executives, in addition to their traditional fiscal year equity grants (Financial Goal RSUs and stock options) to focus them on leading the company to accomplish certain strategic priorities at the time. The section Strategic Goal RSUs at page 56 describes the design of the awards. In October 2012, the Committee considered the information in the chart below, concluded that the company failed to achieve the threshold-level of performance with respect to all of the performance measures and determined that no Strategic Goal RSUs had been earned by any of our proxy officers.

Fiscal 2010 Strategic Goal RSU Grant Summary of Goals
	Goals
	Threshold	Target	Outstanding
	Performance	Performance	Performance
2010 Fiscal Year Grant	(50% of Units	(100% of Units	(200% of Units
for fiscal 2010, 2011 and 2012 Performance	eligible for vesting)	eligible for vesting)	eligible for vesting)	Actual Results
SmartStax® Corn Gross Profit (Millions) (50%)	$2,743.0	$2,965.4	$3,187.8	$706.6
Roundup Ready 2 Yield® Gross Profit (Millions) (40%)	$1,441.2	$1,558.1	$1,675.0	$967.3
Drought Corn Commercialization (Units Sold) (10%)			20,000	0

Retirement and Welfare Benefits
The company provides each of our proxy officers with the same employee benefits as all our U.S. regular employees under our broad-based plans. These benefits include tax-qualified and non-qualified pension and savings plans, health benefits, life insurance, and other welfare benefits. Base salary and AIP cash awards (but not LTI opportunities or the value of perquisites) are included in retirement plan calculations. In the U.S., the company sponsors tax-qualified pension and savings plans, as well as non-qualified “parity” pension and savings plans providing benefits to all employees whose benefits under the tax-qualified plans are limited by the Internal Revenue Code. No service credit is provided for years not worked. The company does not provide our proxy officers with any special retirement or welfare plan benefits that are not provided to other employees, other than increased coverage under our travel accident insurance plan and the executive medical plan, which we consider to be perquisites and are discussed below and on pages 50-51. The Committee adopted the executive medical plan to encourage our proxy officers and other officers to maintain or improve their health and productivity.

Mr. Grant is eligible for a disability benefit under the terms of our Third Country National (“TCN”) Retirement Plan, which from January 1, 1983 to October 31, 2002 was Former Monsanto’s and then our regular, non-qualified pension plan designed to protect retirement benefits for employees who were transferred from their home country to another country at the company’s request. The provisions of the disability benefit are described in footnote 3 to our Potential Effect on Compensation Upon Termination or Change of Control Table on pages 68-69. Since September 1, 2006, Mr. Courduroux has participated in our International Supplemental Retirement Account Plan (“IRP”), which, since October 31, 2002, has been our regular, non-qualified deferred compensation plan intended to provide certain supplemental retirement benefits to employees who experience permanent cross-border transfers. The provisions of IRP are described in the section International Supplemental Retirement Account Plan on page 62.

Perquisites
The company provides our proxy officers with limited perquisites, the most significant of which is access to the company’s aircraft for personal flights. Most of these personal flights result from our board’s requirement that our CEO travel on the company’s aircraft for security reasons. Personal use of the company’s aircraft by other proxy officers is allowed on a limited basis with the prior approval of our CEO. The company provides no tax gross-ups on any perquisites. Perquisite values are not considered for purposes of determining any AIP opportunity, retirement or severance benefit or any other benefit payment. Further discussion of the perquisites provided to our proxy officers is included on pages 50-51 in the footnotes to the Summary Compensation Table.

2012 PROXY STATEMENT	MONSANTO COMPANY	43

Executive Compensation continued

Our Fiscal 2013 Executive Compensation Program

For fiscal 2013, the Committee again tied a significant portion of our CEO’s and other proxy officers’ compensation to company performance over fiscal 2013 and the longer term by providing total direct compensation through base pay, a target AIP opportunity and a LTI opportunity (delivered through grants of stock options and Financial Goal RSUs). After careful deliberations, the Committee again chose to use EPS, free cash flow and net sales performance measures for our AIP and EPS, free cash flow and ROC performance measures for Financial Goal RSU awards. The Committee did, however, change the mix of LTI awards from 75% stock options and 25% Financial Goal RSUs to 60% stock options and 40% Financial Goal RSUs and extended the Financial Goal RSU performance period from two to three years to enhance focus on longer-term operating performance.

Setting Executive Compensation

The Committee considers a broad range of factors and tools when structuring our officer compensation program and making individual proxy officer pay decisions.

Committee Processes
The following information summarizes responsibilities and sources of data associated with the Committee’s determinations of our executive compensation program.

Committee (comprised of four independent directors)
  Determines program principles and philosophies
  Approves AIP design, performance measures and goals
  Determines the structure for delivering LTI opportunities, terms and conditions of equity grants and Financial Goal RSU performance measures and goals
  Determines all compensation for all of our executives, including our CEO and other proxy officers
  Reviews other officer compensation such as perquisites and benefits under broad-based benefit programs
  Considers all other arrangements, policies and practices related to our officer compensation program such as change of control agreements, stock ownership requirements and recoupment policy

Cook & Co. (independent Committee consultant)
  Provides no services to our company other than those provided directly to or on behalf of the Committee; the Committee has reviewed the independence of Cook & Co. and has determined that the firm has no conflict of interest
  Performs work at the direction and under the supervision of the Committee
  Provides advice, research and analytical services on subjects such as trends in executive compensation, officer compensation program design, officer compensation levels, and non-employee director compensation
  Reviews and reports on all Committee materials, participates in all Committee meetings and communicates with the Committee Chair between meetings

44	MONSANTO COMPANY	2012 PROXY STATEMENT

Management	Committee of executive team members appointed by our CEO
  Provides input to the Committee (through our CEO and Executive Vice President of Human Resources who are members of the committee) on the strategy, design and funding of our broad-based AIP in which our proxy officers also participate
  Makes plan design decisions for broad-based benefit programs in which our proxy officers participate, to the extent the annual cost-impact does not exceed $10,000,000
  Determines no compensation for any proxy officer or other executive team member

CEO and EVP-HR

  Recommend base pay, target AIP opportunities and actual AIP awards to proxy officers (other than themselves)
  Provide information on performance goals for Committee consideration in structuring the AIP and Financial Goal RSU programs
  Recommend retention of specific, critical talent (other than themselves) and various retention vehicles for Committee consideration
  CEO provides the Committee a performance assessment of each proxy officer (other than himself)

Towers Watson & Co. (consultant retained by management)
  Works with our EVP-HR and his staff to provide various calculations, comparator group data and general market data used by the Committee in its decision-making processes
  At the request of the Committee, periodically provides input through our EVP-HR and his staff, with respect to a specific practice, program or arrangement under consideration by the Committee
  Provides consulting, actuarial and other compensation and employee benefits-related services to our company; the Committee has reviewed its work with Towers and believes that it raises no conflicts of interest

Competitive Analyses
Our Comparator Group of Companies. To ensure an understanding of compensation levels, practices and trends in the market in which we compete for talent, the Committee compares our proxy officers’ compensation to executive compensation at a group of companies we call our “comparator group.” The companies in our comparator group have one or more of the following characteristics, which the Committee considers essential to our success:

  science-based, research-focused, organization from the biotechnology, pharmaceutical or related industry;
  specialty or diversified chemical company having a line of business requiring ongoing introduction of new products; or
  brand-focused general industry leader.
2012 PROXY STATEMENT	MONSANTO COMPANY	45

Executive Compensation continued

The Committee reviews the composition of our comparator group annually. The companies listed below constitute our comparator group for fiscal 2012 proxy officer compensation. The companies are the same as the companies in our fiscal 2011 comparator group except for Genzyme which was acquired by Sanofi-Aventis in April 2011.

3M Co. Abbott Laboratories* Allergan Inc.* Amgen Inc.* Ashland Inc. Baxter International Inc.* Becton, Dickinson and Co. Biogen Idec Inc.	Boston Scientific Corp.* Bristol-Myers Squibb Co.* Colgate-Palmolive Co. Dow Chemical Co. E.I. du Pont de Nemours and Co. Ecolab Inc. Eli Lilly and Co.*	Forest Laboratories Inc.* General Mills Inc. Gilead Sciences Inc.* Kellogg Co. Medtronic Inc.* PPG Industries Inc. St. Jude Medical Inc.

The Committee considers a subset of our comparator group representing technology-based companies when evaluating Dr. Fraley’s compensation (indicated with an asterisk (*) in the group of companies listed above). The Committee believes that the group of noted companies better represents his role within our organization, technology’s impact on our business and the market in which our company competes for scientific talent.

The Committee reviews compensation data for our comparator group to compare our size and performance to the comparator group with respect to key publicly available financial metrics. At the time the Committee determined our proxy officers’ fiscal 2012 compensation, our revenue was in the median range of the comparator group, and our one-year EPS growth and market capitalization each were slightly above the median range of our comparator group.

Use of Tally Sheets and Wealth Accumulation Analyses

The Committee reviews tally sheets and wealth accumulation analyses for each proxy officer to understand the realized and potential value of overall compensation and individual elements of compensation payable to our proxy officers (including the value of vested and unvested equity grants) under various scenarios including: voluntary termination, involuntary termination with and without cause, retirement, death, disability and following a change of control. This enables the Committee to evaluate whether:

  the program or accumulation of wealth reflects company operating performance and a correlation to changes in shareowner value;
  the individual proxy officer’s total compensation and accumulated wealth reflect his performance; and
  the overall program and its individual elements are working, or whether adjustments to the program or an individual proxy officer’s compensation would be appropriate.

Equity Grants
When determining the aggregate LTI opportunities and equity grants to our proxy officers and all other employees, the Committee considers the:

  projected impact on our company’s earnings for the anticipated fiscal year grants;
  proportion of our total shares outstanding (our “run rate”) used for annual employee long-term compensation programs in relation to the median proportions of other companies in our comparator group; and
  potential voting power dilution to our shareowners (our “overhang”) in relation to the median practice of companies in our comparator group.

Our run rate and overhang levels for equity grants to our proxy officers and other employees are significantly below the median levels of our comparator group.

46	MONSANTO COMPANY	2012 PROXY STATEMENT

In fiscal 2012, the company made equity grants to our proxy officers under our shareowner-approved Monsanto Company 2005 Long-Term Incentive Plan, which we refer to as our “2005 LTIP.” The grant date is always the date the Committee or its delegate approves the grant. The grant price is the “fair market value” of a share of our common stock on the grant date, which we define as the closing price on the New York Stock Exchange on the grant date.

The Committee, with input from its independent consultant, regularly reviews our equity grant practices to assure alignment with what it believes constitute best practice guidelines.

Other Arrangements and Policies Related to Our Executive Compensation Program

Deductibility of Performance-Based Compensation
The Committee structures and administers our annual and long-term incentive compensation plans and arrangements for our proxy officers with the goal of maximizing the tax deductibility of the payments as “performance-based” compensation under Code Section 162(m), to the extent practical and deemed appropriate, consistent with maintaining competitive compensation. For example, we maintain our Code Section 162(m) Annual Incentive Plan for Covered Executives, which we refer to as our “Code Section 162(m) Plan.” The shareowner-approved plan provides that a proxy officer who is subject to Code Section 162(m) is eligible for an AIP award only if the Committee certifies that the company attained the pre-established corporate adjusted net income performance goal for the fiscal year performance period. Under our Code Section 162(m) Plan, the maximum AIP award the officer may receive is .75% of corporate adjusted net income for the performance year; however, the Committee determines the actual amount of the award under the terms of the AIP through the exercise of negative discretion. Similarly, the terms and conditions of the Financial Goal RSUs granted to our proxy officers provide that units are eligible for vesting only if the Committee certifies that the company attained the pre-established Code Section 162(m) performance goal of positive net income for the two-year performance period. If the corporate net income performance goal has been attained, the Committee determines the actual number of units that will vest (which may range from zero to 200%) under the terms and conditions of the Financial Goal RSUs. While the Committee believes that tax deductibility of compensation is an important consideration, with the goal of providing compensation that is in the best interest of the company and its shareowners, the Committee reserves the flexibility to approve compensation arrangements that are not fully tax deductible.

Change-of-Control Employment Agreements
Our company has entered into employment agreements with our proxy officers that become effective upon a change of control of our company, as described in the section Change of Control Employment Security Agreements beginning on page 65. The Committee believes that the agreements serve the interests of our company and its shareowners by ensuring that if a hostile or friendly change of control is under consideration, our proxy officers will be able to advise our board about the potential transaction in the best interests of shareowners, without being unduly influenced by personal considerations of losing their jobs. At least annually, the Committee reviews the potential cost and the terms of the agreements, in addition to the list of other officers and executives eligible for the agreements.

Stock Ownership Requirements
We have stock ownership requirements for our proxy officers and other key executives to align their interests with those of our shareowners. The stock ownership requirement for each proxy officer and other executives subject to the policy is expressed as a fixed number of shares calculated based on an assigned multiple (which, for our CEO is five and our other proxy officers is three), of annual base pay as of a fixed date, and the stock price on that fixed date. The ownership requirement remains at the fixed number of shares until the Committee determines that a re-calibration is appropriate. For example, our CEO’s current fixed-share stock ownership requirement is valued at more than eight times his current base pay.

2012 PROXY STATEMENT	MONSANTO COMPANY	47

Executive Compensation continued

Shares may be counted toward the policy’s ownership requirements whether held directly or through a spouse, retirement plan or retirement account; provided that shares pledged as security for a loan, stock options, restricted stock and restricted stock units issued after September 1, 2008 which have not yet vested, and performance-RSUs for which performance has not yet been determined will not be counted toward the policy’s ownership requirements.

The information in the chart below sets forth, with respect to our CEO and the average of the other proxy officers: (1) the fixed number of shares ownership requirement, as determined on June 27, 2006, the last time the Committee re-calibrated ownership for all executives, or based on the proxy officer’s base pay and our stock price on the date such officer became subject to the ownership requirement, if later; (2) required ownership as a multiple of August 31, 2012 base pay; (3) actual ownership as of August 31, 2012; and (4) actual ownership as a multiple of his August 31, 2012 base pay.

		Required Ownership as a	Actual	Actual as a Multiple
	Required	Multiple of Base Pay	Ownership	of Base Pay
	Ownership	(8/31/12)	(8/31/12)	(8/31/12)
Chief Executive Officer	143,509	8.7	507,377	30.9
Other Proxy Officers (average)	29,719	4.4	47,417	6.9

Until an executive has met the stock ownership requirement, he or she must retain 25% of the pre-tax number of shares received upon exercise of a stock option, vesting of restricted stock or settlement of RSUs or other equity-based award granted under our long-term incentive plans. Each proxy officer has met his stock ownership requirement other than Mr. Courduroux who first became subject to a requirement in January 2011, when he took over as our chief financial officer.

Recoupment Policy
In order to further align management’s interests with the interests of shareowners and support good governance practices, our board originally adopted a recoupment policy in October 2006, as amended and restated in October 2009, applicable to AIP awards, Financial Goal RSUs and other performance-based compensation to our proxy officers and other members of our executive team. The amended and restated policy generally provides that in the event our company is required to prepare an accounting restatement due to our company’s material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct or an error (as determined by the members of our board who are considered independent for purposes of the listing standards of the NYSE), our company may, in the exercise of its discretion (as determined by such board members) take action to recoup the amount by which such award exceeded the payment that would have been made based on the restated financial results. Our company’s right of recoupment expires unless demand is made within three years following payment of the award, and does not apply to stock options, restricted stock or other securities that do not have performance-vesting criteria. A copy of our current policy was filed as Exhibit 10.27 to our annual report on Form 10-K for the fiscal year ended August 31, 2009.

Prohibition on Derivative Trading
Our company prohibits derivative transactions in our company stock by officers, directors and their families. Specifically, they may not, at any time:

  trade in any puts, calls, covered calls or other derivative products involving company securities;
  engage in any hedging or monetization transactions with respect to company securities; or
  hold company securities in a margin account or pledge company securities as collateral for a loan, provided, however, that our officers may pledge company securities as collateral for a loan obtained in connection with the exercise of stock options granted by our company. Any such loans must be made independent of any arrangements facilitated by us.
48	MONSANTO COMPANY	2012 PROXY STATEMENT

Summary Compensation Table

The table and footnotes below describe the total compensation paid to each of our proxy officers for fiscal years 2012, 2011 and 2010. The components of the total compensation are described below and in more detail in the tables following. For information on the role of each component within the total compensation package, see the description under Compensation Discussion and Analysis.

						Change in
						Pension Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)[1,2]	($)[1]	($)[3]	($)[4]	($)[5]	($)
Hugh Grant	2012	1,432,936	1,875,060	4,121,618	5,000,000	1,247,920	548,072	14,225,606
Chairman of the Board	2011	1,409,179	1,875,197	4,682,812	3,070,769	330,547	200,166	11,568,670
and Chief Executive Officer	2010	1,409,179	7,032,241	3,583,784	0	775,941	371,196	13,172,341
Pierre C. Courduroux	2012	517,500	375,072	824,411	975,000	178,215	76,061	2,946,259
Senior Vice President and	2011	382,500	135,798	493,379	571,000	34,940	19,095	1,636,712
Chief Financial Officer
Brett D. Begemann	2012	590,162	475,066	1,044,269	1,300,000	559,371	86,371	4,055,239
President	2011	549,185	3,181,573	999,005	800,000	123,577	26,744	5,680,084
and Chief Commercial Officer	2010	542,077	1,406,731	716,757	0	342,729	45,344	3,053,638
Robert T. Fraley, Ph.D.	2012	624,711	625,020	1,373,946	1,200,000	675,540	118,435	4,617,652
Executive Vice President and	2011	610,062	3,714,128	1,561,068	865,000	262,683	31,510	7,044,451
Chief Technology Officer	2010	602,308	2,344,787	1,194,755	0	543,612	92,771	4,778,233
David F. Snively	2012	530,800	375,072	824,411	975,000	359,743	83,708	3,148,734
Executive Vice President,	2011	506,538	2,711,700	811,716	640,000	108,926	25,945	4,804,825
Secretary and General Counsel	2010	481,846	1,219,403	621,397	0	253,140	42,855	2,618,641

1	The amounts in these columns reflect grant date fair value at target in accordance with accounting guidance. These amounts do not factor in an estimate of forfeitures related to service-based vesting conditions and may not represent the amounts the proxy officers will actually receive for performance-based awards. The assumptions used in determining the fair value of the awards are set forth in Note 21 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended Aug. 31, 2012. Additional information regarding the awards is set forth below under the Grants of Plan-Based Awards Table, Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables and the Outstanding Equity Awards at Fiscal Year-End Table.

2	Stock award values shown reflect grant date fair value assuming achievement of target-level performance. If achievement of outstanding-level performance were assumed, the grant date fair value of stock awards for the proxy officers for fiscal years 2012, 2011 and 2010, respectively, would be: Mr. Grant, $3,750,120, $3,750,394 and $14,064,482; Mr. Courduroux, $750,144 and $271,596 (for fiscal 2011); Mr. Begemann, $950,132, $3,581,975 and $2,813,462; Dr. Fraley, $1,250,040, $4,339,390 and $4,689,574; Mr. Snively, $750,144, $3,036,952, and $2,438,806.

With respect to performance-based awards, accounting guidance requires the company to evaluate the likelihood of the achievement of the different possible levels of performance in terms of the goals specified in the awards each quarter and incur expense based on the most probable outcome. Actual amounts that will be received by the proxy officers for performance-based RSUs will be determined at the end of the performance period based upon actual performance, which may differ from the amounts reported above.

2012 PROXY STATEMENT	MONSANTO COMPANY	49

Executive Compensation continued

Based on our evaluation at the end of our fiscal 2012, we incurred expense at 200% of the number of fiscal 2012 Financial Goal RSUs granted to our proxy officers in October 2011. Performance will be evaluated at each reporting period, and changes in expected performance could cause this expense to be reversed in future periods. In October 2012, after evaluating our performance with respect to the fiscal 2011 Financial Goal RSUs, the people and compensation committee determined that 200% of each proxy officer's target-level award would be made available for vesting, subject to the additional service requirement. In October 2011, after evaluating our performance with respect to fiscal 2010 Financial Goal RSUs, the people and compensation committee determined that 62.4% of each Mr. Grant’s, Mr. Begemann’s, Dr. Fraley’s and Mr. Snively’s target-level award would be made available for vesting. On August 31, 2012, the additional service requirement of these awards was satisfied and the awards vested. Mr. Courduroux did not participate in the award of fiscal 2010 Financial Goal RSUs.

Stock award values for fiscal 2010 reflect a special grant of Strategic Goal RSUs, which were granted in addition to an annual award of Financial Goal RSUs as part of each proxy officer’s fiscal 2010 compensation (other than Mr. Courduroux, who was not an officer during fiscal 2010). At the same time, the award value of the 2010 Financial Goal RSUs granted to each proxy officer was reduced compared to the fiscal 2011 award values. In October 2012, after evaluating our performance with respect to the Strategic Goal RSUs, the people and compensation committee determined that the company failed to achieve the threshold-level of performance with respect to the award’s performance measures and that no Strategic Goal RSUs had been earned by any of our proxy officers.

Stock awards for fiscal 2011 for Messrs. Begemann and Snively and Dr. Fraley include an additional grant of restricted stock units designed for retention purposes.

3	This column represents cash awards earned by our proxy officers during the respective fiscal year under the applicable AIP, which were paid in November of the subsequent fiscal year. Our AIP is discussed in further detail on pages 52-53 and in the Compensation Discussion and Analysis section beginning on page 30.

4	This column represents the aggregate actuarial increase in the present value of benefits under all of our pension plans during the respective fiscal years for each proxy officer. The amounts were determined by using interest rate and mortality rate assumptions consistent with those used in our financial statements, as is set forth in the Pension Benefits Table beginning on page 60. For Messrs. Grant, Courduroux and Snively, the amounts in this column consist solely of the aggregate change in pension value. For Mr. Begemann and Dr. Fraley, in addition to the aggregate change in pension value, this column includes interest earned under the company’s Deferred Payment Plan (which is set at the average Moody’s Baa Bond Index Rate in effect during the prior calendar year), to the extent that it exceeds 120% of the applicable federal long-term rate, in 2012, 2011 and 2010 and as follows: Mr. Begemann, $1,492, $907 and $1,032; and Dr. Fraley, $10,586, $8,011 and $11,482. The Deferred Payment Plan is discussed in further detail under Deferred Payment Plan beginning on page 64.

5	Following is additional information on the amounts reported in the All Other Compensation column for fiscal 2012.

	Company Contributions to SIP A
		Non-Qualified
	Qualified Plan	Parity Plan	Perquisites B	Total
Name	($)	($)	($)	($)
Hugh Grant	17,850	305,043	225,179	548,072
Pierre C. Courduroux	17,850	58,211		76,061
Brett D. Begemann	15,645	70,726		86,371
Robert T. Fraley, Ph.D.	17,850	88,797	11,788	118,435
David F. Snively	17,850	65,858		83,708

A	Represents matching contributions made by the company during fiscal 2012 for compensation deferred by participants under our Savings and Investment Plan, which we refer to as our “SIP,” and our ERISA Parity Savings and Investment Plan, which we refer to as our “SIP Parity Plan.” Our SIP is a tax-qualified defined contribution plan and our SIP Parity Plan is a non-qualified defined contribution plan under the Code. Information regarding the company matching contribution levels is provided under SIP Parity Plan on page 64.

B	Amounts represent the aggregate incremental cost to the company of perquisites provided to our proxy officers, except for Messrs. Courduroux, Begemann and Snively, for whom such amounts are less than $10,000. The amounts shown for Mr. Grant include personal use of corporate aircraft of $218,741, home security expenses, and de minimus gifts and entertainment expenses. The amounts shown for Dr. Fraley include personal use of corporate aircraft of $8,308, personal use of a car and driver, and de minimus gifts and entertainment expenses.

50	MONSANTO COMPANY	2012 PROXY STATEMENT

For security, our board of directors requires our CEO, Mr. Grant, to use company aircraft for both business and personal flights. Other proxy officers are permitted to use the aircraft on a limited basis for personal flights. Personal travel by a guest of a proxy officer, even on a business trip, is considered a perquisite to the proxy officer. The incremental cost of company aircraft used for a non-business flight is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return or deadhead flight, and varies considerably based on the type of aircraft. Fixed costs that do not vary based on usage are not included in the calculation of direct operating costs. The company incurs minimal incremental costs for passengers who travel as the guest of executives traveling on the aircraft for business purposes.

When our board of directors holds a multi-day meeting to visit a company facility outside of the St. Louis area, the company invites our proxy officers’ spouses; any incidentals provided at the meetings to the proxy officers or their spouses, such as leisure activities or a gift, are considered perquisites. We also provide our proxy officers increased coverage under our travel accident insurance plan, pursuant to an industry standard policy that requires no incremental cost to the company. In addition, when otherwise unused for business purposes, our proxy officers may occasionally request tickets to entertainment or sporting events for personal use.

Grants of Plan-Based Awards Table

The following table provides additional information about plan-based awards granted to our proxy officers during fiscal 2012. See Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables for more information about the terms of the awards.

									All Other
									Option
			Estimated Possible			Estimated Future Payouts			Awards;	Exercise	Grant Date
		Grant	Payouts Under Non-Equity			Under Equity Incentive			Number of	or Base	Fair Value
		Date for	Incentive Plan Awards [1]			Plan Awards [2]			Securities	Price of	of Stock
		Equity-							Underlying	Option	and Option
	Award	Based	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name	Type	Awards	($)	($)	($) [1]	(#)	(#)	(#)	(#) [3]	($/Sh) [4]	($) [5]
Hugh Grant	Annual Incentive	—	661,517	1,890,050

	Stock Options	10/24/11							188,030	74.79	4,121,618

	Financial Goal	10/24/11				12,536	25,071	50,142			1,875,060
	RSUs
Pierre C. Courduroux	Annual	—	134,750	385,000
	Incentive
	Stock	10/24/11							37,610	74.79	824,411
	Options
	Financial Goal	10/24/11				2,508	5,015	10,030			375,072
	RSUs
Brett D. Begemann	Annual	—	189,000	540,000
	Incentive
	Stock	10/24/11							47,640	74.79	1,044,269
	Options
	Financial Goal	10/24/11				3,176	6,352	12,704			475,066
	RSUs
Robert T. Fraley, Ph.D.	Annual	—	174,787	499,392
	Incentive
	Stock	10/24/11							62,680	74.79	1,373,946
	Options
	Financial Goal	10/24/11				4,179	8,357	16,714			625,020
	RSUs
David F. Snively	Annual	—	129,948	371,280
	Incentive
	Stock	10/24/11							37,610	74.79	824,411
	Options
	Financial Goal	10/24/11				2,508	5,015	10,030			375,072
	RSUs

2012 PROXY STATEMENT	MONSANTO COMPANY	51

Executive Compensation continued

1	Amounts in this column represent the threshold, target and maximum payouts under the company’s AIP with respect to our attainment of specified performance criteria. Threshold payout is 35% of the target award and the maximum payout is set by our Code Section 162(m) Annual Incentive Plan for Covered Executives, which was designed to maximize the tax-deductibility of AIP awards to our proxy officers who are subject to Code Section 162(m). Under this plan, the maximum AIP award a covered proxy officer may receive is three-quarters of one percent (.75%) of corporate adjusted net income for the applicable performance year, or $14.97 million for fiscal 2012. The people and compensation committee has discretion to award less than the maximum amount and historically has determined the amount of all AIP awards based on company and individual performance measured against pre-established goals under our AIP as described below. The AIP awards have been substantially lower than the maximum amount for Code Section 162(m) purposes. See Deductibility of Performance-Based Compensation on page 47 for more information about Code Section 162(m) Annual Incentive Plan for Covered Executives, and the information under Annual Incentive Plan beginning on page 38 for a more detailed description of awards made under our AIP. The actual amounts earned are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 49.

2	Amounts in this column represent the threshold, target and maximum payout for Financial Goal RSUs granted under our 2005 LTIP as part of our proxy officers’ fiscal 2012 long-term incentive compensation. We describe the terms of the Financial Goal RSUs in more detail beginning on page 54.

3	Amounts in this column represent stock options granted under our 2005 LTIP to our proxy officers on Oct. 24, 2011 (which will vest ratably on each of Nov. 15, 2012, Nov. 15, 2013 and Nov. 15, 2014) as part of their fiscal 2012 long-term incentive compensation. See Stock Options on pages 53-54 for additional information regarding vesting and other terms of these options.

4	Exercise prices are equal to the closing prices of our stock on the respective dates of grant.

5	The grant date fair value of options was $21.92 per option for options awarded on Oct. 24, 2011. In accordance with SEC rules, amounts reported in this column for Financial Goal RSUs disclose the fair value at the date of grant based on the probable outcome, regardless of when or whether these amounts are ultimately realized by the proxy officer. The grant date fair value of the fiscal 2012 Financial Goal RSUs awarded on Oct. 24, 2011 was $74.79 per unit. Fair value is calculated as the target number of Financial Goal RSUs multiplied by the closing price of our common stock on the date of grant, in accordance with the requirements of the Compensation-Stock Compensation topic of the ASC. The actual amounts that will be received by the proxy officer for Financial Goal RSUs will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was probable at the date of grant. The assumptions used in determining the fair value of the awards are set forth in Note 21 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended Aug. 31, 2012.

Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables

The following provides information about the terms of our fiscal 2012 AIP and our long-term incentive awards, pursuant to which our proxy officers were awarded non-equity incentive compensation, stock option awards and Financial Goal RSU awards for fiscal 2012, as detailed in the tables above. For additional information regarding the application of these plans and awards to our proxy officers in fiscal 2012, see Compensation Discussion and Analysis.

Annual Incentive Plan

Our fiscal 2012 AIP is designed to reward financial and operational performance that drives shareowner value. Awards under the AIP are paid in cash. Our proxy officers participate in the same AIP in which most of our other employees participate. The AIP focuses the organization on achieving financial goals as shown below, all of which affect shareowner value.

The people and compensation committee establishes threshold, target and outstanding-level goals for the fiscal year performance period for the following financial metrics: net sales (weighted 10%), EPS (weighted 50%) and free cash flow (weighted 40%). Each AIP participant also has individual goals, and our proxy officers are evaluated against key business priorities and performance of their respective business units. In addition, each participant is provided a target award opportunity, communicated as a percentage of base pay. The fiscal 2012 target opportunity for our proxy officers is shown on page 40.

52	MONSANTO COMPANY	2012 PROXY STATEMENT

After the end of the performance period, the people and compensation committee evaluates the company’s performance against the pre-established financial goals and other subjective factors to determine the funding factor for the award pool. The award pool is calculated by multiplying the funding factor by the target award pool (which is the sum of all participants’ base salaries on August 31, 2012, multiplied by their respective target AIP opportunities).

The AIP provides that in the event the company paid dividends with respect to each of its financial quarters ending during the fiscal year, the award pool will fund at no less than 20% of target-level funding. However, if the company does not attain at least the threshold-level of performance with respect to the AIP’s EPS goal, the AIP may not fund above the 20% funding level. The AIP also provides that the overall funding of the award pool is capped at 200% unless the people and compensation committee, in its sole discretion, determines to fund above 200%.

Under the terms of the AIP, the people and compensation committee may exercise discretion in determining plan funding. In particular, although the metrics for determining our company’s performance against the EPS and free cash flow goals are derived from our financial statements, which follow generally accepted accounting principles, the people and compensation committee may make the following adjustments when determining company performance against goals.

  The people and compensation committee may consider the following items (either positive or negative) as extraordinary and excluded for purposes of EPS (but not free cash flow) calculations:
–	restructuring charges and reversals;
–	the impact of lawsuit outcomes;
–	in-process R&D write-offs on acquisitions;
–	the impact of liabilities, expenses, settlements or agreements associated with Solutia, Inc.’s reorganization plan;
–	the impact of unbudgeted business sales/divestitures; or
–	the impact of changes in accounting rules.
  The people and compensation committee may consider the following items as extraordinary and excluded for purposes of free cash flow calculations:
–	the impact of acquisitions; or
–	the impact of agreements associated with Solutia Inc.’s bankruptcy.

  For information regarding the fiscal 2012 AIP awards to our proxy officers, please see Annual Incentive Plan beginning on page 38. Our annual incentive plans for fiscal 2011 and 2010 were substantially the same as the AIP for fiscal 2012.

Long-Term Incentive Awards

  In fiscal 2012, we granted equity awards to our proxy officers under the 2005 Long-Term Incentive Plan (the “2005 LTIP”). Under the 2005 LTIP, we may grant stock options, performance-based RSUs, RSUs, restricted stock, stock appreciation rights, stock or cash to our employees and directors. The forms of awards granted to our proxy officers in fiscal 2012, 2011 and 2010 are described in more detail below.

  Stock Options
  We generally award stock options with ten year terms that vest ratably over three years, except in certain circumstances. In the event of death, disability, involuntary termination without cause or retirement, options held for at least one year become fully vested. “Retirement” is a termination of employment (other than for cause) after attaining age 55 with five years of service.

2012 PROXY STATEMENT	MONSANTO COMPANY	53

Executive Compensation continued

  Upon a change of control of the company (as defined on page 65), stock options granted for fiscal 2011 or later are subject to double-trigger vesting and stock options granted for years prior to fiscal 2011 are subject to single-trigger vesting, in each case even if the stock options have been held less than one year.

  Financial Goal RSUs
  In addition to stock options, we have awarded our proxy officers Financial Goal RSUs, which vest over a three-year period, except in certain circumstances, and are settled in shares of our common stock. Dividend equivalents are accrued during the designated service period and are paid upon vesting based on the number of units that vest.

  Except as described below, vesting of the Financial Goal RSUs is subject to the company’s attainment of a Code Section 162(m) performance goal, as described below;
    the company’s attainment of threshold, target or outstanding-level goals relating to cumulative EPS (weighted 1/3), free cash flow (weighted 1/3) and return on capital (weighted 1/3) performance measures during the specified performance period (for fiscal 2012 grants, the September 1, 2011 through August 31, 2013 performance period); and
    the proxy officer’s continued employment during the specified service period (for fiscal 2012 grants, September 1, 2011 through August 31, 2014).

  After the end of the two-year performance period, the people and compensation committee determines performance against the goal the committee established for purposes of Code Section 162(m).

    If the Code Section 162(m) performance goal is met, all units vested would be fully deductible by the company.
    If the Code Section 162(m) performance goal is not met, all units are forfeited.

  For the fiscal 2012 grant, the people and compensation committee established a Code Section 162(m) performance goal of positive net income for the September 1, 2011 through August 31, 2013 performance period. “Net income” is defined as gross profit (i) minus (a) sales, general and administrative expenses, (b) research and development expense, (c) amortization, (d) net interest expense, and (e) income taxes and (ii) plus or minus other income and expense, all as reported in the company’s financial statements, but excluding positive or negative effects of (1) restructuring charges and reversals, (2) the outcome of lawsuits, (3) research and development write-offs on acquisitions, (4) impact of liabilities, expenses or settlements related to Solutia, Inc. or agreements associated with a Solutia, Inc. plan of reorganization, (5) unbudgeted business sales and divestitures and (6) the cumulative effects of changes in accounting methodology made after August 31, 2011.

  If the Code Section 162(m) performance goal is met, the people and compensation committee considers a corresponding portion of the units initially awarded to each proxy officer, from zero to 200%, as eligible for vesting based on the company’s attainment of the pre-established goals during the performance period.

    If the company achieves between the threshold and target level performance for a goal, up to 50% of the units will be forfeited; the remainder will be eligible for vesting upon completion of the specified service period.
    If the company achieves target level performance for each goal, 100% of the units will be eligible for vesting upon completion of the specified service period.
    If the company exceeds target level performance for one or more goals, up to 200% of the units will be eligible for vesting upon completion of the specified service period.
54	MONSANTO COMPANY	2012 PROXY STATEMENT

  Financial Goal RSUs are eligible for modified vesting under the following circumstances:

    In the case of involuntary termination of employment without cause, retirement, death or disability, the participant would vest at the normal vesting date as follows: (1) if the termination occurs during the performance period, a pro-rata portion of units based upon actual performance over the performance period; or (2) if the termination occurs following the end of the performance period, the number of units earned based on the performance goals.
    Upon a change of control of the company, Financial Goal RSUs granted for fiscal 2011 or later are subject to double-trigger vesting and would vest only if no comparable replacement units are provided or in the event of the participant’s retirement, involuntary termination of employment without cause, or death or disability.
–	In the case of a termination following a change of control during the first year of the performance period, vesting would be based on the target number of units.
–

  In the case of a termination following a change of control during the second year of the performance period, vesting would be based on: (i) 50% of the target number of units, plus (ii) 50% of the units based on performance.

–	In the case of a termination following a change of control following the performance periods, the number of units earned.

  The following chart shows Financial Goal RSU grants outstanding at August 31 and vesting on or after August 31, 2012:

Financial Goal RSUs Grant Vesting Table
For Fiscal Year	Grant Date	Performance Period	Performance Determination Date	Vesting Date
2011	10/25/2010	Fiscal Years 2011-2012	October 2012	8/31/2013
2011	1/1/2011	Fiscal Years 2011-2012	October 2012	8/31/2013
2012	10/24/11	Fiscal Years 2012-2013	October 2013	8/31/2014

  Retention RSUs
  Restricted stock units (“RSUs”) were granted to proxy officers Begemann, Fraley and Snively in fiscal 2011 for retention purposes. These awards represent the right to receive a specified number of shares of our common stock upon vesting, subject to certain conditions described below. A participant to whom retention RSUs are awarded has no rights as a shareowner with respect to the shares represented by the RSUs unless and until shares are actually delivered to the participant in settlement of the award. Dividend equivalents accrue on the RSUs and will be paid to the participant upon vesting of the award.

  The retention RSUs include a Code Section 162(m) performance goal of positive net income for the September 1, 2011 through August 31, 2014 performance period. “Net income” is defined as on page 54, except that it includes the cumulative effects of changes in accounting methodology made after August 31, 2011.

  If the people and compensation committee determines that the Code Section 162(m) performance goal has been met, the retention RSUs will vest in 2015, subject to the participant’s continued employment. Vesting may be modified for certain termination events.

    In the case of termination of employment without cause, death or disability, the participant would vest at the normal vesting date in a pro-rata portion of units earned, if the Code Section 162(m) performance goal is met.
    In the case of a change of control, the units would vest only if no comparable replacement units are provided or in the event of the participant’s termination of employment without cause or voluntary termination for good reason, in which case the full number of units would vest.
2012 PROXY STATEMENT	MONSANTO COMPANY	55

Executive Compensation continued

  Strategic Goal RSUs
  Strategic goal performance-RSUs (“Strategic Goal RSUs”) were granted to proxy officers other than Mr. Courduroux in fiscal 2010. These awards represented the right to receive a specified number of shares of our common stock if the Strategic Goal RSUs had vested. Vesting of the Strategic Goal RSUs was subject to:

    the company’s attainment of threshold, target or outstanding-level goals relating to cumulative gross profit goals for SmartStax® corn (weighted 50%), cumulative gross profit goals for Roundup Ready 2 Yield® soybeans (weighted 40%) and the commercialization of Drought 1 corn by the end of the performance period (weighted 10%) during the September 1, 2009 through August 31, 2012 performance period; and
    the proxy officer’s continued employment during the September 1, 2009 through August 31, 2013 service period.

  In October 2012, the committee determined that the company failed to achieve the threshold level of performance with respect to each of the goals and that no Strategic Goal RSUs are eligible for vesting.

56	MONSANTO COMPANY	2012 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End Table

  The table below provides information regarding outstanding equity awards as of August 31, 2012 for each proxy officer. The equity awards in this table consist of stock options, retention RSUs, Financial Goal RSUs, and Strategic Goal RSUs.

							Stock Awards [1]
			Option Awards [1]				Restricted Stock Units		Performance-RSUs
									Equity Incentive	Equity Incentive
									Plan Awards;	Plan Awards;
			Number of	Number of					Number of	Market or Payout
			Securities	Securities				Market Value	Unearned	Value of Unearned
			Underlying	Underlying			Number of	of Units of	Shares, Units	Shares, Units or
	Grant Date or		Unexercised	Unexercised	Option	Option	Units of Stock	Stock That	or Other Rights	Other Rights That
	Performance		Options (#)	Options (#)	Exercise	Expiration	That Have Not	Have Not	That Have Not	Have Not Vested
Name	Period		Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($) [2]	Vested (#)	($) [2]
Hugh Grant	10/24/2011			188,030	74.79	10/24/2021
	10/25/2010		79,843	159,687	58.71	10/25/2020
	10/26/2009		99,466	49,734	70.69	10/26/2019
	10/20/2008		157,220		89.45	10/20/2018
	10/22/2007		149,230		87.14	10/22/2017
	10/26/2006		248,960		44.06	10/26/2016
	9/1/11-8/31/13	[3]							50,142	4,367,870
	9/1/10-8/31/12	[4]					63,880	5,564,587
	9/1/09-8/31/12	[5]					0	0
Pierre C.	10/24/2011			37,610	74.79	10/24/2021
Courduroux	1/1/2011		4,863	9,727	69.64	1/1/2021
	10/25/2010		2,663	5,327	58.71	10/25/2020
	10/26/2009		4,160	2,080	70.69	10/26/2019
	5/15/2009		520		89.95	5/15/2019
	10/20/2008		3,360		89.45	10/20/2018
	10/22/2007		4,320		87.14	10/22/2017
	10/26/2006		8,200		44.06	10/26/2016
	9/1/11-8/31/13								10,030	873,713
	9/1/10-8/31/12	[3]					3,900	339,729
Brett D. Begemann	10/24/2011			47,640	74.79	10/24/2021
	10/25/2010		17,033	34,067	58.71	10/25/2020
	10/26/2009		19,893	9,947	70.69	10/26/2019
	10/20/2008		31,450		89.45	10/20/2018
	10/22/2007		27,980		87.14	10/22/2017
	10/26/2006		42,560		44.06	10/26/2016
	10/28/2005		32,090		29.2175	10/28/2015
	3/2/2011						39,680	3,456,525
	9/1/11-8/31/13	[3]							12,704	1,106,645
	9/1/10-8/31/12	[4]					13,640	1,188,180
	9/1/09-8/31/12	[5]					0	0

2012 PROXY STATEMENT	MONSANTO COMPANY	57

Executive Compensation continued

							Stock Awards [1]
			Option Awards [1]				Restricted Stock Units		Performance-RSUs
Name	Grant Date or Performance Period		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($) [2]	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [2]
Robert T. Fraley,	10/24/2011			62,680	74.79	10/24/2021
Ph.D.	10/25/2010		26,616	53,234	58.71	10/25/2020
	10/26/2009		33,160	16,580	70.69	10/26/2019
	10/20/2008		52,410		89.45	10/20/2018
	10/22/2007		53,800		87.14	10/22/2017
	10/26/2006		86,390		44.06	10/26/2016
	3/2/2011						44,070	3,838,938
	9/1/11-8/31/13	[3]							16,714	1,455,957
	9/1/10-8/31/12	[4]					21,300	1,855,443
	9/1/09-8/31/12	[5]					0	0
David F. Snively	10/24/2011			37,610	74.79	10/24/2021
	10/25/2010		13,840	27,680	58.71	10/25/2020
	10/26/2009		17,246	8,624	70.69	10/26/2019
	10/20/2008		23,060		89.45	10/20/2018
	10/22/2007		17,220		87.14	10/22/2017
	6/7/2011						35,360	3,080,210
	9/1/11-8/31/13	[3]							10,030	873,713
	9/1/10-8/31/12	[4]					11,080	965,179
	9/1/09-8/31/12	[5]					0	0

1	Stock options, restricted stock units and Financial Goal RSUs and Strategic Goal RSUs become exercisable or vested in accordance with the vesting schedules below, subject to performance conditions and accelerated vesting under certain circumstances described under Long-Term Incentive Awards beginning on page 53.

2	Amounts in these columns are based on the closing stock price of $87.11 for our common stock on Aug. 31, 2012.

3	Financial Goal RSUs, which were granted in October 2011. As required by the SEC’s disclosure rules, the number of units shown assumes that outstanding levels of performance (200%) will be achieved. In October 2013, the people and compensation committee will determine the actual levels of performance achieved for these awards.

4	Financial Goal RSUs, which were granted in October 2010. The table reports the actual number of units eligible for vesting. In October 2012, after evaluating our performance with respect to these Financial Goal RSUs, the people and compensation committee determined that the company exceeded the outstanding levels of performance and 200% of the target number of units are eligible for vesting, subject to the additional one-year service requirement.

5	Strategic Goal RSUs, which were granted in October 2009. The table reports the actual number of units eligible for vesting. In October 2012, the people and compensation committee determined that the company failed to achieve the threshold level of performance with respect to each of the award’s performance goals and that no Strategic Goal RSUs are eligible for vesting.

58	MONSANTO COMPANY	2012 PROXY STATEMENT

Equity Award Vesting Summary

Stock Options
Grant Date	One-third vests on each of:
10/24/2011	Nov. 15, 2012, Nov. 15, 2013 and Nov. 15, 2014
1/1/2011	Jan. 1, 2012, Nov. 15, 2012 and Nov. 15, 2013
10/25/2010	Nov. 15, 2011, Nov. 15, 2012 and Nov. 15, 2013
10/26/2009	Nov. 15, 2010, Nov. 15, 2011 and Nov. 15, 2012

Restricted Stock Units
Grant Date	Vesting
6/7/2011	Fully vest on Jun. 1, 2015
3/2/2011	Fully vest on Jan. 30, 2015
Financial Goal RSUs
Performance Period	Vesting
9/1/11 - 8/31/13	Eligible for vesting on Aug. 31, 2014
9/1/10 - 8/31/12	Eligible for vesting on Aug. 31, 2013

Option Exercises and Stock Vested Table

  The following table provides information about the value realized by our proxy officers on the exercise of stock options and vesting of stock awards during fiscal 2012.

	Option Awards		Stock Awards 1
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) 2	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) 3	Total Value Realized on Exercise and Vesting ($)
Hugh Grant	336,920	17,758,514	12,418	1,081,732	18,840,246
Pierre C. Courduroux	15,220	750,520	0	0	750,520
Brett D. Begemann	32,090	1,731,830	2,484	216,381	1,948,211
Robert T. Fraley, Ph.D.	40,110	2,005,881	4,144	360,984	2,366,865
David F. Snively	0	0	2,153	187,548	187,548

1	Amounts in these columns reflect the vesting of Financial Goal RSUs that were granted on Oct. 26, 2009. The units were subject to a two-year performance period (Sept. 2009 – Aug. 2011) upon which a performance determination was made and stock vested on Aug. 31, 2012.

2	Amounts represent the difference between the market price upon exercise and the exercise price.

3	Amounts in this column are based on the fair market value of $87.11 for common stock vesting on Aug. 31, 2012.

Pension Benefits

  Our proxy officers currently participate in the same defined benefit retirement plans as our other eligible U.S. employees: the company Pension Plan and the Parity Pension Plan. As a result of their prior positions outside the United States, Mr. Grant and Mr. Courduroux have also accrued benefits under defined benefit retirement plans available to our ex-U.S. employees, as described below.

2012 PROXY STATEMENT	MONSANTO COMPANY	59

Executive Compensation continued
Pension Benefits Table

  The following table reports the present value of accumulated benefits payable to each of our proxy officers under our defined benefit retirement plans as of August 31, 2012. For the Pension Plan, the present value of the accumulated benefit has been calculated assuming, for valuation purposes only, that the proxy officer will remain in service until age 65, that the discount rate is 3.45%, and that 80% of the benefit is payable as a lump sum and the remainder as a single life annuity. For the Parity Pension Plan, the present value of the accumulated benefit has been calculated assuming, for valuation purposes only, that the proxy officer will remain in service until age 65, that the discount rate is 3.05%, and the benefit is payable as a lump sum. The post-retirement mortality assumption for all of the retirement plans is based on the RP-2000 Healthy Annuitants table without collar or adjustments, projected to 2019 using scale AA.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Hugh Grant	Pension Plan (US) [1]	16.67	472,507	—
	Parity Pension Plan (US) [2]	16.67	4,440,082	—
	Pension Plan (United Kingdom) [3]	15.04	372,471	—
	Total	31.71	5,285,060	—
Pierre C. Courduroux	Pension Plan [1]	4.92	158,385	—
	Parity Pension Plan [2]	4.92	143,111	—
	International Supplemental Retirement Account Plan [4]	6.00	27,787	—
	Total	6.00	329,283	—
Brett D. Begemann	Pension Plan [1]	29.63	871,278	—
	Parity Pension Plan [2]	29.63	1,316,424	—
	Total	29.63	2,187,702	—
Robert T. Fraley, Ph.D.	Pension Plan [1]	31.67	1,282,042	—
	Parity Pension Plan [2]	31.67	3,190,665	—
	Total	31.67	4,472,707	—
David F. Snively	Pension Plan [1]	28.94	1,068,728	—
	Parity Pension Plan [2]	28.94	759,766	—
	Total	28.94	1,828,494	—

1	The estimated Aug. 31, 2012 notional account balances under our Pension Plan (as opposed to the present value of accumulated benefits shown in the table) are as follows: Mr. Grant, $394,086; Mr. Courduroux, $115,057; Mr. Begemann, $778,322; Dr. Fraley, $1,290,651; and Mr. Snively, $1,061,210.

2	The estimated Aug. 31, 2012 notional account balances under our Parity Pension Plan (as opposed to the present value of accumulated benefits shown in the table) are as follows: Mr. Grant, $3,648,823; Mr. Courduroux, $102,764; Mr. Begemann, $1,025,286; Dr. Fraley, $3,066,107; and Mr. Snively, $679,238.

3	In addition to the retirement benefits for Mr. Grant based on his years of service as our employee in the U.S., Mr. Grant also is eligible for regular retirement benefits based on his years of service as our employee in the U.K. The U.K. plan is closed to new entrants. Mr. Grant ceased accruing benefits in the U.K. plan in 1996 when he moved to the U.S. The U.K. plan is calculated as follows: (i) 18% times final plan salary, times (ii) pre-Jan. 1, 1995 service, plus (iii) 20%, times (iv) final plan salary, times (v) post-Jan. 1, 1995 plan service. Benefits for service prior to 1993 must be no less than the amounts offered under a prior U.K. pension plan. Benefits increase in accordance with cost of living indices.

4	In addition to the pension plan benefits for Mr. Courduroux based on his years of service as our employee in the U.S., Mr. Courduroux also is eligible for regular pension plan benefits under the company’s International Supplemental Retirement Account Plan, described on page 62, based on his years of service as our employee on assignment from France to Switzerland in 2006 and 2007. Mr. Courduroux’s notational account balance under the International Supplemental Retirement Account Plan accrues interest credits at 8% per annum posted over the course of his employment. Mr. Courduroux’s account balance as of Aug. 31, 2012 is $13,682.

60	MONSANTO COMPANY	2012 PROXY STATEMENT

Pension Plan

  We maintain the Monsanto Company Pension Plan for the benefit of our U.S. employees. The Pension Plan is a form of pension plan known as a cash balance plan, and is a tax-qualified defined benefit plan under the Code. Under the cash balance plan design, there are two types of participant accounts: a “prior plan account” and a “cash balance account.” Cash balance plan participants who were employed by Former Monsanto and then by us in the U.S. before and after 1997, including Messrs. Grant, Begemann, Snively and Dr. Fraley, have both a prior plan account and a cash balance account. Mr. Courduroux became a participant in the Pension Plan as of October 1, 2007, at the time he transferred employment to the U.S. and has only a cash balance account under the Pension Plan.

  The prior plan account generally preserves (and grows) benefits earned under the pension plan maintained by Former Monsanto through December 31, 1996. The opening balance of the prior plan account was (at a minimum) the actuarial equivalent lump sum value of the participant’s old defined benefit plan monthly retirement benefit accrued prior to January 1, 1997. Each month, the prior plan account is increased by (1) “interest credits” at an annual rate of 8.5% until the earlier of the participant reaching age 55 or when benefits begin; and (2) “pay credits” at an annual rate of 4%, until the participant retires or terminates employment.

  The cash balance account is credited for all service earned on or after January 1, 1997. The cash balance account grows by the addition of various compensation-based and interest-based credits posted over the course of participants’ employment. We credit annual contributions, expressed as a percentage of eligible compensation, to the cash balance account in amounts depending upon a participant’s age as follows: 3% before age 30, 4% for ages 30 to 39, 5% for ages 40 to 44, 6% for ages 45 to 49 and 7% for age 50 and over. Participants also receive contribution credits equal to 3% of eligible compensation in excess of the social security wage base. Participants who were covered under the prior traditional defined benefit plan on December 31, 1996 also received transition credits while employed based on the number of years of benefit service earned as of that date (up to a maximum of ten years). The applicable percentages and age ranges were 2% before age 30, 3% for ages 30 to 39, 4% for ages 40 to 44, 5% for ages 45 to 49, and 6% for age 50 and over. In addition, each participant’s cash balance account accrues monthly interest credits, based on the average interest rate for 30-year Treasury Bonds for October of the prior calendar year, with a minimum rate of 5% and a maximum rate of 10%.

  A pension plan participant may elect to receive his or her vested plan benefit on the first day of any month following the date upon which the participant’s employment with our company and affiliated companies is terminated or the participant becomes disabled (but no later than the April 1 following the calendar year in which the participant attains age 70½). Pension plan benefits are normally paid in either a single life annuity for unmarried participants or a 50% joint and survivor annuity for married participants, with additional optional forms of benefit available, including a lump sum distribution. All available forms of distribution are actuarially equivalent to the single life annuity.

Parity Pension Plan

  Our Parity Pension Plan provides pension benefits to certain of our U.S. management-level employees, including the proxy officers, who cannot receive full benefits from our Pension Plan because of limitations and restrictions imposed by federal law and regulations. The amount of a participant’s Parity Pension Plan benefit is the excess of the amount of benefit that he or she would have received under our Pension Plan but for the imposition of these limitations and/or the deferral of the annual incentive award over the amount payable in the Pension Plan.

  Parity Pension Plan benefits are vested only to the extent a participant’s Pension Plan benefits are vested, but are forfeited in the event of a termination for cause. Effective December 31, 2008, the provisions of the Parity Pension Plan relating to the timing of distributions were amended to comply with the final regulations under Code Section 409A, and certain payment options were eliminated from the grandfathered portion of the plan.

2012 PROXY STATEMENT	MONSANTO COMPANY	61

Executive Compensation continued

  Pre-2005 benefits (grandfathered) under the Parity Pension Plan are those benefits that were earned and vested prior to December 31, 2004. There are two payment options under the Parity Pension Plan for pre-2005 benefits. Benefits may be paid as:

    an automatic lump-sum on the first January 1 or July 1 that is six months following termination of employment; or
    deferred at least three years following the first January 1 or July 1 that is six months following termination of employment and paid in a lump-sum or term certain option that provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

  Post-2004 benefits under the Parity Pension Plan are those benefits that were earned and vested after December 31, 2004. There are two payment options under Parity Pension Plan for post 2004 benefits. Benefits may be paid as:

    an automatic lump-sum in the 13th month following termination of employment; or
    deferred at least five years following the 13th month from termination of employment and paid in a lump-sum or term certain annuity, which provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

  During any waiting or deferral period, we credit participants’ Parity Pension Plan benefits with interest, currently based on the prior year’s average of the monthly averages of the Moody’s Baa Bond Index, which was 6.04% in calendar year 2011 and 5.66% in calendar year 2012. A Parity Pension Plan participant who has elected to defer receipt of benefits may request an emergency benefit distribution during the waiting period, deferral period or after benefit payments have begun if he or she incurs a severe, unforeseeable financial hardship.

International Supplemental Retirement Account Plan

  Our International Supplemental Retirement Account Plan IRP is a non-qualified defined benefit plan maintained to provide certain benefits to employees who have met certain age and service requirements and who experience a permanent international transfer and meet the eligibility requirements of the plan.

  The IRP provides benefits that are a function of a notational account maintained on behalf of plan participants. The IRP account grows by the addition of various compensation-based and interest-based credits posted over the course of the participant’s employment. We credit annual contributions in amounts depending upon the participant’s age and a set comparison of company-provided retirement benefits in his home country and country of assignment, in amounts ranging from 2% to 13% of eligible compensation (which the plan defines as base pay plus any bonus or AIP award). In addition, each participant’s IRP account accrues interest credits at 8% per annum.

  IRP benefits are vested only to the extent a participant’s home country pension plan benefit would be vested or, if there is no home country pension plan, upon completion of five years of continuous service, death or disability. Currently, vested benefits may be paid as follows:

    an automatic lump-sum in the 13th month following termination of employment; or
    deferred at least five years following the 13th month from termination of employment and paid in a lump-sum or term certain annuity, which provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.
62	MONSANTO COMPANY	2012 PROXY STATEMENT

Non-Qualified Deferred Compensation

  Our proxy officers are eligible to participate in the two non-qualified deferred compensation plans we maintain for certain of our management-level U.S. employees: our SIP Parity Plan and our Deferred Payment Plan. Additionally, in fiscal 2004, Mr. Grant deferred receipt of Financial Goal RSUs awarded that year, to be paid out following his retirement.

Non-Qualified Deferred Compensation Table

  The following table provides information for each proxy officer regarding fiscal 2012 aggregate individual and company contributions, aggregate earnings and year-end account balances under our deferred compensation plans:

Name and Non-Qualified Plan	Executive Contributions in Last FY ($) [1]	Monsanto Contributions in Last FY ($) [2]	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) [4]
Hugh Grant
SIP Parity Plan	466,601	305,043	1,533,913	0	10,151,384
Deferred Payment Plan	0	0	0	0	0
Deferred RSUs [3]	0	0	1,330,243	0	6,402,911
Pierre C. Courduroux
SIP Parity Plan	88,023	58,211	7,433	0	173,873
Deferred Payment Plan	0	0	0	0	0
Brett D. Begemann
SIP Parity Plan	79,181	70,726	216,262	0	1,618,948
Deferred Payment Plan	0	0	197,187	0	945,229
Robert T. Fraley, Ph.D.
SIP Parity Plan	123,453	88,797	434,652	0	3,865,376
Deferred Payment Plan	0	0	28,212	0	502,537
David F. Snively
SIP Parity Plan	91,640	65,858	185,241	0	1,195,046
Deferred Payment Plan	0	0	0	0	0

1	Amounts in this column reflect the proxy officers’ deferral of base pay and fiscal 2011 AIP award, paid during fiscal 2012. Proxy officer deferrals of base pay for the 2012, 2011, and 2010 fiscal years into the SIP Parity Plan are also included in the Salary column of the Summary Compensation Table and for 2012 are as follows: for Mr. Grant, $128,816; Mr. Courduroux, $30,923; Mr. Begemann, $23,181; Dr. Fraley, $36,953; and Mr. Snively, $27,640.

2	Amounts in this column reflect company matching allocations. These amounts are also included in the All Other Compensation column of the Summary Compensation Table.

3	In fiscal 2004, Mr. Grant deferred receipt of 68,640 shares of common stock underlying Financial Goal RSUs (34,320 pre-split shares) awarded that year, to be paid out following his retirement. The Aggregate Earnings in Last FY column reflects the change in value of these deferred shares and all cash dividends paid in fiscal 2012. The Aggregate Balance at Last FYE reflects the total value of these shares based on the August 31, 2012 stock price of $87.11 and all cash dividends paid since the shares were deferred.

4	Includes, among other things, proxy officer contributions from salary or incentive compensation reported in the Summary Compensation Table of our previous proxy statements for the year earned to the extent the proxy officer was a proxy officer for that period.

2012 PROXY STATEMENT	MONSANTO COMPANY	63

Executive Compensation continued
SIP Parity Plan

  All eligible U.S. employees may contribute up to 25% of eligible pay to our Savings and Investment Plan (“SIP”), which is a tax-qualified defined contribution plan. During fiscal 2012, the company made matching contributions to SIP equal to 60% of up to the first 7% of eligible compensation contributed by the participant, and may make an annual discretionary matching contribution on up to 10% of eligible compensation contributed by the participant.

  Once contributions to the SIP reach a Code limit on compensation or contributions, hypothetical amounts are allocated to notional accounts under the SIP Parity Plan. Employee deferrals under the SIP Parity Plan are fully vested; however, matching amounts vest 20% per year over five years. The company credits both participant contributions and its matching amounts to the SIP Parity Plan with earnings or losses matching the performance of one or more investment options available under the SIP, as determined by the participant. The plan currently offers 16 investment options, one of which is a book account based on our company stock, which provided a return of 25.7% for fiscal 2012. The other 15 investment options provided returns ranging from 0.6% to 17.9% for fiscal 2012. A participant may change his or her investment elections at any time, except that reallocations involving our common stock funds must be made in compliance with our policies on trading of our stock. After termination of employment, the plan credits accounts with interest, currently based on the prior year’s average of the monthly averages of the Moody’s Baa Bond Index Rate, as in effect from time to time, which was 6.04% in calendar year 2011 and 5.66% in calendar year 2012.

  There are two payment options under the SIP Parity Plan for contributions that were credited and vested prior to 2005. Such benefits may be paid as:

    an automatic lump-sum on the first January 1 or July 1 that is six months following termination of employment; or
    deferred at least three years following the first January 1 or July 1 that is six months following termination of employment (but not later than age 70-1/2) and paid in a lump-sum or term certain option that provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

  There are also two payment options for benefits under the SIP Parity Plan attributable to contributions that were credited and vested after December 31, 2004. Such benefits may be paid as:

    an automatic lump-sum in the 13th month following termination of employment; or
    deferred at least five years following the 13th month from termination of employment (but not later than age 70-1/2) and paid in a lump-sum or term certain annuity, which provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

Deferred Payment Plan

  Until such time as our Deferred Payment Plan was frozen with respect to new deferrals, the plan provided certain management-level employees the opportunity to defer, until a specific date in the future or until termination of employment or beyond, the receipt of all or a portion of their annual incentive plan cash awards. Our Deferred Payment Plan was amended to provide that our proxy officers and certain other members of senior management may not make any new deferral elections under the plan after August 31, 2009 (effective for our fiscal 2010 annual incentive plan), and that other participants may not make any new deferral elections after August 31, 2010 (effective for our fiscal 2011 annual incentive plan).

  With respect to amounts deferred under the Deferred Payment Plan prior to its amendment, the plan permits participants to elect among two investments: (1) the cash election, under which earnings on deferred amounts accrue at a rate equal to the average yield of the Moody’s Baa Bond Index for the prior calendar year; and (2) the stock election, under which earnings accrue at a rate that tracks the performance of our common stock (including reinvestment of dividends), with deferred amounts converted into hypothetical stock units based on

64	MONSANTO COMPANY	2012 PROXY STATEMENT

  the average trading price during the preceding ten trading days. Participants may transfer between funds subject to certain rules and procedures. Amounts are distributed on either the date specified by the participant at the time of the deferral election or in a lump sum or monthly installments for up to ten years following termination of employment. Amounts attributable to the cash election are paid in cash, and amounts attributable to the stock election are paid in shares of our common stock unless the participant otherwise elects to receive cash. If approved by the plan’s administrative committee, at its discretion, a participant may receive an early distribution of benefits if he or she incurs a severe, unforeseeable financial hardship.

Potential Payments Upon Termination or Change of Control

Change of Control Employment Security Agreements

  We have entered into change of control employment security agreements with each of the proxy officers and other executives that may require us to make payments to these individuals in the event of the termination of their employment following a change of control. Under the terms of the agreements, we will provide certain protections to the proxy officers for a period of two years following a change of control (the “protected period”). If a proxy officer incurs an involuntary termination of employment or a voluntary termination of employment for “good reason” during such period, he would be provided with severance benefits under the terms of the agreement.

  A “change of control” generally means:

    any other person or entity acquires beneficial ownership of 30% or more of our outstanding common stock or the combined voting power over our outstanding voting securities;
    the incumbent directors, as defined in the agreements, cease to constitute at least a majority of the board;
    the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or
    our shareowners approve a complete liquidation or dissolution.

  The same definition is used with respect to the equity awards included in the tables below.

  During the protected period, the agreements generally provide that the proxy officer’s position, job location and travel requirements will not materially change following the change of control. In addition, during the protected period, the proxy officers will receive compensation and benefits, for which the opportunity or terms, respectively, shall be no less favorable than those in effect prior to the change of control.

  Termination Other Than for Cause or Disability; Voluntary Termination for Good Reason
  If the proxy officer is terminated other than for cause or disability, or the proxy officer terminates employment for “good reason” (as described below) during the protected period and executes a timely release, he would be entitled to a lump sum payment within 60 days after the termination date equal to the following:

    base salary through the termination date, plus accrued pay in lieu of unused vacation;
    a pro-rata portion of the proxy officer’s “average bonus;” and the product of three times the sum of (i) annual base salary and (ii) “average bonus.”

  Upon such a termination, all benefits accrued through the termination date under our Pension Plan and supplemental pension or retirement plans will be vested and paid in accordance with their terms.

2012 PROXY STATEMENT	MONSANTO COMPANY	65

Executive Compensation continued

  Following a severance-qualifying termination, the applicable proxy officer is eligible for outplacement benefits, in accordance with our normal practice for our most senior executives, and will receive specified welfare benefits (i.e., medical, prescription drug, dental, vision, disability and life insurance), through the end of the severance period; provided, if the proxy officer becomes eligible to receive specified welfare benefits under another employer provided plan, our company’s benefits will cease. Further, for purposes of eligibility for retiree welfare benefits, if the proxy officer is age 50 on the termination date, has provided at least 10 years of service, and has a combined age and years of service of 65, the proxy officer will be entitled to receive retiree medical benefits.

  “Good reason” generally means:

    a material diminution in authority, duties or responsibilities of the executive;
    a material failure by the company to comply with provisions in the agreement regarding the executive’s position, location, duties, responsibilities or compensation;
    any purported termination by the company of his or her employment except as expressly permitted under the agreement; or
    any failure by the company to require a successor to expressly assume the agreement;

  provided that the proxy officer has given us notice of the existence of, and an opportunity to cure, an event or condition constituting good reason, in accordance with the agreement.

  Termination for Death or Disability
  If the proxy officer is terminated on account of death or disability during the protected period, the company will pay the proxy officer (or his estate or beneficiaries):

    a lump sum cash payment of all base salary accrued through the termination date, plus accrued pay in lieu of unused vacation;
    a pro-rata portion of the proxy officer’s “average bonus;”
    in the case of death, death benefits to the proxy officer’s estate or beneficiaries that are at least as favorable as death benefits provided to peer executives of our company; and
    in the case of disability, disability benefits to the proxy officer and/or his family that are at least as favorable as disability benefits provided to peer executives of our company.

  Termination for Cause or Voluntary Termination Other Than for Good Reason
  If the proxy officer is terminated for “cause” during the protected period, no severance payments are due. “Cause” is defined as a proxy officer’s:

    willful and continued failure to perform substantially his or her duties, subject to certain exceptions for incapacity and good reason terminations; or
    willful and illegal conduct or gross misconduct that materially and demonstrably injures our company.

  If the proxy officer voluntarily terminates, other than for good reason, during the protected period, the company must pay the proxy officer in a lump sum in cash within 30 days of the date of termination:

    a lump sum cash payment of all base salary accrued through the termination date, plus accrued pay in lieu of unused vacation; and
    a pro-rata portion of the proxy officer’s “average bonus.”

  Treatment of Golden Parachute Excise Tax
  If a change of control occurs, and a proxy officer is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we will reduce payments to the proxy officer such that the aggregate amount equals the maximum amount that can be paid without triggering imposition of the excise tax, if the net amount received by the proxy officer after tax would be greater than it would be absent such a reduction.

66	MONSANTO COMPANY	2012 PROXY STATEMENT

Other Arrangements

  In addition, many of our executive compensation, benefit and deferred compensation plans provide our proxy officers with certain rights or the right to receive payments in the event of the termination of their employment, as described in more detail in the section Long-Term Incentive Awards beginning at page 53. Our proxy officers participate in our company’s broad-based Employees’ Separation Pay Plan covering our full-time U.S. employees. Under the terms of the plan, a proxy officer would receive severance benefits in the event of his involuntary termination without cause, absent a change of control. The amount of the severance benefits would be paid as a lump sum equal to the product of: (a) 15, times (b) the sum of: (i) the proxy officer’s monthly base salary in effect at the time of the termination, plus (ii) the average of his annual incentive plan awards paid to him under our annual incentive plan for the three prior years, divided by 12. Their severance benefit calculation follows the same formula used in determining all other U.S. employees’ severance pay upon an involuntary termination without cause under the Separation Pay Plan.

Potential Effect on Compensation Upon Termination or Change of Control Table

  The table and footnotes following show potential incremental payments, incremental benefits, equity award accelerations and equity award forfeitures upon termination of our proxy officers or a change of control. The amounts have been estimated under existing agreements and plans under various termination scenarios on August 31, 2012. However, because the compensation impact upon termination or a change of control depends on several factors, the actual impact can only be determined at the time of the event. Material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. All amounts included in the table are stated in the aggregate, even if the payments will be made on a monthly basis. The table does not reflect amounts attributable to vested, non-forfeited equity-based awards or accrued compensation; retirement and other benefits; and deferred compensation. For information about these previously earned and accrued amounts, see the Summary Compensation Table, Outstanding Equity Awards at Fiscal Year End Table, Pension Benefits Table and Non-Qualified Deferred Compensation Table located elsewhere in this proxy statement.

2012 PROXY STATEMENT	MONSANTO COMPANY	67

Executive Compensation continued

Potential Effect on Compensation Upon Termination or Change of Control Table
		Termination Event
									Change of
									Control
			Involuntary					Change of	Without
		Voluntary	Not for Cause	For Cause	Death	Disability		Control	Termination
Name		($)	($) [1]	($)	($)	($)		($) [2]	($) [2]
Hugh Grant	Cash Severance Payment	0	3,515,300	0	0	0	[3]	12,366,337	0
	Stock Options [4]	0	5,351,743	0	5,351,743	5,351,743		7,668,273	0
	Performance-RSUs [5]	0	7,751,570	0	7,751,570	7,751,570		6,357,375	6,932,214
	Total	0	16,618,613	0	13,103,313	13,103,313		26,391,985	6,932,214
	Enhanced Health & Welfare Benefits [6]	0	104,203	0	0	0		127,580	0
	Forfeited Equity Value
	Stock Options	(7,668,273)	(2,316,530)	(22,286,774)	(2,316,530)	(2,316,530)		0	0
	Performance-RSUs	(9,932,456)	(2,180,886)	(9,932,456)	(2,180,886)	(2,180,886)		0	0
	Total	(17,600,729)	(4,497,416)	(32,219,230)	(4,497,416)	(4,497,416)		0	0
Pierre C. Courduroux	Cash Severance Payment	0	958,958	0	0	0		3,212,000	0
	Stock Options [4]	0	355,371	0	355,371	355,371		818,726	0
	Performance-RSUs [5]	0	777,195	0	777,195	777,195		691,653	0
	Total	0	2,091,524	0	1,132,566	1,132,566		4,722,379	0
	Enhanced Health & Welfare Benefits [6]	0	0	0	0	0		36,307	0
	Forfeited Equity Value
	Stock Options	(818,726)	(463,355)	(1,400,629)	(463,355)	(463,355)		0	0
	Performance-RSUs	(1,213,442)	(436,247)	(1,213,442)	(436,247)	(436,247)		0	0
	Total	(2,032,168)	(899,602)	(2,614,071)	(899,602)	(899,602)		0	0
Brett D. Begemann	Cash Severance Payment	0	1,287,500	0	0	0		4,125,000	0
	Stock Options [4]	0	1,130,833	0	1,130,833	1,130,833		1,717,757	0
	Performance-RSUs [5]	0	1,742,374	0	1,742,374	1,742,374		1,444,458	1,386,791
	Restricted Stock Units [7]	0	1,324,682	0	1,324,682	1,324,682		3,456,525	0
	Total	0	5,485,389	0	4,197,889	4,197,889		10,743,740	1,386,791
	Enhanced Health & Welfare Benefits [6]	0	125,605	0	0	0		130,049	0
	Forfeited Equity Value
	Stock Options	(1,717,757)	(586,925)	(6,218,116)	(586,925)	(586,925)		0	0
	Performance-RSUs	(2,294,826)	(552,452)	(2,294,826)	(552,452)	(552,452)		0	0
	Restricted Stock Units	(3,456,525)	(2,131,843)	(3,456,525)	(2,131,843)	(2,131,843)		0	0
	Total	(7,469,108)	(3,271,220)	(11,969,467)	(3,271,220)	(3,271,220)		0	0
Robert T. Fraley, Ph.D.	Cash Severance Payment	0	1,265,717	0	0	0		3,937,720	0
	Stock Options [4]	1,784,089	1,784,089	0	1,784,089	1,784,089		772,218	0
	Performance-RSUs [5]	2,584,554	2,584,554	0	2,584,554	2,584,554		2,119,561	2,311,028
	Restricted Stock Units [7]	0	1,471,201	0	1,471,201	1,471,201		3,838,938	0
	Total	4,368,643	7,105,561	0	5,839,844	5,839,844		10,668,437	2,311,028
	Enhanced Health & Welfare Benefits [6]	0	0	0	0	0		19,403	0
	Forfeited Equity Value
	Stock Options	(772,218)	(772,218)	(7,575,778)	(772,218)	(772,218)		0	0
	Performance-RSUs	(726,846)	(726,846)	(3,311,400)	(726,846)	(726,846)		0	0
	Restricted Stock Units	(3,838,938)	(2,367,737)	(3,838,938)	(2,367,737)	(2,367,737)		0	0
	Total	(5,338,002)	(3,866,801)	(14,726,116)	(3,866,801)	(3,866,801)		0	0

68	MONSANTO COMPANY	2012 PROXY STATEMENT

Potential Effect on Compensation Upon Termination or Change of Control Table
		Termination Event
								Change of
								Control
			Involuntary				Change of	Without
		Voluntary	Not for Cause	For Cause	Death	Disability	Control	Termination
Name		($)	($) [1]	($)	($)	($)	($) [2]	($) [2]
David F. Snively	Cash Severance Payment	0	1,015,500	0	0	0	1,525,408	0
	Stock Options [4]	927,718	927,718	0	927,718	927,718	463,355	0
	Performance-RSUs [5]	1,402,645	1,402,645	0	1,402,645	1,402,645	1,160,741	1,202,118
	Restricted Stock Units [7]	0	954,813	0	954,813	954,813	3,080,210	0
	Total	2,330,363	4,300,676	0	3,285,176	3,285,176	6,229,714	1,202,118
	Enhanced Health & Welfare Benefits [6]	0	0	0	0	0	15,582	0
	Forfeited Equity Value
	Stock Options	(463,355)	(463,355)	(2,067,309)	(463,355)	(463,355)	0	0
	Performance-RSUs	(436,247)	(436,247)	(1,838,892)	(436,247)	(436,247)	0	0
	Restricted Stock Units	(3,080,210)	(2,125,397)	(3,080,210)	(2,125,397)	(2,125,397)	0	0
	Total	(3,979,812)	(3,024,999)	(6,986,411)	(3,024,999)	(3,024,999)	0	0

1	These amounts reflect estimated severance benefits in the event of the proxy officer’s involuntary termination without cause, absent a change of control based on the formula set forth in our broad-based U.S. Separation Pay Plan. Each proxy officer would also be entitled to outplacement services for 12 months following termination, at an aggregate cost of $2,800 per proxy officer.

2	In the event of a termination coincident with or following a change of control, the proxy officer would receive the value of both columns, as all outstanding awards would fully vest. The values of Strategic Goal RSUs, which would vest at target in the event of a change of control without termination, are reflected in the “Change of Control Without Termination” column and, accordingly, are not also reflected in the “Change of Control” column under “Termination Event.” Restricted stock units and stock options with value would not vest following a change of control without a termination unless a comparable replacement award was not provided. The terms of these awards are described in more detail above under Long-Term Incentive Awards on page 53. Each proxy officer would also be entitled to outplacement services for 12 months following termination, at an aggregate cost of $2,800 per proxy officer.

3	In the event Mr. Grant should incur a termination due to disability, he would be entitled to an annual payment of $1,233,800 under the terms of the TCN plan described on page 43, offset by any benefits due him under the terms of our U.S. disability plan, until he attains age 65, so long as he remains disabled. The net present value of future payments until age 65, assuming continued disability and no mortality, is $11,366,737.

4	These amounts reflect the value of accelerated vesting of stock option awards based on our closing stock price on Aug. 31, 2012 of $87.11.

5	These amounts are based on our closing stock price on Aug. 31, 2012 of $87.11. Performance-RSUs include non-vested fiscal 2011 and fiscal 2012 Financial Goal RSUs and Strategic Goal RSUs. See Financial Goal RSUs on pages 54-55 for descriptions of: (i) vesting of Financial Goal RSUs in the event of involuntary termination without cause, retirement, death or disability; and (ii) accelerated vesting of Financial Goal RSUs in the event of a change of control. In the event a change of control had occurred on Aug. 31, 2012, the Strategic Goal RSUs would have vested at target-level (100%).

Dr. Fraley and Mr. Snively each has attained age 55 and five years of service with the company and thus, in the event of a voluntary termination or involuntary termination of employment without cause, death or disability on Aug. 31, 2012, would have been deemed to have retired and thus eligible for a pro-rata portion of units based upon actual performance over the performance period with respect to the fiscal 2011 and fiscal 2012 Financial Goal RSUs. For purposes of valuation, the table assumes that the outstanding (200%) level of performance for fiscal 2011 and fiscal 2012 Financial Goal RSUs will be achieved, consistent with assumptions applied in the Outstanding Equity Awards at Fiscal-Year End Table on pages 57-58. The table reflects this level of payout.

6	This amount reflects the net present value of any extended health and welfare benefit coverage for the proxy officer in the event of various termination events. In the event of an involuntary termination without cause absent a change of control, Mr. Grant and Mr. Begemann would become eligible for retiree benefits under our broad-based U.S retiree medical plan. Dr. Fraley and Mr. Snively currently qualify for retiree benefits and Mr. Courduroux’s current age would preclude him from eligibility; thus they would receive no incremental benefits.

In the event of change of control and a subsequent involuntary termination without cause or a voluntary termination for good reason during the protected period, under the terms of our change of control employment security agreements, health and welfare benefits would continue for each proxy officer for two years and Messrs. Grant and Begemann would become eligible for retiree benefits under our broad-based U.S. health and welfare plans.

7	Reflects pro-rata vesting of restricted stock unit awards in the case of involuntary termination of employment without cause, or termination due to death or disability and vesting in full for a termination following a change of control. See Retention RSUs on page 55 for more information.

2012 PROXY STATEMENT	MONSANTO COMPANY	69

Equity Compensation Plan Table

  We maintain three compensation plans under which our equity securities had been authorized for issuance to employees or non-employee directors: (i) the Monsanto Company Long-Term Incentive Plan, as amended (which we refer to as the “2000 LTIP”), (ii) the Monsanto Company 2005 Long-Term Incentive Plan, as amended (which we refer to as the “2005 LTIP”), and (iii) the Monsanto Broad-Based Stock Option Plan, as amended (which we refer to as the “Broad-Based Plan”). Each of the plans was approved by our shareowners.

  On January 24, 2012, our shareowners approved the second amended and restated 2005 LTIP in order to authorize the issuance of an additional number of shares under the plan. Our shareowners approved a total of 33,552,308 shares to be available for grants of awards under the 2005 LTIP after August 31, 2011. Upon approval, no further awards were granted under the 2000 LTIP or the Broad-Based Plan.

  The following table shows the number of shares of common stock to be issued upon exercise of options outstanding at August 31, 2012, the weighted average exercise price of those options and the number of shares of common stock remaining available for future issuance at August 31, 2012, excluding shares to be issued upon the exercise of outstanding options.

Number of securities
remaining available for future
	Number of securities to be		issuance under equity
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options, warrants	price of outstanding options,	(excluding securities to be
Plan Category	and rights	warrants and rights [2]	issued upon exercise 1)
Equity compensation plans approved	21,148,814	$58.56	30,702,543
by security holders [1]
Equity compensation plans not	—	—	—
approved by security holders
Total	21,148,814	$58.56	30,702,543

1	At Aug. 31, 2012, there was a total of 19,454,934 shares of common stock to be issued upon exercise of outstanding options granted having a weighted average exercise price of $58.56 and 30,702,543 shares of common stock remaining available for future issuance (excluding shares to be issued upon exercise of outstanding options). As of Aug. 31, 2012, 240,487 shares of deferred stock were issued. Based on the probable outcome of performance-RSUs, the table above reflects 1,453,393 shares of unvested RSUs. The terms of the unvested RSUs are described under Long-Term Incentive Awards beginning on page 53. The actual number of performance-RSUs that may be eligible for vesting will be determined after the end of the respective performance periods and may differ from the number of performance-RSUs included in the table.

2	This calculation does not take into account awards of deferred stock or restricted stock units.

70	MONSANTO COMPANY	2012 PROXY STATEMENT

Proxy Item No. 3: Advisory (Non-binding) Vote Approving Executive Compensation

  We are asking our shareowners to provide advisory approval of the compensation of our proxy officers, as we have described in this proxy statement. While this vote is advisory, and not binding on our company, it will provide information to our people and compensation committee regarding investor sentiment about our core principles and objectives, which the committee will be able to consider when determining executive compensation in the future.

  Shareowners should review the Compensation Discussion and Analysis beginning on page 30, compensation tables, and related narratives appearing in this proxy statement for more information regarding the compensation of our proxy officers. As described in those sections, our proxy officers’ compensation was designed and is administered by our people and compensation committee to:

    align management’s interests with the interests of shareowners by tying compensation to performance that supports key financial and strategic business outcomes;
    attract and retain top talent, while limiting non-performance-based entitlements; and
    reinforce a culture of integrity to support sustainable business growth while appropriately managing compensation risk in the context of our business strategies.

  The committee regularly reviews our officer compensation strategies, policies and programs to assure the program continues to meet these overall objectives.

  Your vote is requested. We believe that the information we have provided above in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareowners’ interests to support long-term value creation. Accordingly, the Board of Directors recommends that shareowners approve the program by approving the following advisory resolution:

  RESOLVED, that the shareowners of Monsanto Company approve, on an advisory basis, the compensation of the company’s proxy officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

2012 PROXY STATEMENT	MONSANTO COMPANY	71

Proxy Item No. 4:	Proposal to Amend the Amended and Restated Certificate of Incorporation of the Company to Declassify the Board

  Background
  The Board of Directors (the “Board”) proposes to amend Article VI of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase out the present three-year, staggered terms of our directors and instead provide for the annual election of directors. Currently, the Board is divided into three classes, with directors elected to staggered three-year terms. Approximately one-third of our directors stand for election each year. On November 19, 2012, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved, and recommended that the Company’s shareowners approve at the 2013 Annual Meeting of Shareowners, a plan to declassify the Board.

  Rationale for Declassifying the Board
  The Board took into consideration arguments in favor and against continuation of the classified board and determined that it is in the Company’s best interests to propose to declassify its board of directors. In its review, the Board considered the advantages of maintaining the classified Board structure in light of our current circumstances, including that a classified Board structure promotes Board continuity and stability and encourages a long-term perspective by company management, because a majority of directors will always have experience as directors of the Company. Classified boards also provide protection against certain abusive takeover tactics and more time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the board in a single year. While the Board continues to believe that these are important considerations, the Board also considered potential advantages of declassification in light of our current circumstances, including the ability of shareowners to evaluate directors annually. Annually elected boards are perceived by many institutional shareholders as increasing the accountability of directors to such shareholders. After carefully weighing all of these considerations, the Board approved the proposed amendment to the Certificate of Incorporation, the text of which is attached to this Proxy Statement as Appendix D, and recommended that the shareowners adopt this amendment by voting in favor of this proposal.

  Proposed Declassification Amendments
  If the proposed amendment to the Certificate of Incorporation is approved, directors will be elected to one-year terms of office beginning at the Company’s 2014 Annual Meeting of Shareowners. Directors who have been elected to three-year terms prior to the effectiveness of the amendment, including directors elected at the 2013 Annual Meeting of Shareowners, would complete those three-year terms, and thereafter would be eligible for annual re-election after completion of their current terms. If the proposed measure is approved, beginning with the 2016 Annual Meeting of Shareowners, the Board will be completely declassified and all directors will be subject to annual election to one-year terms. In addition, until the Board is completely declassified, any director appointed to the Board as a result of an increase in the size of the Board or to fill a vacancy on the Board will hold office until the next election of the class for which such director is chosen; thereafter, any director so appointed will hold office until the next annual meeting of shareowners.

  The above description is qualified in its entirety by the actual text of proposed amendment to the Certificate of Incorporation, which is set forth in Appendix D.

  If the proposed amendment to the Certificate of Incorporation is approved by shareowners, the Board will adopt conforming amendments to our Bylaws.

72	MONSANTO COMPANY	2012 PROXY STATEMENT

  Required Shareowner Approval

  Under the Certificate of Incorporation, the proposed amendment to the Certificate of Incorporation must be approved by the affirmative vote of the holders of at least 70% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Accordingly, this proposal will be approved upon the affirmative vote of the holders of 70% of our outstanding Common Stock. Abstentions and broker non-votes will therefore have the same effect as an “Against” vote with respect to this proposal.

  Legal Effectiveness

  If the proposed amendment to the Certificate of Incorporation is approved by the requisite vote of the shareowners, it will become effective upon the filing of an appropriate amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. We would make such filing promptly after the 2013 Annual Meeting of Shareowners.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO DECLASSIFY THE BOARD

2012 PROXY STATEMENT	MONSANTO COMPANY	73

Proxy Item No. 5: Shareowner Proposal

  This proposal was submitted by Harrington Investments, Inc., 1001 2nd Street, Suite 325, Napa, CA 94559, as lead proponent of a filing group. The proposal has been carefully considered by the board of directors, which has concluded that its adoption would not be in the best interests of the company or its shareowners. For the reasons stated after the proposal, the board recommends a vote “Against” the shareowner proposal.

  The proposal and supporting statement are presented as received from the shareowner proponents in accordance with the rules of the Securities and Exchange Commission, and the board of directors and the company disclaim any responsibility for its content. We will furnish, orally or in writing as requested, the name, address and claimed share ownership position of the proponents of this shareowner proposal promptly upon written or oral request directed to the company’s Secretary.

  Information regarding the inclusion of proposals in Monsanto’s proxy statement can be found on page 77 under Shareowner Proposals for 2014 Annual Meeting.

  Shareowner Statement

  Whereas:

  The labeling of genetically modified organisms (GMOs) is an increasing matter of concern among state legislators across the United States;

  Whereas:

  Vermont, Alaska, Maine and Nebraska have passed laws requiring labeling of GMOs and at least fifteen states have offered legislation that would require similar labeling;

  Whereas:

  The biological and physical movement of material derived from genetically engineered crops is difficult and sometimes impossible to control or recall;

  Whereas:

  Many domestic and global food markets demand foods with zero or near-zero levels of material derived from genetically modified organisms;

  Whereas:

  Genetically modified crops have been found to contaminate conventional (non-GMO) and organic farms, threatening farmers’ livelihoods, and affecting critical food supply, and imposing a significant financial burden on farmers seeking to satisfy markets for GMO-free products;

  RESOLVED: The Monsanto board shall prepare a report, at reasonable expense and omitting proprietary information, assessing any material financial risks or operational potential impacts on the Company with:

    Seed contamination, including costs of seed replacement, crop and production losses and clean up, decontamination and continued testing of affected seeds;
    Ongoing buffer zone control, including production acreage losses and on-going maintenance required to secure or maintain access to contamination-sensitive markets;
    Crop, production, and post-harvest losses and associated costs of market rejections, including temporary or permanent market losses resulting from GMO contamination;
    Loss of organic or other third-party certification due to GMO contamination and any costs associated with additional record-keeping, testing or surveillance required to regain certification or retain certification on impacted operations;
    Well water testing and/or groundwater cleanup contamination if found;
    Removal and destruction of contaminated GMO plants;
74	MONSANTO COMPANY	2012 PROXY STATEMENT

    Pollinator losses and related damages, e.g. to non-target organisms;
    Soil contamination and on-going related mitigation and remediation costs; and
    Damage to farmers’ reputation, livelihood, and standing in the community.

  The report shall also discuss the impact of such a policy regarding such issues and related public policies on our customers and consumers, and shall be available by July 1, 2013.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE FOREGOING PROPOSAL FOR THE FOLLOWING REASONS:

  Disclosure of material financial risks or operational impacts on the company is required by SEC reporting requirements and we take seriously our responsibility to identify, analyze and transparently report such risks or potential impacts. Existing processes and procedures are in place that are intended to ensure compliance with SEC disclosure requirements relating to the topics raised by the proponent. An additional report to restate such risks or impacts as suggested in the proposal would be redundant and provide no meaningful additional information to shareowners.

  We are committed to the practice of product stewardship which includes careful attention to coexistence and identity preservation. More details are available on our website at http://www.monsanto.com/ ourcommitments/Pages/product-stewardship.aspx .2 For example,

    Our Technology Use Guide, which is updated annually, distributed to our customers and posted on our website, provides information specifically about coexistence and identity preservation to our customers, including general instructions for management of mechanical mixing and pollen flow.
    We engage in robust, ongoing dialogue with the seed trade, agricultural value chain and academic community to address the complex subject areas encompassed by the shareowner proposal in a manner consistent with best industry practice. These are routinely discussed in these settings and are well known to the company individuals responsible for identifying and reporting material risks and potential impacts.
    Monsanto is a founding member of “Excellence Through Stewardship,” the agricultural biotechnology industry’s global initiative for advancing best practices in stewardship and quality management. As a member, Monsanto is subject to regular global compliance audits to ensure best practices are being followed. See http://www.excellencethroughstewardship.org/ 2 for more information about this initiative.

  Constructive coexistence among diverse segments of agriculture is well established and practiced. It is commonplace to find different agricultural production methods working effectively side by side based on well established practices and a long, successful history in agriculture. Careful management of these production methods is in the interest of all concerned - our company, our customers, the value chain and consumers.

    Farmers and seed companies rely on standards and best practices in seed and grain production, harvest, handling and transportation to support production, distribution and trade of products from different agricultural systems. This is essential to preserve the identity of products to meet market specifications. Examples of identity preserved production include certified seed, specialty oil or protein crops, and crops that meet commercial contract specifications such as organic and non-genetically enhanced specifications.
    Based on historical experience generally accepted agricultural practices to manage production to meet quality specifications have been established. Among these practices are appropriate seed sourcing, field management, storage and handling practices. This array of agricultural planning tools and practices maintains product integrity and quality specifications.
____________________
[2]	Information contained on this website is for informational purposes only and is not incorporated by reference into this proxy statement.

2012 PROXY STATEMENT	MONSANTO COMPANY	75

  A mosaic of agricultural production systems must be preserved to enable farmer choice and meet global productivity needs. Drought in several major agricultural production regions in 2011 and 2012 is a vivid reminder of the challenges facing agricultural production and food security. Monsanto believes farmers should have the freedom to choose the production method best suited for their environments, markets and needs, whether organic, non-GM conventional, or products improved through biotechnology. All of the agricultural systems can and do work effectively side by side and contribute to the varied needs of different farmers, markets and consumers and meeting the demands of a growing population.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS SHAREOWNER PROPOSAL AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE

76	MONSANTO COMPANY	2012 PROXY STATEMENT

Other Matters

Shareowner Proposals for 2014 Annual Meeting

Proposals Included in Proxy Statement

  Proposals of our shareowners that are intended to be presented by such shareowners at our 2014 annual meeting and that shareowners desire to have included in our proxy materials relating to such meeting must be received by our Corporate Secretary no later than 5:00 p.m., Central Time, August 12, 2013, which is 120 calendar days prior to the anniversary of this year’s mailing date. The proposal, including any accompanying supporting statement, may not exceed 500 words. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

  If a shareowner wishes to present a proposal at our annual meeting in the year 2014 or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareowner must give advance written notice to us prior to the deadline for such meeting determined in accordance with our bylaws. In general, our bylaws provide that such notice should be addressed to the Secretary and be received at our Creve Coeur Campus by the close of business no fewer than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of our 2014 annual meeting, such notice must be received not later than the close of business on November 2, 2013 and not earlier than the close of business on October 3, 2013. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Our bylaws set out specific requirements that such shareowners and written notices must satisfy. Any shareowner filing a written notice of nomination for director must describe various matters regarding the nominee and the shareowner and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the shareowner and beneficial owner, if any. Any shareowner filing a notice to bring other business before a shareowner meeting must include in such the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters.

  Our bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:

    complete and return a written questionnaire with respect to the background and qualification of the nominees and the background of any other person or entity on whose behalf the nomination is being made; and
    provide a written representation and agreement that the nominee:
–	will abide by the advance resignation requirements of our bylaws in connection with director elections;
–

  is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

2012 PROXY STATEMENT	MONSANTO COMPANY	77

–

  is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

–

  would be in compliance if elected as a director and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

  Copies of those requirements will be forwarded to any shareowner upon written request.

Other Information

  Our board of directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareowner proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as our board of directors may recommend, unless, prior to the meeting, the board has eliminated that directorship by reducing the size of the board. The board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

  We urge you to vote promptly and look forward to seeing you at the meeting.

By Order of the Board of Directors,
MONSANTO COMPANY

DAVID F. SNIVELY
Secretary
December 10, 2012

78	MONSANTO COMPANY	2012 PROXY STATEMENT

APPENDIX A BOARD OF DIRECTORS INDEPENDENCE STANDARDS
ATTACHMENT A to BOARD OF DIRECTORS’ CHARTER AND CORPORATE GOVERNANCE GUIDELINES INDEPENDENCE STANDARDS

  An independent Director is one whom the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has adopted the following categorical standards to assist it in the determination of each Director’s independence. The Board of Directors will determine the independence of any Director with a relationship to the Company that is not covered by these standards and the Company will disclose the basis of such determinations and the identity of all directors who have been determined to be independent in the Company’s annual proxy statements.

  A Director will be presumed to be independent if the Director:

1.	Has not been an employee of the Company for at least three years, other than in the capacity as a former interim Chairman, Chief Executive Officer or other executive officer;

2.	Has not, within the past three years, worked on the Company’s audit as a partner or employee of a firm that is the Company’s internal or external auditor, and is not a current partner or employee of such a firm;

3.	Has not, during the last three years, been employed as an executive officer by a company for which an executive officer of the Company concurrently served as a member of such company’s compensation committee;

4.	Has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the Director’s home) who did not satisfy the foregoing criteria; provided, however, that, with respect to the employment criteria, such Director’s immediate family member may (i) currently serve or have served as an employee (other than as a partner) in a firm that is the Company’s internal or external auditor, unless such family member has personally worked on the Company’s audit during that time; and (ii) currently serve or have served as an employee but not as an executive officer of the Company during such period;

5.	Has not received, and has no immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee meeting fees and pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service); provided, however, that neither compensation received by a Director for former service as an interim Chairman or CEO or other executive officer nor compensation received by a Director’s immediate family member for service as a non-executive employee shall be considered in determining independence;

6.	Is not a current executive officer or employee, and has no immediate family member who is a current executive officer, of a company that made payments to, or received payments from, the Company for property or services in any of the last three fiscal years in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues as measured against the most recent completed fiscal year;

2012 PROXY STATEMENT	MONSANTO COMPANY	A-1

7.	Has not been, and has no immediate family member who has been, an executive officer of a foundation, university, non-profit trust or other charitable organization, for which charitable contributions from the Company and its respective trusts or foundations, account or accounted for more than 2% or $1 million, whichever is greater, of such charitable organization’s consolidated gross revenues, in any single of the last three fiscal years, unless the Company discloses all contributions made to the recipient organization in its annual proxy statement; and

8.	Does not serve, and has no immediate family member who has served, as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, unless such investment is less than $1 million or 2% of such entity’s total invested capital, whichever is greater, in any of the last three years.

  In addition to the foregoing, in order to be considered independent for purposes of serving on the Company’s Audit and Finance Committee, a member of the Audit and Finance Committee may not, other than in his or her capacity as a member of the Audit and Finance Committee, the Board of Directors, or any other Board committee:

1.	Accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, other than in the Director’s capacity as a director or committee member or any pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service; or

2.	Be an “affiliated person” of the Company or any subsidiary of the Company, as such term is defined by the Securities and Exchange Commission.

A-2	MONSANTO COMPANY	2012 PROXY STATEMENT

APPENDIX B DESIRABLE CHARACTERISTICS OF DIRECTORS
ATTACHMENT B to BOARD OF DIRECTORS’ CHARTER AND CORPORATE GOVERNANCE GUIDELINES DESIRABLE CHARACTERISTICS OF DIRECTORS

1. Personal Characteristics
Integrity and Accountability:	High ethical standards, integrity and strength of character in his or her personal and professional dealings and a willingness to act on and be accountable for his or her decisions.
Informed Judgment:	Demonstrate intelligence, wisdom and thoughtfulness in decision-making. Demonstrate a willingness to thoroughly discuss issues, ask questions, express reservations and voice dissent.
Financial Literacy:	An ability to read and understand balance sheets, income and cash flow statements. Understand financial ratios and other indices for evaluating Company performance.
Mature Confidence:	Assertive, responsible and supportive in dealing with others. Respect for others, openness to others’ opinions and the willingness to listen.
High Standards:	History of achievements that reflect high standards for himself or herself and others.

2. Core Competencies [1]
Accounting and Finance:	Experience in financial accounting and corporate finance, especially with respect to trends in debt and equity markets. Familiarity with internal financial controls.
Business Judgment:	Record of making good business decisions and evidence that duties as a Director will be discharged in good faith and in a manner that is in the best interests of the Company.
Management:	Experience in corporate management. Understand management trends in general and in the areas in which the Company conducts its business.
Crisis Response:	Ability and time to perform during periods of both short-term and prolonged crisis.
Industry/Technology:	Unique experience and skills in an area in which the Company conducts its business, including science, manufacturing and technology relevant to the Company.
International Markets:	Experience in global markets, international issues and foreign business practices.
Leadership:	Understand and possess skills and have a history of motivating high-performing, talented managers.
Strategy and Vision:	Skills and capacity to provide strategic insight and direction by encouraging innovations, conceptualizing key trends, evaluating strategic decisions, and challenging the Company to sharpen its vision.

2012 PROXY STATEMENT	MONSANTO COMPANY	B-1

3. Commitment to the Company
Time and Effort:	Willing to commit the time and energy necessary to satisfy the requirements of Board and Board Committee membership. Expected to attend and participate in all Board meetings and Board Committee meetings in which they are a member. Encouraged to attend all annual meetings of shareowners. A willingness to rigorously prepare prior to each meeting and actively participate in the meeting. Willingness to make himself or herself available to management upon request to provide advice and counsel.
Awareness and Ongoing Education:	Possess, or be willing to develop, a broad knowledge of both critical issues affecting the Company (including industry-, technology- and market-specific information), and director’s roles and responsibilities (including the general legal principles that guide board members).
Other Commitments:	In light of other existing commitments, ability to perform adequately as a Director, including preparation for and attendance at Board meetings and annual meetings of the shareowners, and a willingness to do so.
Stock Ownership:	Complies with the Monsanto Company Executive and Director Stock Ownership Requirements.

4. Team and Company Considerations
Balancing the Board:	Contributes talent, skills and experience that the Board needs as a team to supplement existing resources and provide talent for future needs.
Diversity:	Contributes to the Board in a way that can enhance perspective and judgment through diversity in gender, age, ethnic background, geographic origin, and professional experience (public, private, and non-profit sectors). Nomination of a candidate should not be based solely on these factors.

  1 The Board as a whole needs the core competencies represented by at least several directors.

B-2	MONSANTO COMPANY	2012 PROXY STATEMENT

APPENDIX C RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

  The presentations of ongoing EPS, free cash flow, and return on capital in this proxy statement are not intended to replace net income (loss) attributable to Monsanto Company, cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following tables reconcile ongoing EPS, free cash flow, and return on capital to the respective most directly comparable financial measure calculated in accordance with GAAP.

  Reconciliation of EPS to Ongoing EPS
  Our ongoing EPS financial measure excludes certain after-tax items that we do not consider part of ongoing operations. We believe that our ongoing EPS financial measure presented with these adjustments best reflects our ongoing performance and business operations during the periods presented and is more useful to investors for comparative purposes. In addition, management uses the ongoing EPS financial measure as a guide in its budgeting and long-range planning processes, and as a guide in determining incentive compensation. The presentation of EPS on an ongoing basis is intended to supplement investors’ understanding of our operating performance. This non-GAAP financial measure may not be comparable to similar measures used by other companies.

	Fiscal 2010	Fiscal 2011	Fiscal 2012
Diluted Earnings (Loss) Per Share	$1.99	$2.96	$3.79
Restructuring Charges, Net	0.41	—	(0.02)
Income on Discontinued Operations	(0.01)	—	(0.01)
Nitro Claims Settlement	—	—	0.05
Resolution of Legacy Tax Matter	—	—	(0.11)
Diluted Earnings (Loss) Per Share from Ongoing Business	$2.39	$2.96	$3.70

  The above results reflect the Restatement described in more detail on page 38.

  Reconciliation of Free Cash Flow
  Free cash flow, which we refer to as cash flow in our compensation plans, is defined as the total of net cash provided or required by operating activities and net cash provided or required by investing activities. We believe that free cash flow is useful to investors and management as a measure of the ability of our business to generate cash. This cash can be used to meet business needs and obligations, to reinvest in the company for future growth, or to return to our shareowners through dividend payments or share repurchases. Free cash flow is also used by management as one of the performance measures in determining incentive compensation.

(Dollars in millions)	Fiscal 2010	Fiscal 2011	Fiscal 2012
Net Cash Provided by Operating Activities	$1,398	$2,814	$3,051
Net Cash Required by Investing Activities	(834)	(975)	(1,034)
Free Cash Flow	$564	$1,839	$2,017
Net Cash Required by Financing Activities	(1,038)	(864)	(1,165)
Cash Assumed From Initial Consolidations of Variable Interest Entities	—	77	—
Effect of Exchange Rate Changes on Cash and Cash Equivalents	3	35	(141)
Net Increase (Decrease) in Cash and Cash Equivalents	$(471)	$1,087	$711

2012 PROXY STATEMENT	MONSANTO COMPANY	C-1

  Reconciliation of Return on Capital
  Return on capital (ROC) means net income (without the effect of certain items) exclusive of after-tax interest expenses, divided by the average of the beginning year and ending year net capital employed. We believe ROC is useful to investors and management as a measure of how effectively the company utilizes capital to generate earnings. ROC is also used by management as one of the performance measures in determining incentive compensation.

(Dollars in millions)	Fiscal 2010	Fiscal 2011	Fiscal 2012
Operating Profit After-Tax (excluding certain items)	$1,395	$1,665	$2,077
Average Capital	10,493	11,198	11,246
Return on Capital	13.3%	14.9%	18.5%
Operating Profit After-Tax (excluding certain items):
Net Income Attributable to Monsanto	1,096	1,607	2,045
Income on Discontinued Operations	(4)	(2)	(6)
Nitro Claims Settlement	—	—	27
Resolution of Legacy Tax Matter	—	—	(62)
Restructuring Charges, Net	224	(1)	(7)
Interest Expense - Net of Taxes	79	61	80
Operating Profit After-Tax (excluding certain items)	$1,395	$1,665	$2,077
Average Capital:
Short-Term and Long-Term Debt	2,103	2,221	2,074
Shareowners’ Equity	10,113	11,716	12,036
Cash and cash equivalents	(1,485)	(2,572)	(3,283)
Cash for Operations	150	150	150
Total Capital	$10,881	$11,515	$10,977
Prior Period Capital	$10,105	$10,881	$11,515
Average Capital	$10,493	$11,198	$11,246

C-2	MONSANTO COMPANY	2012 PROXY STATEMENT

APPENDIX D PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

  Subject to approval by the requisite vote of shareowners of the Company, Article VI of the Certificate of Incorporation would be amended to read in its entirety as follows:

  ARTICLE VI

       Section 1. Subject to the rights of the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, by resolution of the Board.

       Section 2. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

       Section 3. The directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock, shall, until the annual meeting of stockholders to be held in 2016, be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible. The term of office for the class of directors elected at the annual meeting of stockholders held in 2011 shall expire at the annual meeting of stockholders to be held in 2014, the term of office for the class of directors elected at the annual meeting of stockholders held in 2012 shall expire at the annual meeting of the stockholders to be held in 2015, and the term of office for the class of directors elected at the annual meeting of stockholders held in 2013 shall expire at the annual meeting of stockholders to be held in 2016, with the members of each class to hold office until their successors are elected and qualified. Commencing at the annual meeting of stockholders to be held in 2014, directors succeeding those whose terms are then expired shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election and until their successors are elected and qualified. Commencing with the annual meeting of the stockholders of the Corporation to be held in 2016, the classification of the directors shall terminate and all directors shall be of one class and shall serve until the next annual meeting of stockholders or until their earlier death, resignation, removal or disqualification.

       Section 4. Except as provided in the subsequent sentence and subject to the rights of the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in or pursuant to this Certificate of Incorporation to elect additional directors under specified circumstances, any director or the entire Board may be removed from office at any time with or without cause, but only by the affirmative vote of the holders of at least 70 percent of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding the immediately preceding sentence, until the annual meeting of the stockholders of the Corporation to be held in 2016, a director may be removed from office only for cause and only by the affirmative vote of the holders of at least 70 percent of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, subject to the rights of the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in or pursuant to this Certificate of Incorporation to elect additional directors under specified circumstances. Notwithstanding anything in this Certificate of Incorporation to the contrary and in addition to any other vote required by law, the affirmative vote of the holders of at least 70 percent of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.

       Section 5. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director so chosen shall hold office until his or her successor shall be elected and qualified and, if the Board at such time is classified, until the next election of the class for which such directors shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

2012 PROXY STATEMENT	MONSANTO COMPANY	D-1

APPENDIX E MAP

  Directions from downtown St. Louis:

  Take Interstate 64 west to Lindbergh Boulevard (Hwy. 67) north. Take Lindbergh Boulevard north about 2½ miles to the Olive Boulevard east exit. Follow Olive to the second traffic light. Turn right into Monsanto’s Creve Coeur Campus. Please follow the signs to the parking area and entrance to Building “A.”

  Directions from St. Louis International Airport (Lambert):

  Take Interstate 70 west to Lindbergh Boulevard (Hwy. 67) south. Take Lindbergh Boulevard south about 6 miles to the Olive Boulevard east exit. Follow Olive to the second traffic light. Turn right into Monsanto’s Creve Coeur Campus. Please follow the signs to the parking area and entrance to Building “A.”

2012 PROXY STATEMENT	MONSANTO COMPANY	E-1

  Monsanto Company
  800 North Lindbergh Boulevard
  St. Louis, Missouri 63167
  Phone (314) 694-1000
  http://www.monsanto.com

  MONSANTO COMPANY
  800 NORTH LINDBERGH BLVD.
  ST. LOUIS, MO 63167

  VOTE BY INTERNET - www.proxyvote.com
  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
  If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

  VOTE BY PHONE - 1-800-690-6903
  Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

  VOTE BY MAIL
  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M50318-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
MONSANTO COMPANY

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. David L. Chicoine, Ph.D.	☐	☐	☐

	1b. Arthur H. Harper	☐	☐	☐

	1c. Gwendolyn S. King	☐	☐	☐

	1d. Jon R. Moeller	☐	☐	☐

2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013.	☐	☐	☐

3.	Advisory, (Non-Binding) Vote to approve Executive Compensation.	☐	☐	☐

4.	Approval of Amendment to the Amended and Restated Certificate of Incorporation of the Company to Declassify the Board.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

5.	Shareowner proposal requesting a report on certain matters related to GMO products.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

  Annual Meeting of Shareowners
  January 31, 2013
  1:30 P.M.
  C.S.T.
  800 N. Lindbergh
  Blvd. "A" Building
  St. Louis, Missouri
  63167

  Doors will open at 1:00 P.M. C.S.T. Please present proof of ownership and photo identification for the shareowner named on the front of this card for admittance to the annual meeting. For security purposes, bags and purses will be subject to search at the door. Seating at the meeting will be limited and admittance will be based on space availability.

  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
  The Notice and Proxy Statement and our 2012 Annual Report are available at www.proxyvote.com.

M50319-TBD

  PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  OF MONSANTO COMPANY

       The undersigned hereby appoints Hugh Grant and David F. Snively, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Monsanto Company Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareowners of the Company to be held January 31, 2013 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

       THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND AGAINST PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

  (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

  Please sign, date and return this proxy card promptly
  using the enclosed envelope.

  You received this e-mail because our records show that (1) you are an employee of MONSANTO COMPANY who has regular access to the company's e-mail in the ordinary course of performing your duties and are expected to log-on to e-mail routinely to receive communications, or (2) you have expressly consented to receive MONSANTO COMPANY communications and vote by proxy via the Internet. You may have given this consent during a prior vote at ProxyVote.com.

  Important Notice Regarding Availability of Proxy Materials

  2013 MONSANTO COMPANY Annual Meeting of Shareowners

  MEETING DATE: January 31, 2013
  RECORD DATE: December 3, 2012
  CUSIP NUMBER: 61166W101

  This e-mail represents all shares in the following account(s):

  NAME

  ----------------------------------------

  CONTROL NUMBER: 012345678901

  You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

  http://www.proxyvote.com/0012345678901

  Note: If your e-mail software supports it, you can simply click on the above link.

  To access ProxyVote.com, you will need your four digit PIN:

       - If you are an employee of MONSANTO COMPANY, your PIN is the last four digits of your Social Security number.

       - If you are a shareowner who consented to receive proxy materials electronically, your PIN is the four digit number you selected at the time of your enrollment.

       - If you have forgotten your PIN number, please follow the instructions on www.proxyvote.com

  Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting/cut off date.

  To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the url address below:
  http://www.adobe.com/products/acrobat/readstep2.html

  The relevant supporting documentations can also be found at the following Internet site(s):

  Proxy Statement

  Annual Report

  If you are an employee and were enrolled for electronic delivery by MONSANTO COMPANY, and still wish to receive hard copies of these materials, you may contact the Materialogic distribution center at (314) 692-9570 or (800) 638-7999.

  If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

  Your InvestorDelivery Enrollment Number is:

  M012345678901

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